     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1998

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            RURAL/METRO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                      4119 AND 7389                      86-0746929
  (STATE OR OTHER JURISDICTION     (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
       OF INCORPORATION)           CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                            ------------------------

                          8401 EAST INDIAN SCHOOL ROAD

                           SCOTTSDALE, ARIZONA 85251
                                 (602) 994-3886
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

  SEE "TABLE OF ADDITIONAL REGISTRANTS" ON THE FOLLOWING PAGE FOR INFORMATION
          RELATING TO THE GUARANTORS OF SECURITIES REGISTERED HEREBY.
                            ------------------------

                               WARREN S. RUSTAND

                            RURAL/METRO CORPORATION
                          8401 EAST INDIAN SCHOOL ROAD
                           SCOTTSDALE, ARIZONA 85251
                                 (602) 994-3886
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                              JEAN E. HARRIS, ESQ.
                            MICHAEL L. KAPLAN, ESQ.
                          O'CONNOR, CAVANAGH, ANDERSON
                         KILLINGSWORTH & BESHEARS, P.A.
                         ONE EAST CAMELBACK, SUITE 1100
                             PHOENIX, ARIZONA 85012
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    As soon as practical after the Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF            AMOUNT TO BE      AGGREGATE OFFERING     OFFERING PRICE          AMOUNT OF
  SECURITIES TO BE REGISTERED(1)         REGISTERED        PRICE PER UNIT(1)      PER SHARE(1)      REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------------------------
7 7/8% Senior Notes Due 2008.......     $150,000,000             100%             $150,000,000            $44,250
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457 (f)(2), based on the stated principal amount of each Outstanding Note (as defined) which may be received by the Registrant in the exchange transaction in which the Exchange Notes (as defined) will be offered.

(2) Registered herewith are Guarantees of Subsidiaries of Rural/Metro Corporation of the 7 7/8% Senior Notes due 2008 for which no additional consideration will be received. Accordingly, pursuant to Rule 457(o), under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all securities registered, no additional fee is included for the registration of such Guarantees.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS
                                  TO FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                                                                     TAX
                                                                 STATE OF       IDENTIFICATION
                       NAME OF ENTITY                          ORGANIZATION         NUMBER
                       --------------                         --------------    --------------
Aid Ambulance at Vigo County, Inc. .........................  Indiana             35-1431604
Ambulance Transport Systems, Inc. ..........................  New Jersey          11-3224874
American Limousine Service, Inc. ...........................  Ohio                31-1208564
Arrow Ambulance, Inc. ......................................  Idaho               82-0413539
Beacon Transportation, Inc. ................................  New York            16-1024028
City Wide Ambulance Service, Inc. ..........................  Ohio                31-0999303
Corning Ambulance Service Inc. .............................  New York            16-1025659
Donlock, Ltd. ..............................................  Pennsylvania        23-2440659
E.M.S. Ventures, Inc. ......................................  Georgia             58-1923254
EMS Ventures of South Carolina, Inc. .......................  South Carolina      58-1971727
Eastern Ambulance Service, Inc. ............................  Nebraska            47-0497359
Eastern Paramedics, Inc. ...................................  Delaware            16-1451102
Gold Cross Ambulance Services, Inc. ........................  Delaware            34-1014792
Gold Cross Ambulance Service of Pa., Inc. ..................  Ohio                52-1139869
Keefe & Keefe, Inc. ........................................  New York            13-0412920
Keefe & Keefe Ambulette, Ltd. ..............................  New York            11-2820129
LaSalle Ambulance Inc. .....................................  New York            16-0954422
Medi-Cab of Georgia, Inc. ..................................  Delaware            86-0822551
Medical Emergency Devices and Services, Inc. ...............  Arizona             86-0712218
Medical Transportation Services, Inc. ......................  South Dakota        46-0372542
Medstar Emergency Medical Services, Inc. ...................  Delaware            86-0834429
Mercury Ambulance Service, Inc. ............................  Kentucky            61-1028659
Metro Care Corp. ...........................................  Ohio                34-1643994
MO-RO-KO, Inc. .............................................  Arizona             86-0608231
Multi Cab Inc. .............................................  New Jersey          22-3121021
Multi-Care International, Inc. .............................  New Jersey          22-3132434
Multi-Care Medical Car Service, Inc. .......................  New Jersey          22-3319494
Multi-Health Corp. .........................................  Florida             59-2814574
Myers Ambulance Service, Inc. ..............................  Indiana             35-1181236
National Ambulance & Oxygen Service, Inc. ..................  New York            16-0769150
North Miss. Ambulance Service, Inc. ........................  Mississippi         64-0634696
Physicians Ambulance Service, Inc. .........................  Delaware            34-1778398
Professional Medical Services, Inc. ........................  Arkansas            71-0658629
RISC America Alabama Fire Safety Services, Inc..............  Delaware            63-1159506
R/M Management Co., Inc. ...................................  Arizona             86-0273445
R/M of Mississippi, Inc. ...................................  Delaware            62-1716931
R/M of Tennessee G.P., Inc. ................................  Delaware            86-0810819
R/M of Tennessee L.P., Inc. ................................  Delaware            86-0810821
R/M of Texas G.P., Inc. ....................................  Delaware            86-0810815
R/M Partners, Inc. .........................................  Delaware           Applied For
RMC Corporate Center, L.L.C. ...............................  Arizona             86-0844546
Rural/Metro Argentina, L.L.C. ..............................  Arizona            Applied For

                                                                                     TAX
                                                                 STATE OF       IDENTIFICATION
                       NAME OF ENTITY                          ORGANIZATION         NUMBER
                       --------------                         --------------    --------------
Rural/Metro Brasil, L.L.C. .................................  Arizona            Applied For
Rural/Metro Canadian Holdings, Inc..........................  Delaware            86-0842600
Rural/Metro Communications Services, Inc. ..................  Delaware            23-2906712
Rural/Metro Corporation, an Arizona corporation.............  Arizona             86-0084388
Rural/Metro Corporation of Florida..........................  Florida             59-0934668
Rural/Metro Corporation of Tennessee........................  Tennessee           62-0719245
Rural/Metro Fire Dept., Inc. ...............................  Arizona             86-0273445
Rural/Metro International, Inc. ............................  Delaware            86-0842601
Rural/Metro Mid-Atlantic, Inc. .............................  Delaware           Applied For
Rural/Metro of Alabama, Inc. ...............................  Delaware            86-0834427
Rural/Metro of Argentina, Inc. .............................  Delaware           Applied For
Rural/Metro of Arkansas, Inc. ..............................  Delaware            86-0847331
Rural/Metro of Arlington, Inc. .............................  Delaware            75-2629709
Rural/Metro of Brasil, Inc. ................................  Delaware           Applied For
Rural/Metro of California, Inc..............................  Delaware            73-1498164
Rural/Metro of Central Alabama, Inc. .......................  Delaware            59-3385348
Rural/Metro of Central Ohio, Inc. ..........................  Delaware            31-1442407
Rural/Metro of Georgia, Inc. ...............................  Delaware            86-0783075
Rural/Metro of Indiana, Inc. ...............................  Delaware            86-0834431
Rural/Metro of Indiana, L.P. ...............................  Delaware            35-1969954
Rural/Metro of Indiana II, L.P. ............................  Delaware            35-1972413
Rural/Metro of Kentucky, Inc. ..............................  Delaware            86-0842598
Rural/Metro of Mississippi, Inc. ...........................  Delaware            62-1716929
Rural/Metro of Nebraska, Inc. ..............................  Delaware            47-0780161
Rural/Metro of New York, Inc. ..............................  Delaware            86-0750083
Rural/Metro of North Florida, Inc. .........................  Florida             59-2798471
Rural/Metro of Ohio, Inc. ..................................  Delaware            93-1150488
Rural/Metro of Oregon, Inc. ................................  Delaware            86-0803435
Rural/Metro of Rochester, Inc...............................  New York            16-0980148
Rural/Metro of San Diego, Inc. .............................  California          33-0754132
Rural/Metro of South Carolina, Inc. ........................  Delaware            86-0785691
Rural/Metro of South Dakota, Inc. ..........................  Delaware            86-0823323
Rural/Metro of Tennessee, L.P. .............................  Delaware            62-1623714
Rural/Metro of Texas, Inc. .................................  Delaware            75-2613511
Rural/Metro of Texas, L.P. .................................  Delaware            75-2625686
Rural/Metro Protection Services, Inc........................  Arizona             86-0273443
Rural/Metro Texas Holdings, Inc. ...........................  Delaware            86-0834430
SW General, Inc. ...........................................  Arizona             86-0434455
Sioux Falls Ambulance, Inc. ................................  South Dakota        46-0284797
South Georgia Emergency Medical Services, Inc. .............  Georgia             58-1927289
Southwest Ambulance of Casa Grande, Inc. ...................  Arizona             86-0702807
Southwest Ambulance of Southeastern Arizona, Inc. ..........  Arizona             86-0758145
Southwest Ambulance of Tucson, Inc. ........................  Arizona             86-0203618
Southwest General Services, Inc. ...........................  Arizona             86-0767537
The Aid Ambulance Company, Inc. ............................  Delaware            86-0834432
The Aid Company, Inc. ......................................  Indiana             35-1508091

                                                                                     TAX
                                                                 STATE OF       IDENTIFICATION
                       NAME OF ENTITY                          ORGANIZATION         NUMBER
                       --------------                         --------------    --------------
The Western New York Emergency Medical Services Training
  Institute Inc. ...........................................  New York            22-2718876
Towns Ambulance Service, Inc. ..............................  New York            16-1088281
United Medical Services, Inc. ..............................  Washington          91-1176902
Valley Fire Service, Inc. ..................................  Delaware            93-1196188
W & W Leasing Company, Inc. ................................  Arizona             86-0201806

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                  PRELIMINARY PROSPECTUS DATED APRIL 30, 1998

                            RURAL/METRO CORPORATION
                               OFFER TO EXCHANGE

                          7 7/8% SENIOR NOTES DUE 2008
                                               [RURAL/METRO CORPORATION LOGO]
                  ($150,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
                          7 7/8% SENIOR NOTES DUE 2008
                        ($150,000,000 PRINCIPAL AMOUNT)
                             ---------------------

     The Exchange Offer will expire at 5:00 p.m., E.D.T., on May   , 1998,
unless extended.

     Rural/Metro Corporation, a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange up to an aggregate principal amount of $150,000,000 of its outstanding 7 7/8% Senior Notes due 2008 (the "Outstanding Notes") for an equal principal amount of its 7 7/8% Senior Notes due 2008 in integral multiples of $1,000 (the "Exchange Notes" and, together with the Outstanding Notes, the "Notes"). The Exchange Notes will be general unsecured obligations of the Company and are substantially identical (including principal amount, interest rate, maturity, and redemption rights) to the Outstanding Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will be registered under the Securities Act of 1933, as amended, and therefore will not be subject to certain transfer restrictions and registration rights relating to the Outstanding Notes. The Outstanding Notes have been, and the Exchange Notes will be, issued under an Indenture dated as of March 16, 1998 (the "Indenture"), among the Company, certain of its subsidiaries (the "Guarantors"), and The First National Bank of Chicago, as trustee (the "Trustee"). See "Description of the Exchange Notes." There will be no proceeds to the Company from the Exchange Offer; however, pursuant to a Registration Rights Agreement dated as of March 11, 1998 (the "Registration Rights Agreement") among the Company, the Guarantors, and the Initial Purchasers (as defined) of the Outstanding Notes, the Company will bear certain offering expenses.

     The Company will accept for exchange any and all Outstanding Notes validly
tendered on or prior to 5:00 p.m., E.D.T., on           , 1998, unless extended
(the "Expiration Date"). Tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., E.D.T., on the Expiration Date; otherwise such tenders are irrevocable. The First National Bank of Chicago is acting as Exchange Agent (the "Exchange Agent") in connection with the Exchange Offer. The minimum period of time that the Exchange Offer will remain open is 30 business days from the date the Registration Statement is declared effective. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange, but is otherwise subject to certain customary conditions.
                                             (Cover text continued on next page)
                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN RISKS TO BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND IN EVALUATING AN INVESTMENT IN THE EXCHANGE NOTES.
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
      THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
        MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

                The date of this Prospectus is           , 1998

(Continued from Cover Page)

     Interest on the Exchange Notes will accrue at a rate equal to 7 7/8% per annum and will be payable semiannually in arrears on March 15 and September 15 of each year commencing September 15, 1998. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid on the Outstanding Notes or, if no interest has been paid, from the date of original issuance of the Outstanding Notes.

     The Outstanding Notes in an aggregate principal amount of $150,000,000 were sold by the Company as of March 16, 1998 (the "Initial Offering"), to Bear, Stearns & Co. Inc., Salomon Smith Barney, SBC Warburg Dillon Read Inc., and First Union Capital Markets (the "Initial Purchasers") pursuant to a Purchase Agreement among the Company, the Guarantors, and the Initial Purchasers dated March 11, 1998 (the "Purchase Agreement") in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Initial Purchasers subsequently placed the Outstanding Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Outstanding Notes may not be re-offered, resold, or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement. See "The Exchange Offer."

     Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available April 13,
1989), Morgan Stanley & Co., Inc. (available June 5, 1991), Mary Kay Cosmetics, Inc. (available June 5, 1991), and Sherman & Sterling (available July 2, 1993)), the Company believes that Exchange Notes issued pursuant to this Exchange Offer may be offered for resale, resold, and otherwise transferred by a holder who is not an affiliate of the Company without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating in and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. Persons wishing to exchange Outstanding Notes in the Exchange Offer must represent to the Company that such conditions have been met.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until 25 days after the Expiration Date, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus. See "Plan of Distribution."

     The Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading on the Nasdaq Stock Market, Inc. National Market. The Outstanding Notes are currently eligible for trading in the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") Market of the Nasdaq Stock Market, Inc. Following commencement of the Exchange Offer, the Outstanding Notes may continue to be traded in the PORTAL Market. Following consummation of the Exchange Offer, the Exchange Notes will not be eligible for trading in the PORTAL Market. The Initial Purchasers are not obligated to make a market in the Exchange Notes and any market-making may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

(Continued from Cover Page)

     Any Outstanding Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that any Outstanding Notes of other holders are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Outstanding Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of untendered Outstanding Notes will continue to be subject to the existing restrictions upon transfer thereof.

     The Company expects that the Exchange Notes issued pursuant to this Exchange Offer initially will be issued in the form of a Global Exchange Note (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the Depositary's name or in the name of Cede & Co., its nominee, in each case for credit to an account of a direct or indirect participant in the Depositary, including Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System and Citibank, N.A., as depositary for Cedel, S.A. Beneficial interests in the Global Exchange Note representing the Exchange Notes will be shown on, and transfers thereof to qualified institutional buyers will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Exchange Note, Exchange Notes in certificated form will be issued in exchange for the Global Exchange Note on the terms set forth in the Indenture. See "Description of the Exchange
Notes -- Book-Entry, Delivery, and Form."
                             ---------------------

     No dealer, salesperson, or other person has been authorized to give information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the Exchange Notes offered hereby, nor does it constitute an offer to sell or the solicitation of an offer to buy any of the Exchange Notes to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; the Chicago Regional Office, Suite 1400, 500 West Madison Street, Citicorp Center, Chicago, Illinois 60661; and the New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The Commission maintains a Web site on the Internet that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of this site on the Internet is http://www.sec.gov. The Company's Common Stock is quoted on the Nasdaq National Market.

                            ------------------------

     The Company will furnish periodic reports to the Trustee, which will make them available upon request to the holders of the Notes.

     To permit compliance with Rule 144A in connection with resales of the Notes, the Company and the Guarantors will make available upon the request of the holder of a Note and any prospective purchaser designated by such holder the information required under Rule 144A(d)(4) under the Securities Act if at the time of such request the Company or Guarantors are neither reporting companies under Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference except as superseded or modified herein: (1) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; (2) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997; (3) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997; (4) the Company's Current Report on Form 8-K dated July 15, 1997 as amended by the Form 8-K/A dated August 12, 1997; (5) the Company's Current Report on Form 8-K dated February 27, 1998; and (6) the Company's Current Report on Form 8-K dated April 1, 1998. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon a written request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be delivered to the Investor Relations Department, 8401 East Indian School Road, Scottsdale, Arizona 85251.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION, CERTAIN STATEMENTS UNDER THE "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," CONSTITUTE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO BE CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER "RISK FACTORS." ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and Consolidated Financial Statements of the Company, including the notes thereto, which are contained elsewhere or incorporated by reference in this Prospectus.

                                  THE COMPANY

     The Company is a leading provider of health and safety services, which include "911" emergency ambulance and general transport services, fire protection services, and other safety and health care related services, to municipal, residential, commercial, and industrial customers. The Company believes that it is the only multi-state provider of both ambulance and fire protection services in the United States and that it ranks as one of the largest private-sector providers of ambulance and fire protection services in the world. The Company currently serves over 400 communities in 25 states, the District of Columbia, Canada, and Latin America. Ambulance services and fire protection services accounted for approximately 80% and 11%, respectively, of the Company's revenue for the six months ended December 31, 1997.

     Founded in 1948, the Company has been instrumental in the development of protocols and policies applicable to the emergency services industry. The Company has grown significantly since the late 1970s both through internal growth and through acquisitions. To manage this growth, the Company invested in the development of management and operational systems that have resulted in productivity gains and increased profitability. The Company believes its key business competencies in communications and logistics management position it to continue its growth internally as well as through acquisitions, joint ventures, and business alliances and enable it to operate profitably in both large and small communities. The Company completed 11 acquisitions in the fiscal year ended June 30, 1995, 18 acquisitions in the fiscal year ended June 30, 1996, 19 acquisitions in the fiscal year ended June 30, 1997, and nine acquisitions during the six months ended December 31, 1997.

     Based on generally available industry data, it is estimated that annual expenditures for ambulance services in the United States are between $4 billion and $7 billion. Various factors, including the growth and aging of the population, and trends toward the use of outpatient services and specialized treatment facilities in an effort to contain health care costs have increased the demand for ambulance services. At the same time, industry factors have increased the standards of pre-hospital emergency care and have required faster ambulance response times, increasing the amount of capital and technological resources necessary to provide higher levels of service. These factors, combined with the historically fragmented nature of the ambulance service industry, are contributing to consolidation within the industry.

     Market-driven forces changing the health care industry are impacting the ambulance industry as well. The Company believes the trend toward managed care benefits larger ambulance services providers, which can service a larger portion of a managed care provider's needs. This allows the managed care provider to reduce its number of suppliers, cutting administrative costs and allowing it to negotiate more favorable rates.

     Volunteer fire departments, tax-supported fire districts, and municipal fire departments constitute the primary providers of fire protection services in the United States. Because emergency medical response represents a significant portion of fire response activity within many fire departments, the Company believes that its ambulance and fire protection services operations are complementary. The Company believes that its integration of health and safety services can provide operating economies, coordination of the delivery of services, efficiencies in the use of personnel and equipment, and enhanced levels of service, especially in lower-utilization communities. Additionally, a variety of economic pressures on the public sector may increase opportunities for privatization and public/private alliances in fire protection and other safety-related services.

     The Company's strategy is to leverage its experience and competencies in communications and logistics management to enhance its position as a leading provider of emergency response services in the United States and in other countries through the acquisition of ambulance service providers and increased marketing efforts to serve the health and safety needs of the public and private sector. This strategy includes plans to (i) acquire additional ambulance service providers operating in metropolitan areas and in communities surrounding the metropolitan areas that the Company currently serves or plans to serve; (ii) expand its emergency ambulance services through the pursuit of new contracts with municipalities and fire districts and its general transport services and other value-added services through increased marketing efforts to, and pursuit of other alliances with, managed care providers and other health care providers;
(iii) expand its fire protection services into selected additional service areas through the pursuit of opportunities to supplant or enhance services provided by volunteer fire departments, expand its services to newly developed communities, and develop public/private partnerships for fire and safety services with fire districts and municipal fire departments; (iv) continue the integration of its health and safety services to maximize operational efficiencies and synergies;
(v) improve its productivity through the more efficient utilization of equipment and personnel; and (vi) expand its presence in the international health and safety and other related services markets initially in Canada and Latin America. See "Business -- Strategy."

     The Company was incorporated in Arizona in 1948 and reincorporated in Delaware in May 1993. Unless the context indicates otherwise and except as used in "Description of the New Credit Facility" and "Description of the Exchange Notes," all references to the "Company" refer to Rural/Metro Corporation and its subsidiaries. The Company maintains its principal executive offices at 8401 East Indian School Road, Scottsdale, Arizona 85251, and its telephone number is (602) 994-3886.

                              RECENT DEVELOPMENTS

     In March 1998, the Company purchased all of the issued and outstanding capital stock of four operating companies ("ECCO") of Emergencias Cardio Coronarias in Argentina. ECCO has approximately 750,000 customers who pre-pay monthly for urgent home medical attention and ambulance transport services under a capitated service arrangement. Under the ECCO model, medical personnel conduct telephone triage and prioritize the dispatch of services to subscribers. ECCO's mobile services include the dispatch of physicians to the patient, covering a wider scope of service than the traditional U.S. ambulance service model. The purchase price was equal to $35.0 million, consisting of a combination of $25.0 million in cash and $10.0 million in shares of the Company's Common Stock. For its most recent fiscal year ended September 30, 1997, ECCO recognized net revenues and income before income tax of approximately $43.4 million and $5.9 million, respectively, prepared in accordance with generally accepted accounting principles in force in Argentina ("Argentina GAAP"). Argentina GAAP and United States generally accepted accounting principles ("U.S. GAAP") differ in certain respects. ECCO's combined operating data for its fiscal year ended September 30, 1997 prepared in accordance with U.S. GAAP are not expected to differ materially from its financial results determined in accordance with Argentina GAAP. See "Risk Factors -- Risks Associated with Rapid Growth, Acquisitions, and Integration" and "-- Risks Associated with International Operations and Foreign Currency Fluctuations."

     In February 1998, the Company acquired by merger United Medical Services ("United Medical"), one of the leading providers of ambulance transport services in the Pacific Northwest, operating as Shannon Ambulance Company in Snohomish, King, and Pierce counties in Washington, as well as in the greater Seattle and Tacoma areas, and as Arrow Ambulance Company in parts of Northern Idaho. United Medical, which transports more than 35,000 patients per year, has annualized revenues of approximately $12.0 million. The purchase price was equal to $5.5 million paid in shares of the Company's Common Stock. See "Risk Factors -- Risks Associated with Rapid Growth, Acquisitions, and Integration."

                               THE EXCHANGE OFFER

THE OUTSTANDING NOTES......  The Outstanding Notes were sold by the Company as of March 16, 1998, in the Initial Offering, to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Outstanding Notes to "Qualified Institutional Buyers" as such term is defined in Rule 144A under the Securities Act ("QIBs").

REGISTRATION
REQUIREMENTS...............  Pursuant to the Purchase Agreement, the Company,
                             the Guarantors, and the Initial Purchasers entered into the Registration Rights Agreement, which grants the holders of the Outstanding Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights, which terminate upon the consummation of the Exchange Offer. If applicable law or applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, the Company and the Guarantors agreed to file a shelf registration (the "Shelf Registration Statement") covering resales of the Outstanding Notes. See "The Exchange
                             Offer -- Resale of Exchange Notes" and "The
                             Exchange Offer -- Shelf Registration Statement."

THE EXCHANGE OFFER.........  The Company is offering to exchange $1,000 principal amount of the Exchange Notes for each $1,000 principal amount of Outstanding Notes. As of the date hereof, $150.0 million aggregate principal amount of Outstanding Notes are outstanding. The Company will issue the Exchange Notes subsequent to the Expiration Date and on or before May , 1998 (the "Exchange Date"), unless the Exchange Offer is extended. See "Risk Factors -- Exchange Offer Procedures; Consequences of Failure to Exchange."

                             Based on an interpretation of the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold, and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
                             Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                             Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

                             Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The Letter of Transmittal for the Exchange Offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed to make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale for a period of up to 180 days from the consummation of the Exchange Offer. See "Plan of Distribution."

EXPIRATION DATE............  5:00 p.m., E.D.T., on             , 1998, unless
                             extended.

INTEREST ON THE EXCHANGE
  NOTES....................  Interest on the Exchange Notes will accrue at a rate equal to 7 7/8% per annum and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1998. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid on the Outstanding Notes or, if no interest has been paid, from the date of original issuance of the Outstanding Notes.

PROCEDURES FOR TENDERING
  OUTSTANDING NOTES........  Each holder of Outstanding Notes wishing to accept the Exchange Offer must complete, sign, and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Outstanding Notes and any other required documentation to the Exchange Agent at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the holder or person receiving such Exchange Notes, whether or not such person is the holder, is acquiring the Exchange Notes in the ordinary course of business and that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes. In lieu of physical delivery of the certificates representing Outstanding Notes, tendering holders may transfer Outstanding Notes pursuant to the procedure for book-entry transfer as set forth under "The Exchange
                             Offer -- Procedures for Tendering."

                             Each Participating Dealer that acquired Outstanding Notes as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

SPECIAL PROCEDURES FOR
  BENEFICIAL OWNERS........  Any beneficial owner whose Outstanding Notes are registered in the name of a broker-dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf.

                             If such beneficial owner wishes to tender on such owner's own behalf, such owner must prior to completing and executing the Letter of Transmittal and delivering its Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

GUARANTEED DELIVERY
  PROCEDURES...............  Holders of Outstanding Notes who wish to tender their Outstanding Notes and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes, the Letter of Transmittal, or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Outstanding Notes according to the guaranteed delivery procedures set forth in "The Exchange
                             Offer -- Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS..........  Tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., E.D.T., on the Expiration Date pursuant to the procedures described under "The Exchange Offer -- Withdrawal of Tenders."

ACCEPTANCE OF OUTSTANDING
NOTES
  AND DELIVERY OF EXCHANGE
  NOTES....................  Subject to certain conditions, the Company will accept for exchange any and all Outstanding Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., E.D.T., on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the Exchange Date. See "The Exchange Offer -- Terms of the Exchange Offer."

FEDERAL INCOME TAX
  CONSEQUENCES.............  The issuance of the Exchange Notes to holders of the Outstanding Notes pursuant to the Exchange Offer should not be a taxable event for United States federal income tax purposes. See "Certain Federal Income Tax Consequences."

EFFECT ON HOLDERS OF
  OUTSTANDING NOTES........  As a result of the making of this Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement, and, with certain exceptions noted below, holders of Outstanding Notes who do not tender their Outstanding Notes will not have any further registration rights under the Registration Rights Agreement or otherwise. Such holders will continue to hold the untendered Outstanding Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer. All untendered Outstanding Notes will continue to be subject to certain restrictions on transfer. Accordingly, if any Outstanding Notes are tendered and accepted in the Exchange Offer, the trading market of the untendered Outstanding Notes could be adversely affected. See "Risk Factors -- Exchange Offer Procedures" and "Risk Factors -- Lack of Public Market for the Exchange Notes."

EXCHANGE AGENT.............  The First National Bank of Chicago (the "Exchange
                             Agent").

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

ISSUER.......................  Rural/Metro Corporation

SECURITIES OFFERED...........  $150,000,000 in aggregate principal amount of
                               7 7/8% Senior Notes due 2008.

MATURITY.....................  March 15, 2008

INTEREST.....................  Interest on the Exchange Notes will accrue interest at a rate equal to 7 7/8% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1998.

GUARANTEES...................  The Exchange Notes will be fully and unconditionally guaranteed on a senior,
                               unsecured, and joint and several basis by the Guarantors. As of December 31, 1997, on a pro forma basis after giving effect to the Initial Offering and the application of the net proceeds therefrom, the Guarantors would have had $14.2 million principal amount of secured or other Indebtedness outstanding other than the Guarantees. See "Description of the Exchange Notes -- Guarantees."

RANKING......................  The Exchange Notes will rank senior in right of payment to all existing and future Subordinated Indebtedness and pari passu in right of payment with all other Indebtedness and all other liabilities (including trade payables) of the Company. The Indenture pursuant to which the Exchange Notes will be issued (the "Indenture") permits the Company to incur additional Indebtedness, including Senior Indebtedness and secured Indebtedness, subject to certain limitations. The Exchange Notes will be effectively subordinated to all present or future secured Indebtedness of the Company to the extent of the value of the collateral securing such Indebtedness. The Guarantees will rank senior in right of payment to all existing and future Subordinated Indebtedness of the Guarantors, will be effectively subordinated to all secured Indebtedness of the Guarantors to the extent of the value of the assets securing such Indebtedness, and will rank pari passu in right of payment with all other Indebtedness and liabilities (including trade payables) of the Guarantors. As of December 31, 1997, after giving effect to the Initial Offering and the application of the net proceeds therefrom, the Company would have had $12.9 million secured Indebtedness and $46.1 million other Indebtedness outstanding other than the Exchange Notes. In addition, upon consummation of the Initial Offering, the Company received $200.0 million of total commitments under the New Credit Facility, of which approximately $161.9 million would have been available as of December 31, 1997, after giving effect to the Initial Offering, the use of the net proceeds therefrom, and the terms of the New Credit Facility. See "Risk Factors -- Holding Company Structure," "Capitalization,"
                               "Description of the New Credit Facility," and "Description of the Exchange Notes."

OPTIONAL REDEMPTION..........  Except as set forth below, the Exchange Notes will not be redeemable at the option of the Company prior to March 15, 2003. Thereafter, the Exchange Notes will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date. In addition, at any time prior to March 15, 2001, the Company may redeem up to an aggregate of $52.0 million in principal amount of Notes at a redemption price equal to 107.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date with the net cash proceeds of one or more Public Equity Offerings; provided that at least $98.0 million in principal amount of Notes remains outstanding immediately following each such redemption.

CHANGE OF CONTROL............  In the event of a Change of Control, the Company will be required to make an offer to each holder of Exchange Notes to repurchase all or any part of such holder's Exchange Notes at a repurchase price equal to 101%, in the case of a Change of Control which was approved by the Board of Directors of the Company, or 105%, in the case of a Change of Control which was not approved by the Board of Directors of the Company, of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the repurchase date. See "Risk
                               Factors -- Potential Failure to Make Payment Upon Change of Control" and "Description of the Exchange Notes."

CERTAIN COVENANTS............  The Indenture will contain certain covenants that, among other things, limit the ability of the Company to incur additional Indebtedness, pay dividends, repurchase Equity Interests (as defined) or make other Restricted Payments (as defined), create Liens (as defined), enter into transactions with Affiliates (as defined), sell assets or enter into certain mergers and consolidations. See "Description of the Exchange Notes."

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following table sets forth (i) summary historical consolidated financial data of the Company for each of the three years in the period ended June 30, 1997 and for the six months ended December 31, 1996 and 1997, (ii) summary pro forma consolidated financial data of the Company for the year ended June 30, 1997 and the six months ended December 31, 1997, which give effect to receipt and application of the net proceeds (after deducting expenses related to the Initial Offering) from the Initial Offering and the fiscal 1997 and 1998 acquisitions (as defined) as if each had occurred on July 1, 1996, and (iii) summary historical balance sheet data of the Company and as adjusted to give effect to the receipt and application of the net proceeds (after deducting expenses related to the Initial Offering) from the Initial Offering as if such transaction had occurred on December 31, 1997. The summary historical consolidated financial data for each of the three years in the period ended June 30, 1997 were derived from the audited consolidated financial statements of the Company, which are included elsewhere in this Prospectus, together with the report thereon of Arthur Andersen LLP, independent public accountants. The summary historical consolidated financial data for the six months ended December 31, 1996 and 1997 were derived from unaudited consolidated financial statements of the Company, which, in the opinion of management, contain all adjustments (consisting of only normal recurring adjustments) necessary for the fair presentation of the information set forth therein. The results of operations for the six months ended December 31, 1997 are not necessarily indicative of the results that may be expected for the full year. The pro forma financial data and the as adjusted balance sheet data are provided for informational purposes only, are unaudited, and are not necessarily indicative of future results or what the operating results or financial condition of the Company would have been had the transactions described below actually been consummated on the dates assumed. The following table should be read in conjunction with "Capitalization," "Unaudited Pro Forma Consolidated Financial Data," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Consolidated Financial Statements of the Company, including the notes thereto, which are contained elsewhere or incorporated by reference in this Prospectus.

                                                                                                           SIX MONTHS
                                                           FISCAL YEAR ENDED JUNE 30,                  ENDED DECEMBER 31,
                                                  --------------------------------------------   ------------------------------
                                                                                       PRO                               PRO
                                                                                      FORMA                             FORMA
                                                    1995       1996       1997       1997(1)       1996       1997     1997(1)
                                                  --------   --------   --------   -----------   --------   --------   --------
                                                                                   (UNAUDITED)            (UNAUDITED)
                                                                     (IN THOUSANDS, EXCEPT STATISTICAL DATA)
STATEMENTS OF INCOME:
Revenue.........................................  $171,583   $250,263   $319,805    $427,067     $151,524   $209,115   $223,958
Operating income................................    15,940     24,664     27,804      38,944       14,066     22,545     23,902
Interest expense, net...........................     3,059      5,108      5,720      13,537        2,082      5,409      6,941
Net income(2)...................................     6,900     11,512     12,720      14,483        7,070     10,082      9,927
OTHER FINANCIAL DATA:
Adjusted EBITDA(3)..............................  $ 24,668   $ 38,011   $ 50,626    $ 68,772     $ 21,917   $ 34,503   $ 36,941
Adjusted EBITDA margin(4).......................      14.4%      15.2%      15.8%       16.1%        14.5%      16.5%      16.5%
Depreciation and amortization...................  $  8,728   $ 13,347   $ 16,796    $ 23,802     $  7,851   $ 11,958   $ 13,039
Capital expenditures............................    11,474     18,237     23,872          NA        7,725     14,909         NA
Ratio of adjusted EBITDA to interest expense....       8.1x       7.4x       8.9x        5.1x        10.5x       6.4x       5.3x
Ratio of earnings to fixed charges(5)...........       3.8x       3.7x       3.5x        2.4x         4.2x       3.2x       2.7x
STATISTICAL DATA:
States of operation (at period end).............        10         17         21          23           18         23         23
Ambulances (at period end)......................       761      1,243      1,561       1,883        1,621      1,883      1,883
Fire apparatus (at period end)..................       119        128        135         145          130        145        145
Sources of revenue
  Ambulance services............................      74.3%      78.8%      80.5%       84.8%        80.2%      80.0%      81.1%
  Fire protection services......................      18.8       15.5       13.2         9.9         13.6       10.8       10.0
  Other services................................       6.9        5.7        6.3         5.3          6.2        9.2        8.9
                                                  --------   --------   --------    --------     --------   --------   --------
        Total...................................     100.0%     100.0%     100.0%      100.0%       100.0%     100.0%     100.0%
                                                  ========   ========   ========    ========     ========   ========   ========

                                                                  DECEMBER 31, 1997
                                                              -------------------------
                                                               ACTUAL    AS ADJUSTED(6)
                                                              --------   --------------
BALANCE SHEET DATA:
  Working capital...........................................  $116,918      $121,918
  Total assets..............................................   451,822       456,764
  Current portion of long-term debt.........................    16,435        11,435
  Long-term debt, net of current portion....................   187,334       197,276
  Stockholders' equity......................................   172,967       172,967

---------------
(1) Reflects the pro forma effects of the results of operations and the receipt and application of the net proceeds (after deducting expenses related to the Initial Offering) from the Initial Offering and the fiscal 1997 and 1998 acquisitions as if each transaction had occurred as of the beginning of the period.

(2) Net income for the year ended June 30, 1995 reflects the effect of an extraordinary loss of $693,000.

(3) Adjusted EBITDA represents income before interest, extraordinary items, depreciation and amortization expense, and federal and state income taxes and excludes the $6,026,000 loss contract/restructuring charge incurred during fiscal 1997. EBITDA is generally considered to provide information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles as a measure of a company's profitability or liquidity.

(4) Adjusted EBITDA margin as used herein consists of adjusted EBITDA divided by revenue.

(5) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense (including the amortization of debt issuance costs) plus that portion of rental payments on operating leases deemed representative of the interest factor. Pro forma amounts are adjusted to give effect to the Initial Offering, the application of the net proceeds therefrom, and reflects the results of operations of acquisitions from the beginning of the period through the respective dates of acquisition. See "Use of Proceeds" and "Capitalization." Pro forma ratio of earnings to fixed charges adjusted to give effect to the Initial Offering and the application of net proceeds therefrom, excluding the results of operations of acquisitions from the beginning of the period through the respective dates of acquisition, is 2.0x and 2.7x for the fiscal year ended June 30, 1997 and the six months ended December 31, 1997, respectively.

(6) As adjusted to give effect to the receipt and application of the net proceeds (after deducting expenses related to the Initial Offering) from the Initial Offering as if such transaction had occurred on December 31, 1997.

                                    RISK FACTORS

     Holders of the Outstanding Notes should carefully review the information set forth below, in addition to the other information in this Prospectus, before deciding to tender their Outstanding Notes in the Exchange Offer.

EXCHANGE OFFER PROCEDURES; CONSEQUENCES OF FAILURE TO EXCHANGE

     Issuance of the Exchange Notes in exchange for Outstanding Notes pursuant to the Exchange Offer will be made only after the timely receipt by the Company of such Outstanding Notes, a properly completed and duly executed Letter of Transmittal, and all other required documents. Therefore, holders of the Outstanding Notes desiring to tender such Outstanding Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Outstanding Notes for exchange. Outstanding Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. Upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Outstanding Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for the Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." TO THE EXTENT THAT SOME OF THE OUTSTANDING NOTES ARE TENDERED AND ACCEPTED IN THE EXCHANGE OFFER, THE TRADING MARKET FOR UNTENDERED AND TENDERED BUT UNACCEPTED OUTSTANDING NOTES COULD BE ADVERSELY AFFECTED.

SIGNIFICANT LEVERAGE

     The Company has significant indebtedness and debt service obligations. At December 31, 1997, after giving effect to the Initial Offering and the application of the net proceeds therefrom, the Company would have had approximately $208.7 million of consolidated indebtedness as compared to the Company's stockholders' equity of $173.0 million. In addition, as of December 31, 1997, after giving effect to the Initial Offering and the application of the net proceeds therefrom, the Company would have had a debt-to-equity ratio of 1.2-to-1. If the Company is unable to service the Notes and to meet its debt service obligations and operating expenses, it will be required to examine alternative means of repayment that could include restructuring or refinancing some or all of its indebtedness or raising additional equity. There can be no assurance that any of these strategies could be effected on satisfactory terms. The Indenture permits the Company to incur additional indebtedness under certain conditions, and the Company expects that it will incur additional indebtedness during the term of the Exchange Notes pursuant to the New Credit Facility. The Company's ability to make payments with respect to the Exchange Notes and to satisfy its other debt obligations will depend on its future operating performance, which will be affected by governmental regulations, prevailing economic conditions, financial factors, and other factors, certain of which are beyond the Company's control. There can be no assurance that the Company will generate sufficient cash flow to meet its debt service obligations. The Company's leverage and related financial covenants could have a material adverse effect on its ability to withstand competitive pressures or adverse economic conditions, make material acquisitions, obtain future financing, or take advantage of business opportunities that may arise. See "Capitalization" and "Description of the New Credit Facility."

     The degree to which the Company is leveraged could have important consequences to holders of the Exchange Notes, including: (i) the Company's ability to obtain additional financing in the future for operating expenses, acquisitions, or general corporate purposes may be impaired; (ii) a portion of the Company's cash flows from operations may be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available for operations; (iii) certain of the Company's indebtedness, including the New Credit Facility, contain financial covenants, including a total debt leverage ratio, a total debt to total capitalization ratio, and a fixed charge ratio, and other restrictive covenants, including those restricting the incurrence of additional indebtedness, the creation of liens, the payment of dividends and sales of assets; and (iv) the Company's leverage may make the Company vulnerable to changes in the industry, including, among other things, government regulations and changing economic conditions.

RESTRICTIVE COVENANTS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

     The Indenture governing the terms of the Exchange Notes will contain certain covenants limiting, subject to certain exceptions, the incurrence of additional indebtedness, the payment of dividends, the redemption of capital stock, the making of certain investments, the issuance of capital stock of subsidiaries, the creation of liens, and other restrictions affecting the Company's subsidiaries, the issuance of guarantees, transactions with affiliates, asset sales, and certain mergers and consolidations. A breach of any of these covenants could result in an event of default under the Indenture. In addition, the New Credit Facility will contain other more restrictive covenants and will require the Company to satisfy certain financial tests. The Company's ability to satisfy those tests can be affected by events beyond its control, and there can be no assurance that the Company will be able to meet those tests. A breach of any of these covenants could result in a default under the New Credit Facility and under the Indenture. Upon the occurrence of an event of default under the New Credit Facility, depending on actions taken by the lenders under the New Credit Facility, the Company could experience difficulties with customers, personnel, or others. See "Description of the New Credit Facility" and "Description of the Exchange Notes -- Certain Covenants."

HOLDING COMPANY STRUCTURE

     The Company is a holding company and substantially all of its operations are conducted through its subsidiaries. The Company's cash flow and, consequently, its ability to service its indebtedness, including the Exchange Notes, are dependent on its ability to gain access to the cash flow of its subsidiaries (whether through loans, dividends, distributions, or otherwise) and are subject to any legal, contractual, or other restrictions that could hinder or prevent the Company from doing so. Each subsidiary is a separate and distinct legal entity from the Company and, unless it is a Guarantor, has no obligation, contingent or otherwise, to pay any amounts due in respect of the Exchange Notes or to make any amounts available for the payment thereof. The holders of any indebtedness of the Company's subsidiaries will be entitled to payment thereof from the assets of such subsidiaries prior to the holders of any general, unsecured obligations of the Company, including the Exchange Notes and the Guarantees. As of December 31, 1997, after giving effect to the Initial Offering and the application of the net proceeds therefrom, the Company's subsidiaries would have had $14.2 million of secured or other Indebtedness. Accordingly, there can be no assurance that the subsidiaries will be able to, or will be permitted to, pay to the Company amounts necessary to service the Exchange Notes. In the event such amounts are not paid to the Company, the Company may be unable to make required principal and interest payments on the Exchange Notes.

DEPENDENCE ON CERTAIN BUSINESS RELATIONSHIPS

     The Company depends to a great extent on certain contracts with municipalities or fire districts to provide "911" emergency ambulance services and fire protection services. The Company's five largest contracts accounted for approximately 22% and 18% of total revenue for the fiscal years ended June 30, 1996 and 1997 respectively, with one contract accounting for approximately 7% and 5% of total revenue for the same periods. The loss or cancellation of any one or more of these contracts could have a material adverse effect on the Company's business, financial condition, cash flows, and results of operations. No assurance can be given that the Company will be successful in retaining its existing contracts or in obtaining new contracts for emergency ambulance services or for fire protection services. In addition, many of the Company's contracts are for extended periods ranging from 2 years to 5 years. During such periods, the Company may determine that a contract is no longer favorable and may pursue options to modify or terminate the contract. Factors contributing to such a determination could include weaker than expected transport volume, geographical issues adversely affecting response times, and delays in implementing technology upgrades. The Company faces certain risks in attempting to terminate unfavorable contracts prior to their expiration due to the risk of forfeiting performance bonds and the potential adverse political and public relations consequences. The

Company's inability to terminate or amend unfavorable contracts could have a material adverse effect on the Company's business, financial condition, cash flows, and results of operations. The Company also faces the risk that areas in which it provides fire protection services through subscription arrangements with residents and businesses will be converted to tax-supported fire districts or annexed by municipalities. See "Business -- Marketing and Sales,"
"-- Contracts," and "-- Competition."

RISKS ASSOCIATED WITH RAPID GROWTH, ACQUISITIONS, AND INTEGRATION

     The Company's strategy with respect to ambulance services depends in large part on its continued ability to acquire and operate successfully additional ambulance service providers. The Company actively seeks acquisition opportunities in the regular course of its business and is engaged in ongoing evaluations of and discussions regarding potential acquisitions. The Company completed 11 acquisitions in fiscal 1995, 18 acquisitions in fiscal 1996, 19 acquisitions in fiscal 1997, and nine acquisitions during the six months ended December 31, 1997. There can be no assurance that the Company will be able to identify additional suitable acquisition candidates, that it will be able to consummate any such acquisitions, or that it will be able to integrate any such acquisitions successfully into its operations. See "-- Dependence on Management and Other Key Personnel." Acquisitions involve numerous short-term and long-term risks, including diversion of management's attention, failure to retain key personnel of the acquired company, adverse consequences to cash flow until accounts receivable of the acquired company are fully integrated, loss of net revenues of the acquired company, and possible regulatory issues of the acquired company. In addition, the Company may be required to comply with laws and regulations of jurisdictions that differ from those in which the Company currently operates and may face competitors with greater knowledge of such local markets. The Company expects to use cash and securities, including its Common Stock, as the principal consideration for future acquisitions. The Company's acquisition program could be adversely affected if the Company does not generate sufficient cash for future acquisitions from existing operations or through additional debt or equity financings. There can be no assurance that the Company's operations will generate sufficient cash for acquisitions or that any additional financings for acquisitions will be available if and when needed or on terms acceptable to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Strategy."

     The integration of the management, operations, facilities, and accounting and information systems of businesses acquired by the Company requires continued investment of time and resources and could involve unforeseen difficulties, all of which could have a material adverse effect on the Company's business, financial condition, cash flows, and results of operations. There can be no assurance that unforeseen liabilities will not arise in connection with the operation of businesses acquired by the Company or that any contractual purchase price adjustments, rights of set-off, or other remedies available to the Company will be sufficient to compensate the Company in the event unforeseen liabilities arise.

DEPENDENCE ON REIMBURSEMENTS BY THIRD-PARTY PAYORS AND INDIVIDUALS

     Payments received from third-party payors (including Medicare, Medicaid, and private insurers) represent a substantial portion of the Company's ambulance receipts. The Company derived approximately 79% and 74% of its net ambulance fee collections from such third-party payors during 1996 and 1997, including 27% and 26% from Medicare, respectively. The reimbursement process is complex and can involve lengthy delays. Third-party payors are continuing their efforts to control expenditures for health care, including proposals to revise reimbursement policies. The Company recognizes revenue when the services are provided; however, there can be lengthy delays before reimbursement is received. The Company has from time to time experienced delays in receiving reimbursements from third-party payors. In addition, third-party payors may disallow, in whole or in part, requests for reimbursement based on determinations that certain amounts are not reimbursable or because additional supporting documentation is necessary. Retroactive adjustments can change amounts realized from third-party payors. Delays and uncertainties in the reimbursement process adversely affect the Company's level of accounts receivable and may adversely affect the Company's working capital and cause the Company to incur additional borrowing costs. Under present coverage programs with third-party payors, the Company also faces the continuing risk of nonreimbursement to the extent that uninsured individuals require emergency ambulance service in service areas where an adequate subsidy is not provided. Amounts not covered by third-party payors are the obligations of individual patients. The Company's gross accounts receivable as of June 30, 1996, June 30, 1997, and December 31, 1997 were $95.2 million, $142.8 million, and $194.9 million, respectively. The Company's accounts receivable, net of the allowance for doubtful account, were $68.6 million, $107.0 million, and $149.9 million as of such dates, respectively. The Company believes that the increase in accounts receivable is related significantly to acquisition activity and to recent revenue growth. The Company also attributes the increase in accounts receivable and the increased age of receivables to certain factors, including delays in payments from certain third-party payors, particularly in certain of the Company's regional billing areas, and a general industry trend towards a lengthening payment cycle of accounts receivable due from third-party payors. In addition, the Company believes certain transitional aspects of the integration of acquired companies into the Company's centralized billing and collection function has resulted in increases in the amount and age of accounts receivable during the transition period. The risks associated with third-party payors and individuals and the Company's failure to monitor and manage accounts receivable successfully could have a material adverse effect on the Company's business, financial condition, cash flows, and results of operations. The Company reviews its allowance for doubtful accounts on an ongoing basis and may increase such allowances from time to time. However, there can be no assurance that the Company's collection policies and allowances for doubtful accounts receivable will be adequate. See "Business -- Billings and Collections" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

POSSIBLE ADVERSE CHANGES IN REIMBURSEMENT RATES OF COVERAGE

     During June 1997, HCFA issued proposed rules that would revise Medicare policy on the coverage of ambulance services. These proposed rules have been subject to public comment and, despite the passage of new laws addressing changes to the reimbursement of ambulance services by Medicare (discussed below), have not yet been withdrawn. The proposed HCFA rules have not been finalized. See "Business -- Reimbursement."

     In addition, in August 1997, the "Balanced Budget Act of 1997" (the "Budget Act") became law. The Budget Act provides for the development, negotiation, and implementation of a prospective fee schedule for ambulance services between HCFA and ambulance service providers by January 2000. The Budget Act also reduces the annual rate adjustment for Medicare reimbursements from the Consumer Price Index
(CPI) to CPI less one percentage point.

     If the proposed HCFA rules were to be finalized prior to the negotiation of a prospective fee schedule as stipulated in the Budget Act, and the Company were unable to mitigate the effect of the new rules, the Company's business, financial condition, cash flows, and results of operations could be adversely effected. The final outcome of the proposed rules and the effect of the prospective fee schedule is uncertain. However, changes in reimbursement policies, or other government action, together with the financial instability of private third-party payors and budget pressures on payor sources could influence the timing and, potentially, the ultimate receipt of payments and reimbursements. A reduction in coverage or reimbursement rates by third-party payors, or an increase in the Company's cost structure relative to the rate of increase in the CPI, could have a material adverse effect on the Company's business, financial condition, cash flows, and results of operations. See "Business -- Billings and Collections," "-- Governmental Regulation," and
"-- Reimbursement" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

IMPACT OF RATE STRUCTURES AND LIMITATIONS ON RATES OF RETURN

     State or local government regulations or administrative policies regulate rate structures in most states in which the Company conducts ambulance operations. In certain service areas in which the Company is the exclusive provider of services, the municipality or fire district sets the rates for emergency ambulance services pursuant to a master contract and establishes the rates for general ambulance services that the Company is permitted to charge. Rates in most service areas are set at the same amounts for emergency and general ambulance services. The State of Arizona establishes a rate of return on sales the Company is permitted to earn in determining the ambulance service rates the Company may charge in that state. Ambulance services revenue generated in Arizona accounted for approximately 11% and 9% of total revenue for the fiscal years ended June 30, 1996 and 1997, respectively. No assurance can be given that the Company will be able to receive ambulance service rate increases on a timely basis where rates are regulated or to establish or maintain satisfactory rate structures where rates are not regulated. See
"Business -- Billings and Collections" and "-- Governmental Regulation."

     Municipalities and fire districts negotiate the payments to be made to the Company for fire protection services pursuant to master contracts. These master contracts are based on a budget and on level of effort or performance criteria desired by the municipalities and fire districts. No assurance can be given that the Company will be successful in negotiating or maintaining profitable contracts with municipalities and fire districts. See "Business -- Contracts."

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS AND FOREIGN CURRENCY FLUCTUATIONS

     The Company plans to expand its presence internationally, including operations in Canada and select Latin American markets. Although the Company maintains operations in Canada and recently established operations in Argentina through the acquisition of ECCO, there can be no assurance that the Company will be successful in expanding its international operations. As the Company expands its international operations, the Company increasingly will be subject to risks associated with international operations, including management of a multi-national organization, fluctuations in currency exchange rates, compliance with local laws and other regulatory requirements and changes in such laws and requirements, restrictions on the repatriation of funds, inflationary conditions, employment and severance issues, political and economic instability, war or other hostilities, expropriation or nationalization of assets, overlap of tax structures, and renegotiation or nullification of contracts. The inability to effectively manage these and other risks could adversely affect the Company's business, financial condition, cash flows, and results of operations.

     The financial information presented herein regarding ECCO is prepared in accordance with Argentina GAAP. If required under the Exchange Act, the Company will file with the Commission on the appropriate form combined audited financial statements of ECCO prepared in accordance with U.S. GAAP. Such financial statements prepared in accordance with U.S. GAAP are not expected to differ materially from those prepared in accordance with Argentina GAAP.

     The Company's revenue from international operations is denominated primarily in the currency of the country in which it is operating. A decrease in the value of such foreign currencies relative to the U.S. dollar could result in losses from currency exchange rate fluctuations. The Company does not currently engage in foreign currency hedging transactions. However, as the Company continues to expand its international operations, exposures to gains and losses on foreign currency transactions may increase. The Company may choose to limit such exposure by entering into forward-foreign exchange contracts or engaging in similar hedging strategies. There can be no assurance that any currency exchange strategy would be successful in avoiding exchange-related losses, or that the failure to manage currency risks effectively would not have a material adverse effect on the Company's business, financial condition, cash flows, and results of operations. In addition, revenues of the Company earned in foreign countries may be subject to taxation by more than one jurisdiction, thereby adversely affecting the Company's earnings.

EFFECT OF GOVERNMENTAL REGULATIONS

     Numerous federal, state, local, and foreign laws and regulations govern various aspects of the business of ambulance service providers, covering matters such as licensing, rates, employee certification, environmental matters, and other factors. Certificates of necessity may be required from state or local governments to operate ambulance services in a designated service area. Master contracts from governmental authorities are subject to risks of cancellation or unenforceability as a result of budgetary and other factors and may subject the Company to certain liabilities or restrictions which traditionally have applied only to governmental bodies or which they are otherwise immune. There can be no assurance that federal, state, local, or foreign governments will not change existing laws or regulations, adopt new laws or regulations that would increase the Company's cost of doing business, lower reimbursement levels, or otherwise have a material adverse effect on the Company's business, financial condition, cash flows, and results of operations, or that the Company will comply, or continue to comply, with applicable laws or regulations. Additionally, there can be no assurance that businesses acquired by the Company will be in compliance with all applicable laws and regulations when acquired. See
"Business -- Governmental Regulation" and "-- Reimbursement."

HEALTH CARE REFORMS AND COST CONTAINMENT

     Numerous legislative proposals have been considered that would result in major reforms in the United States health care system. The Company cannot predict which, if any, health care reforms may be proposed or enacted or the effect that any such legislation would have on the Company's business. In addition, managed care providers are attempting to contain health care costs through the use of outpatient services and specialized treatment facilities. No assurance can be given that changing industry practices will not have an adverse effect on the Company's business, financial condition, cash flows, and results of operations. See "Business -- Governmental Regulation."

COMPETITION

     The ambulance service industry is highly competitive. Ambulance and general transport service providers compete primarily on the basis of quality of service, performance, and cost. The Company believes that counties, fire districts, and municipalities consider quality of care, historical response time performance, and cost to be among the most important factors in awarding a contract, although other factors, such as customer service, financial stability, and personnel policies and practices, also may be considered. The Company currently encounters competition in providing ambulance services from governmental entities (including fire districts), hospitals, other national ambulance service providers, large regional ambulance service providers, and numerous local and volunteer private providers. There can be no assurance that municipalities, fire districts, or health care organizations that currently contract for ambulance services will not choose to provide ambulance services directly in the future. The Company is experiencing increased competition from fire departments to provide emergency ambulance service. Some of the Company's current competitors and certain potential competitors have greater capital and other resources than the Company.

     Tax-supported fire districts, municipal fire departments, and volunteer fire departments represent the principal providers of fire protection services for residential and commercial properties. Private providers represent only a small portion of the total fire protection market and generally provide services where a tax-supported municipality or fire district has decided to contract for the provision of fire protection services or has not assumed the financial responsibility for fire protection. In these situations, the Company provides services for a municipality or fire district on a contract basis or provides fire protection services directly to residences and businesses on a subscription basis. There can be no assurance that the Company will be able to obtain additional fire protection business on a contractual or subscription basis, that fire districts or municipalities will not choose to provide fire protection services directly in the future, or that areas in which the Company provides services through subscriptions will not be converted to tax-supported fire districts or annexed by municipalities. See "Business -- Competition."

DEPENDENCE ON MANAGEMENT AND OTHER KEY PERSONNEL

     The Company's success depends upon the retention of principal key personnel and the recruitment and retention of additional key personnel. The loss of existing key personnel or the failure to recruit and retain necessary additional key personnel would adversely affect the Company's business prospects. There can be no assurance that the Company will be able to retain its current personnel or attract and retain necessary additional personnel. The Company's internal growth and its expansion into new geographic areas, including international markets, will require additional expertise, such as marketing and operational management. These growth and expansion activities will further increase the demand on the Company's resources and require the addition of new personnel and the development of additional expertise by existing personnel. The failure of the Company to attract and retain personnel with the requisite expertise or to develop internally such expertise could adversely affect the prospects for the Company's success. The Company has entered into employment agreements with certain of its executive officers and has entered into similar agreements with certain other key personnel. The Company maintains "key person" insurance on several of its key executive officers. See "Management."

CONTROL BY CURRENT STOCKHOLDERS

     The Company's directors, executive officers, and their affiliates own beneficially approximately 12.9%, and the Company's Employee Stock Ownership Plan (the "ESOP") holds approximately 6.6%, of the outstanding shares of the Company's Common Stock. Accordingly, these persons, if they act as a group, likely will be able to significantly influence the election of the Company's directors and the outcome of matters requiring approval by the stockholders of the Company.

FRAUDULENT CONVEYANCE; UNENFORCEABILITY OF CERTAIN CORPORATE GUARANTEES

     If a court in a lawsuit brought by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, or the Company as a debtor-in-possession, were to determine under relevant federal or state fraudulent conveyance statutes that the Company did not receive fair consideration or reasonably equivalent value for incurring indebtedness, including the Exchange Notes, and that, at the time of such incurrence, the Company (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence or grant, (iii) was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital, or
(iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, then such court, subject to applicable statutes of limitation, could void the Company's obligations under the Exchange Notes, subordinate the Exchange Notes to other indebtedness of the Company, or take other action detrimental to the holders of the Exchange Notes.

     The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value or the fair salable value of all of that company's property or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the Exchange Notes, if it determined that such transaction was made with the intent to hinder, delay, or defraud creditors. In addition, a court could subordinate indebtedness, including the Exchange Notes, to the claims of all existing and future creditors on similar grounds.

     The Company's obligations under the Exchange Notes will be guaranteed by the Guarantors, and the Guarantees also may be subject to review under various laws for the protection of creditors, including federal and state fraudulent conveyance and fraudulent transfer laws, if a bankruptcy case or a lawsuit (including in circumstances where bankruptcy is not involved) is commenced by or on behalf of any creditor of a Guarantor or a representative of any such creditors. In such a case, the analysis set forth above would generally apply, except that the Guarantees could also be subject to the claim that, since the Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Guarantors), the obligations of the Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a Guarantor's obligation under its Guarantee, subordinate the Guarantee to other indebtedness of a Guarantor, direct that holders of the Exchange Notes return any amounts paid under a Guarantee to the relevant Guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the Exchange Notes.

     In addition, the enforceability of a guarantee by a subsidiary of indebtedness of its corporate parent may be unclear or limited under the laws of certain jurisdictions under which existing or future Guarantors may be organized. Although substantially all of the existing Guarantors are organized under the laws of jurisdictions under which no such limitations exist for wholly owned subsidiaries, the Company may form additional subsidiaries under the laws of jurisdictions where such limitations do exist. If a Guarantee is held to be invalid or unenforceable as a result of any such limitation, then any right of the Company or any other Guarantor to receive assets of the Guarantor whose Guarantee is so limited upon the latter's liquidation or reorganization (and the consequent right of the holders of the Exchange Notes to participate in those assets) will be effectively subordinated to the claims of the affected Guarantor's creditors, except to the extent that the Company or any other Guarantor is itself recognized as a creditor of such affected Guarantor, in which case the claims of the Company or such other Guarantor would still be effectively subordinated to any security interest in the assets of such affected Guarantor.

POTENTIAL FAILURE TO MAKE PAYMENT UPON CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be required to make an offer to each holder of Notes to repurchase all or any part of such holder's Notes at a repurchase price equal to 101%, or in certain instances 105%, of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the repurchase date. There can be no assurance that the Company would have sufficient resources to repurchase the Notes upon the occurrence of a Change of Control. The failure to repurchase all of the Notes tendered to the Company would constitute an Event of Default under the Indenture. Furthermore, the repurchase of the Notes by the Company upon a Change of Control might result in a default on the part of the Company in respect of the New Credit Facility or other future indebtedness of the Company, as a result of the financial effect of such repurchase on the Company or otherwise. See "Description of the New Credit Facility" and "Description of the Notes."

LACK OF PUBLIC MARKET FOR THE EXCHANGE NOTES

     The Outstanding Notes are currently owned by a relatively small number of beneficial owners. The Outstanding Notes have not been registered under the Securities Act and are subject to significant restrictions on resale. The Exchange Notes are a new issue of securities for which there is currently no active trading market. The Company does not intend to apply for a listing or quotation of the Outstanding Notes or the Exchange Notes on any securities exchange or stock market. The Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes. However, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the Exchange Notes. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. Future trading prices of the Exchange Notes will depend upon many factors, including, among others, prevailing interest rates, the market for similar securities, and other factors, including general economic conditions and the financial condition of the Company.

     The Exchange Offer will not be conditioned upon any minimum or maximum aggregate principal amount of Outstanding Notes being tendered for exchange. No assurance can be given as to the liquidity of the trading market for the Exchange Notes, or, in the case of non-tendering holders of the Outstanding Notes, the trading market for the Outstanding Notes following the Exchange Offer.

     To the extent that all or most of the holders of the Outstanding Notes tender such Notes, the liquidity of the Exchange Notes should be increased as a result of the larger size of the issue. However, there can be no assurance that any or all holders of the Outstanding Notes will accept the Exchange Offer. To the extent that fewer of the holders of the Outstanding Notes accept the Exchange Offer, the liquidity of the Exchange Notes could be decreased. In addition, wide acceptance of the Exchange Offer will affect and could decrease the liquidity of the Outstanding Notes held by non-tendering holders.

     The liquidity of, and trading market for, the Outstanding Notes or the Exchange Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

YEAR 2000 COMPLIANCE

     The Company has implemented a Year 2000 compliance program designed to ensure that the Company's medical equipment, computer systems and applications will function properly beyond 1999. Although the Company believes that it has allocated adequate resources for this purpose and expects its Year 2000 date conversion program to be completed on a timely basis without incurring significant expenditures to address this issue, there can be no assurance that the Company will not experience unforeseen difficulties. The failure by medical equipment suppliers or third-party payors, such as private insurers, managed care providers, healthcare organizations, preferred provider organizations, and federal and state government agencies that administer Medicare and/or Medicaid, to adequately address their Year 2000 issues could impact their ability to reimburse the Company or otherwise adversely affect the Company's business, financial condition, cash flows, and results of operations.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Outstanding Notes were sold by the Company on March 16, 1998, to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently placed the Outstanding Notes with QIBs in reliance on Rule 144A under the Securities Act. As a condition of the purchase of the Outstanding Notes by the Initial Purchasers, the Company, and the Guarantors entered into the Registration Rights Agreement with the Initial Purchasers, which requires, among other things, that the Company and the Guarantors file with the Commission a registration statement under the Securities Act with respect to an offer by the Company to the holders of the Outstanding Notes to issue and deliver to such holders, in exchange for Outstanding Notes, a like principal amount of Exchange Notes. The Company and the Guarantors are required to use their best efforts to cause the registration statement relating to the Exchange Offer (the "Registration Statement") to be declared effective by the Commission under the Securities Act and commence the Exchange Offer. The Exchange Notes are to be issued without a restrictive legend, and based on interpretations by the staff of the Commission, the Company believes that the Exchange Notes may be reoffered and resold by a holder that is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating in and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "-- Resale of Exchange Notes."

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     The term "Holder" with respect to the Exchange Offer means any person in whose name the Outstanding Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Outstanding Notes validly tendered and not withdrawn prior to 5:00 p.m., E.D.T., on the Expiration Date. On the Exchange Date, the Company will issue $1,000 principal amount of Exchange Notes in exchange for $1,000 principal amount of Outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Outstanding Notes pursuant to the Exchange Offer. However, Outstanding Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement. The Exchange Notes will evidence the same debt as the Outstanding Notes and will be entitled the benefits of the Indenture.

     As of the date of this Prospectus, $150.0 million aggregate principal amount of the Outstanding Notes was outstanding and registered in the name of Cede & Co., as nominee for the Depositary. The Company has fixed the close of
business of                , 1998, as the record date for the Exchange Offer for
purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

     Holders of Outstanding Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1 thereunder.

     The Company shall be deemed to have accepted validly tendered Outstanding Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Outstanding Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Outstanding Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Outstanding Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

INTEREST ON THE EXCHANGE NOTES

     Interest on the Exchange Notes will accrue at a rate of 7 7/8% per annum and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1998. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid on the Outstanding Notes or, if no interest has been paid, from the date of original issuance of the Outstanding Notes.

PROCEDURES FOR TENDERING

     Only a Holder of Outstanding Notes may tender such Outstanding Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign, and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Outstanding Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., E.D.T., on the Expiration Date. The Company is not asking any Holder for a proxy, and no Holder is requested to send the Company a proxy. To be tendered effectively, the Outstanding Notes, Letter of Transmittal, and other required documents must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent" prior to 5:00 p.m., E.D.T., on the Expiration Date. Delivery of the Outstanding Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     By executing the Letter of Transmittal, each Holder will make to the Company the representations set forth below in the second paragraph under the heading "-- Resale of Exchange Notes."

     The tender by a Holder and the acceptance thereof by the Company will constitute agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf.

     Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Outstanding Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Outstanding Notes listed therein, such Outstanding Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Outstanding Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Exchange Notes at the Depositary (the "Book-Entry Transfer Facility") for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Outstanding Notes by causing such Book-Entry Transfer Facility to transfer such Outstanding Notes into the Exchange Agent's account with respect to the Outstanding Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Outstanding Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures; provided, however, that a participant in the Book-Entry Transfer Facility's book-entry system may, in accordance with the Book-Entry Transfer Facility's Automated Tender Offer Program procedures and in lieu of physical delivery to the Exchange Agent of a Letter of Transmittal, electronically acknowledge its receipt of, and agreement to be bound by, the terms of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Outstanding Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Outstanding Notes not properly tendered or any Outstanding Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Outstanding Notes and (i) whose Outstanding Notes are not immediately available, (ii) who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Outstanding Notes and the principal amount of Outstanding Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five Nasdaq Stock Market trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Outstanding Notes in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five Nasdaq Stock Market trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Outstanding Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., E.D.T., on the Expiration Date.

     To withdraw a tender of Outstanding Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., E.D.T., on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Outstanding Notes to be withdrawn (the "Depositor"),
(ii) identify the Outstanding Notes to be withdrawn (including the certificate number(s) and principal amount of such Outstanding Notes, or, in the case of Outstanding Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Outstanding Notes register the transfer of such Outstanding Notes into the name of the person withdrawing the tender, (iv) specify the name in which any such Outstanding Notes are to be registered, if different from that of the Depositor and (v) if applicable because the Outstanding Notes have been tendered pursuant to book-entry procedures, specify the name and number of the participant's account at the Book-Entry Transfer Facility to be credited, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Any Outstanding Notes which have been tendered but which are not accepted for exchange, will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

EXCHANGE AGENT

     The First National Bank of Chicago has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

The First National Bank of Chicago                 By Facsimile: (312) 407-1708
One North State Street                             Confirm by Telephone: (312) 732-4000
Ninth Floor, Suite 0126
Chicago, Illinois 60670-0126
Attention: Corporate Trust Administration

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of the Outstanding Notes pursuant to the Exchange Offer. If, however, certificates representing the Exchange Notes or the Outstanding Notes for the principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Outstanding Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering Holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Outstanding Notes, which is face value, less a discount, as reflected in the Company's accounting records on the Exchange Date. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

RESALE OF EXCHANGE NOTES

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Any holder who tenders in the Exchange

Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation and Morgan Stanley & Co., Incorporated, or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     By tendering in the Exchange Offer, each Holder will represent to the Company that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is a Holder,
(ii) neither the Holder nor any such other person is engaged in or intends to engage in, or has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iii) the Holder and such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the Exchange Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder incurring liability under the Securities Act for which such Holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each Holder that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company will represent to the Company that such Holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that Holder without registration under the Securities Act or an exemption therefrom.

     As set forth above, affiliates of the Company are not entitled to rely on the foregoing interpretations of the staff of the Commission with respect to resales of the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act.

SHELF REGISTRATION STATEMENT

     If the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by any applicable law or applicable interpretation of the Commission or the staff of the Commission, the Company and the Guarantors have agreed to file with the Commission and use their best efforts to have declared effective and keep continuously effective for up to two years a registration statement that would allow resales of Outstanding Notes owned by such holders.

OTHER

     Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Outstanding Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     The Company may in the future seek to acquire untendered Outstanding Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company, however, has no present plans to acquire any Outstanding Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Outstanding Notes.

                                USE OF PROCEEDS

     This Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreement with respect to the Outstanding Notes. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Outstanding Notes in like principal amount, the form and terms of which are substantially similar to the form and terms of the Exchange Notes, except as otherwise described herein. The Outstanding Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     During the fiscal year ended June 30, 1997, 19 acquisitions were completed and nine such acquisitions were made during the six months ended December 31, 1997. The acquisitions occurring during the year ended June 30, 1997 are referred to as "the fiscal 1997 acquisitions" and the acquisitions made during the six months ended December 31, 1997 are referred to as "the fiscal 1998 acquisitions." All of these acquisitions were accounted for in accordance with Accounting Principles Board Opinion ("APB") No. 16. The aggregate purchase price for the fiscal 1997 and 1998 acquisitions accounted for as purchases consisted of the following:

                                           FISCAL 1997     FISCAL 1998
                                           ACQUISITIONS    ACQUISITIONS     TOTAL
                                           ------------    ------------    --------
                                                        (IN THOUSANDS)
Cash...................................      $35,512         $ 9,824       $ 45,336
Rural/Metro Common Stock...............       18,699             325         19,024
Notes payable to sellers...............        4,477           6,470         10,947
Assumption of liabilities..............       23,915          13,889         37,804
                                             -------         -------       --------
                                             $82,603         $30,508       $113,111
                                             =======         =======       ========

     In addition, the Company issued 361,970 and 641,009 shares of Common Stock, respectively, related to pooling-of-interests transactions during the fiscal year ended June 30, 1997 and the six months ended December 31, 1997.

     The following Unaudited Pro Forma Consolidated Statements of Income for the fiscal year ended June 30, 1997 and the six months ended December 31, 1997 reflect (i) the fiscal 1997 and 1998 acquisitions as if each of the acquisitions were consummated on July 1, 1996 and (ii) the receipt and application of the net proceeds (after deducting expenses related to the Initial Offering) from the Initial Offering, as if the Initial Offering were completed on July 1, 1996.

     The following Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1997 reflects the application of the net proceeds (after deducting expenses related to the Initial Offering) from the Initial Offering as if such transaction had occurred as of December 31, 1997.

     The following Unaudited Pro Forma Consolidated Statements of Income and the Unaudited Pro Forma Consolidated Balance Sheet does not give effect to the acquisition of ECCO. Summarized below is selected combined operating data of ECCO for its most recent fiscal year ended September 30, 1997. As of September 30, 1997, ECCO had approximately $240,000 of indebtedness. Such financial information has been prepared in accordance with Argentina GAAP. Argentina GAAP and U.S. GAAP differ in certain respects. ECCO's combined operating data for its fiscal year ended September 30, 1997 and its balance sheet as of September 30, 1997 prepared in accordance with U.S. GAAP are not expected to differ materially from its financial results determined in accordance with Argentina GAAP.

                                                              FISCAL YEAR ENDED
                                                             SEPTEMBER 30, 1997
                                                             ------------------
Net revenues..............................................         $43,445
Income before income tax..................................           5,917

     The Company usually implements significant changes to the operations of the entities that it acquires to enhance profitability. The expected benefits and cost reductions anticipated by the Company have not been reflected in the accompanying unaudited pro forma consolidated financial statements. Accordingly, these pro forma consolidated financial statements are not necessarily indicative of the results of operations that would have been achieved had the fiscal 1997 and 1998 acquisitions occurred as of July 1, 1996.

     The pro forma adjustments are based upon available information. These adjustments are directly attributable to the transactions referenced above and are expected to have a continuing impact on the Company's business, financial condition, cash flows, and results of operations. The following unaudited pro forma consolidated financial statements should be read in conjunction with the Consolidated Financial Statements of the Company, including the notes thereto, which are contained elsewhere or incorporated by reference in this Prospectus. See "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The unaudited pro forma consolidated financial data does not purport to represent what the Company's actual results of operations would have been had each transaction occurred as of the beginning of each respective period nor does it project the Company's results of operations for any future period.

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            YEAR ENDED JUNE 30, 1997
                                      --------------------------------------------------------------------
                                                      BUSINESSES     PRO FORMA
                                      HISTORICAL(1)   ACQUIRED(2)   ADJUSTMENTS    OFFERING      PRO FORMA
                                      -------------   -----------   -----------    --------      ---------
Revenue
  Ambulance services................    $257,488       $104,505       $    --      $    --       $361,993
  Fire protection services..........      42,163             --            --           --         42,163
  Other.............................      20,154          2,757            --           --         22,911
                                        --------       --------       -------      -------       --------
          Total.....................     319,805        107,262            --           --        427,067
                                        --------       --------       -------      -------       --------
Operating expenses
  Payroll and employee benefits.....     170,833         51,440        (3,929)(3)       --        218,344
  Provision for doubtful accounts...      43,424         19,471            --           --         62,895
  Depreciation......................      12,136          4,176          (110)(4)       --         16,202
  Amortization of intangibles.......       4,660            194         2,252(5)       494(10)      7,600
  Other operating expenses..........      54,922         24,419        (2,285)(6)       --         77,056
  Loss contract/restructuring
     charge.........................       6,026             --            --           --          6,026
                                        --------       --------       -------      -------       --------
          Total.....................     292,001         99,700        (4,072)         494        388,123
                                        --------       --------       -------      -------       --------
Operating income....................      27,804          7,562         4,072         (494)        38,944
  Interest expense, net.............       5,720          1,584         1,888(7)     4,345(10)     13,537
  Other.............................          --             --           152(2)        --            152
                                        --------       --------       -------      -------       --------
Income before income taxes..........      22,084          5,978         2,032       (4,839)        25,255
  Provision for income taxes........       9,364            539         2,921(8)    (2,052)(8)     10,772
                                        --------       --------       -------      -------       --------
Net income..........................    $ 12,720       $  5,439       $  (889)     $(2,787)      $ 14,483
                                        ========       ========       =======      =======       ========
Basic earnings per share............    $   1.10                                                 $   1.09
                                        ========                                                 ========
Diluted earnings per share..........    $   1.04                                                 $   1.04
                                        ========                                                 ========
Weighted average number of shares
  outstanding -- Basic..............      11,585                        1,722(9)                   13,307
Weighted average number of shares
  outstanding -- Diluted............      12,271                        1,722(9)                   13,993

   The accompanying notes are an integral part of these financial statements.

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      SIX MONTHS ENDED DECEMBER 31, 1997
                                      -------------------------------------------------------------------
                                                      BUSINESSES     PRO FORMA
                                      HISTORICAL(1)   ACQUIRED(2)   ADJUSTMENTS    OFFERING     PRO FORMA
                                      -------------   -----------   -----------    --------     ---------
Revenue
  Ambulance services................    $167,367        $14,158       $    --      $     --     $181,525
  Fire protection services..........      22,563             --            --            --       22,563
  Other.............................      19,185            685            --            --       19,870
                                        --------        -------       -------      --------     --------
          Total.....................     209,115         14,843            --            --      223,958
                                        --------        -------       -------      --------     --------
Operating expenses
  Payroll and employee benefits.....     110,504          7,834          (546)(3)        --      117,792
  Provision for doubtful accounts...      28,826          2,096            --            --       30,922
  Depreciation......................       8,813            531            --            --        9,344
  Amortization of intangibles.......       3,145             54           249(5)        247(10)    3,695
  Other operating expenses..........      35,282          3,426          (405)(6)        --       38,303
                                        --------        -------       -------      --------     --------
          Total.....................     186,570         13,941          (702)          247      200,056
                                        --------        -------       -------      --------     --------
Operating income....................      22,545            902           702          (247)      23,902
  Interest expense, net.............       5,409            199           167(7)      1,166(10)    6,941
  Other.............................         130             --            51(2)         --          181
                                        --------        -------       -------      --------     --------
Income before income taxes..........      17,006            703           484        (1,413)      16,780
  Provision for income taxes........       6,924             97           407(8)       (575)(8)    6,853
                                        --------        -------       -------      --------     --------
Net income..........................    $ 10,082        $   606       $    77      $   (838)    $  9,927
                                        ========        =======       =======      ========     ========
  Basic earnings per share..........    $   0.76                                                $   0.74
                                        ========                                                ========
  Diluted earnings per share........    $   0.73                                                $   0.71
                                        ========                                                ========
Weighted average number of shares
  outstanding -- Basic..............      13,196                       275 (9)                    13,471
Weighted average number of shares
  outstanding -- Diluted............      13,805                       275 (9)                    14,080

   The accompanying notes are an integral part of these financial statements.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                                            PRO FORMA
                                                              HISTORICAL    OFFERING(11)   AS ADJUSTED
                                                             ------------   ------------   -----------
                                                ASSETS
Current assets
  Cash.....................................................    $  2,261        $   --       $  2,261
  Accounts receivable, net.................................     149,926            --        149,926
  Inventories..............................................       9,757            --          9,757
  Prepaid expenses and other...............................       9,651            --          9,651
                                                               --------        ------       --------
          Total current assets.............................     171,595            --        171,595
Property and equipment, net................................      82,634            --         82,634
Intangible assets, net.....................................     187,051            --        187,051
Other assets...............................................      10,542         4,942         15,484
                                                               --------        ------       --------
          Total assets.....................................    $451,822        $4,942       $456,764
                                                               ========        ======       ========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable.........................................    $  7,015        $   --       $  7,015
  Accrued liabilities......................................      31,227            --         31,227
  Current portion of long-term debt........................      16,435        (5,000)        11,435
                                                               --------        ------       --------
     Total current liabilities.............................      54,677        (5,000)        49,677
Long-term debt, net of current portion.....................     187,334         9,942        197,276
Non-refundable subscription income.........................      13,248            --         13,248
Deferred income taxes......................................      12,836            --         12,836
Other liabilities..........................................       2,270            --          2,270
                                                               --------        ------       --------
          Total liabilities................................     270,365         4,942        275,307
                                                               --------        ------       --------
Minority interest..........................................       8,490            --          8,490
                                                               --------        ------       --------

Stockholders' equity
  Preferred stock..........................................          --            --             --
  Common stock.............................................         139            --            139
  Additional paid-in capital...............................     124,038            --        124,038
  Retained earnings........................................      50,487            --         50,487
  Deferred compensation....................................        (458)           --           (458)
  Treasury stock...........................................      (1,239)           --         (1,239)
                                                               --------        ------       --------
          Total stockholders' equity.......................     172,967            --        172,967
                                                               --------        ------       --------
                                                               $451,822        $4,942       $456,764
                                                               ========        ======       ========

        The accompanying notes are an integral part of these statements.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The foregoing unaudited pro forma consolidated financial data should be read in conjunction with the Consolidated Financial Statements of the Company, including the notes thereto, which are contained elsewhere or incorporated by reference in this Prospectus. See "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(1) Reflects the results of operations of the respective acquisitions from the dates of acquisition through the end of each respective period.

(2) Reflects the results of operations of the fiscal 1997 and 1998 acquisitions from the beginning of the period through the respective dates of acquisition.

(3) Adjustment for payroll and employee benefits to reflect the effects of certain employees of the acquired businesses not being employed by the Company and to reflect the differences between the actual compensation paid to officers of the businesses acquired and the aggregate compensation such individuals would have received under the terms of employment agreements with the Company as if the businesses had been acquired as of the beginning of the period.

(4) Adjustment for depreciation on assets not purchased in the acquisition transactions.

(5) Adjustment for amortization to reflect amortization of the cost in excess of the fair value of net assets acquired over a 35-year period.

(6) Adjustment for other operating expenses to reflect the reduction of expenses related to certain real estate and buildings not acquired and sellers' costs incurred in connection with the sale of their respective businesses, had each of the acquisitions occurred as of the beginning of the period.

(7) Adjustment for interest expense to reflect the interest expense related to the debt issued in connection with the acquisitions.

(8) Adjustment for provision for income taxes to reflect the effect of the adjustments described above and below and the tax effect of treating each acquisition as if it had C corporation tax status.

(9) Adjustment for average number of shares outstanding as if the Common Stock issued in connection with certain of the acquisitions had occurred as of the beginning of the period.

(10) Reflects an adjustment for the amortization of an additional $4.9 million of debt issuance costs and interest expense relating to the Initial Offering net of decreases in interest expense relating to the use of proceeds of the Initial Offering.

(11) Adjustments for the Initial Offering include the issuance and sale of the Outstanding Notes, net of debt discount of $258,000, issued by the Company and the retirement of approximately $139.8 of indebtedness outstanding under the Company's prior revolving credit facility and a $5.0 million term loan.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data for the fiscal years ended June 30, 1997, 1996, 1995, 1994, and 1993 is derived from the consolidated financial statements of the Company which have been audited by Arthur Andersen LLP, independent public accountants. The selected consolidated financial data for the six months ended December 31, 1996 and December 31, 1997 is derived from consolidated financial statements that have not been subject to audit, but which have been prepared on a basis consistent with the audited financial statements. In the opinion of management, the unaudited consolidated financial data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the consolidated financial position and results of operations for that period. The results of operations for the six months ended December 31, 1997 are not necessarily indicative of the results of operations for a full fiscal year. The selected consolidated financial data provided below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company, including the notes thereto, which are contained elsewhere or incorporated by reference in this Prospectus.

                                                                                             SIX MONTHS ENDED
                                                     YEARS ENDED JUNE 30,                      DECEMBER 31,
                                      ---------------------------------------------------   -------------------
                                       1993       1994       1995       1996       1997       1996       1997
                                      -------   --------   --------   --------   --------   --------   --------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Revenue
  Ambulance services................  $52,539   $ 68,942   $127,461   $197,201   $257,488   $121,493   $167,367
  Fire protection services..........   28,165     30,502     32,274     38,770     42,163     20,654     22,563
  Other.............................    3,377      4,920     11,848     14,292     20,154      9,377     19,185
                                      -------   --------   --------   --------   --------   --------   --------
         Total revenue..............   84,081    104,364    171,583    250,263    319,805    151,524    209,115
Operating expenses
  Payroll and employee benefits.....   44,178     54,750     90,843    135,464    170,833     82,501    110,504
  Provision for doubtful accounts...   11,083     13,658     22,263     31,036     43,424     20,159     28,826
  Depreciation......................    3,522      4,369      6,654      9,778     12,136      5,651      8,813
  Amortization of intangibles.......      448        584      2,074      3,569      4,660      2,200      3,145
  Other operating expenses..........   17,798     21,613     33,809     45,752     54,922     26,947     35,282
  Loss contract/restructuring
    charge..........................       --         --         --         --      6,026         --         --
                                      -------   --------   --------   --------   --------   --------   --------
Operating income....................    7,052      9,390     15,940     24,664     27,804     14,066     22,545
Interest expense, net...............    2,896      1,780      3,059      5,108      5,720      2,082      5,409
Other...............................       --         --         --         --         --         --        130
                                      -------   --------   --------   --------   --------   --------   --------
Income before income taxes and
  extraordinary item................    4,156      7,610     12,881     19,556     22,084     11,984     17,006
Provision for income taxes..........   (1,471)    (2,884)    (5,288)    (8,044)    (9,364)    (4,914)    (6,924)
                                      -------   --------   --------   --------   --------   --------   --------
Income before extraordinary item....    2,685      4,726      7,593     11,512     12,720      7,070     10,082
Extraordinary item..................       --         --       (693)        --         --         --         --
                                      -------   --------   --------   --------   --------   --------   --------
  Net income........................  $ 2,685   $  4,726   $  6,900   $ 11,512   $ 12,720   $  7,070   $ 10,082
                                      =======   ========   ========   ========   ========   ========   ========
Basic earnings per share(1)
  Income before extraordinary
    share...........................  $  0.66   $   0.75   $   0.96   $   1.20   $   1.10   $   0.63   $   0.76
  Extraordinary item................       --         --      (0.09)        --         --         --         --
                                      -------   --------   --------   --------   --------   --------   --------
         Net income.................  $  0.66   $   0.75   $   0.87   $   1.20   $   1.10   $   0.63   $   0.76
                                      =======   ========   ========   ========   ========   ========   ========
Diluted earnings per share(1)
  Income before extraordinary
    item............................  $  0.64   $   0.71   $   0.92   $   1.14   $   1.04   $   0.59   $   0.73
  Extraordinary item................       --         --      (0.08)        --         --         --         --
                                      -------   --------   --------   --------   --------   --------   --------
         Net income.................  $  0.64   $   0.71   $    .84   $   1.14   $   1.04   $   0.59   $   0.73
                                      =======   ========   ========   ========   ========   ========   ========
Weighted average number of shares
  outstanding(1)
  Basic.............................    4,081      6,329      7,924      9,570     11,585     11,213     13,196
  Diluted...........................    4,171      6,668      8,249     10,075     12,271     12,082     13,805

---------------

(1) Earnings per share for all periods presented has been restated in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share."

                                                                                             SIX MONTHS ENDED
                                                     YEARS ENDED JUNE 30,                      DECEMBER 31,
                                      ---------------------------------------------------   -------------------
                                       1993       1994       1995       1996       1997       1996       1997
                                      -------   --------   --------   --------   --------   --------   --------
                                                       (IN THOUSANDS, EXCEPT STATISTICAL DATA)
OTHER FINANCIAL DATA:
Adjusted EBITDA(1)..................  $11,022   $ 14,343   $ 24,668   $ 38,011   $ 50,626   $ 21,917   $ 34,503
Adjusted EBITDA margin(2)...........     13.1%      13.7%      14.4%      15.2%      15.8%      14.5%      16.5%
Depreciation and amortization.......  $ 3,970   $  4,953   $  8,728   $ 13,347   $ 16,796   $  7,851   $ 11,958
Capital expenditures................    2,011      5,260     11,474     18,237     23,872      7,725     14,909
Ratio of adjusted EBITDA to interest
  expense...........................      3.8x       8.1x       8.1x       7.4x       8.9x      10.5x       6.4x
Ratio of earnings to fixed
charges(3)..........................      2.1x       3.8x       3.8x       3.7x       3.5x       4.2x       3.2x
STATISTICAL DATA:
States of operation (at period
  end)..............................        5          8         10         17         21         18         23
Ambulances (at period end)..........      190        334        761      1,243      1,561      1,621      1,883
Fire apparatus (at period end)......      115        117        119        128        135        130        145
Sources of revenue
  Ambulance services................     62.5%      66.1%      74.3%      78.8%      80.5%      80.2%      80.0%
  Fire protection services..........     33.5       29.2       18.8       15.5       13.2       13.6       10.8
  Other services....................      4.0        4.7        6.9        5.7        6.3        6.2        9.2
                                      -------   --------   --------   --------   --------   --------   --------
         Total......................    100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%
                                      =======   ========   ========   ========   ========   ========   ========

---------------
(1) Adjusted EBITDA represents income before interest, extraordinary items, depreciation and amortization expense, federal and state income taxes, and other expense and excludes the $6,026,000 loss contract/restructuring charge incurred during fiscal 1997. EBITDA is generally considered to provide information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles as a measure of a company's profitability or liquidity.

(2) Adjusted EBITDA margin as used herein consists of adjusted EBITDA divided by revenue.

(3) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense (including the amortization of debt issuance costs) plus that portion of rental payments on operating leases deemed representative of the interest factor.

                                                            JUNE 30,                           DECEMBER 31,
                                       --------------------------------------------------   -------------------
                                        1993      1994       1995       1996       1997       1996       1997
                                       -------   -------   --------   --------   --------   --------   --------
                                                                    (IN THOUSANDS)

BALANCE SHEET DATA:

  Working capital....................  $ 4,784   $23,915   $ 26,358   $ 55,402   $ 94,766   $ 67,597   $116,918
  Total assets.......................   45,816    88,247    159,430    230,114    364,066    263,891    451,822
  Current portion of long-term
    debt(1)..........................    9,827     3,590      8,377      6,610      9,814     11,643     16,435
  Long-term debt, net of current
    portion(2).......................   15,382    13,339     53,282     60,731    144,643     77,123    187,334
  Stockholders' equity...............    4,093    47,349     65,648    119,966    159,808    133,734    172,967

---------------
(1) Includes balances outstanding under the Company's prior revolving credit facility of $6.7 million at June 30, 1993.

(2) Includes balances outstanding under the Company's prior revolving credit facility of $34.9 million, $49.5 million, and $134.0 million at June 30, 1995, 1996, and 1997, respectively, and $69.6 million and $175.5 million at December 31, 1996 and 1997, respectively.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Selected Consolidated Financial Data and the Consolidated Financial Statements of the Company, including the notes thereto, which are contained elsewhere or incorporated by reference in this Prospectus.

INTRODUCTION

     The Company derives its revenue primarily from fees charged for ambulance and fire protection services. The Company provides ambulance services in response to emergency medical calls ("911" emergency ambulance services) and non-emergency transport services (general transport services) to patients on both a fee-for-service basis and nonrefundable subscription fee basis. Per transport revenue depends on various factors, including the mix of rates between existing markets and new markets and the mix of activity between "911" emergency ambulance services and general transport services as well as other competitive factors. Fire protection services are provided either under contracts with municipalities or fire districts or on a nonrefundable subscription fee basis to individual homeowners or commercial property owners.

     Ambulance service fees are recorded net of Medicare, Medicaid, and other reimbursement limitations and are recognized when services are provided. Payments received from third-party payors represent a substantial portion of the Company's ambulance service fee receipts. The Company derived approximately 79% and 74% of its net ambulance fee collections from such third-party payors during 1996 and 1997, respectively. Provision for doubtful accounts is made for the expected difference between ambulance service fees charged and amounts actually collected. The Company's provision for doubtful accounts generally is higher with respect to collections to be derived directly from patients than for collections to be derived from third-party payors and generally is higher for "911" emergency ambulance services than for general transport services.

     Because of the nature of the Company's ambulance services, it is necessary to respond to a number of calls, primarily "911" emergency ambulance service calls, which may not result in transports. Results of operations are discussed below on the basis of actual transports since transports are more directly related to revenue. Expenses associated with calls that do not result in transports are included in operating expenses. The percentage of calls not resulting in transports varies substantially depending upon the mix of general transport and "911" emergency ambulance service calls in the Company's markets and is generally higher in markets in which the calls are primarily "911" emergency ambulance service calls. Rates in the Company's markets take into account the anticipated number of calls that may not result in transports. The Company does not separately account for expenses associated with calls that do not result in transports.

     Revenue generated under fire protection services contracts is recognized over the life of the contract. Subscription fees received in advance are deferred and recognized over the term of the subscription agreement, which generally is one year.

     Other revenue primarily consists of fees associated with alternative transportation dispatch, fleet, billing and home health care services and is recognized when the services are provided.

     Other operating expenses primarily consist of rent and related occupancy expenses, maintenance and repairs, insurance, fuel and supplies, travel, and professional fees.

     The Company's net income for the year ended June 30, 1997 was $12.7 million, or $1.04 per share (diluted). This compares to net income of $6.9 million and $11.5 million, or $0.84 and $1.14 per share (diluted), for the years ended June 30, 1995 and 1996, respectively. Included in 1995 net income is an extraordinary charge to earnings of $0.7 million, net of a $0.5 million tax benefit, or $0.08 per share, to reflect the loss on early extinguishment of debt. During fiscal 1997, the Company completed the acquisition of 19 companies operating in Arizona, Arkansas, Georgia, Indiana, Kentucky, New York, Ohio, Pennsylvania and Ontario, Canada. The following discussion provides greater detail of the Company's results of operations and liquidity and capital resources.

RESULTS OF OPERATIONS

     The following table sets forth for the years ended June 30, 1995, 1996 and 1997, and for the six months ended December 31, 1996 and 1997 certain items from the Company's consolidated financial statements expressed as a percentage of total revenue:

                                                                                 SIX MONTHS ENDED
                                                      YEARS ENDED JUNE 30,      DECEMBER 31, 1997
                                                     -----------------------    ------------------
                                                     1995     1996     1997      1996       1997
                                                     -----    -----    -----    -------    -------
Revenue
  Ambulance services.............................     74.3%    78.8%    80.5%     80.2%      80.0%
  Fire protection services.......................     18.8     15.5     13.2      13.6       10.8
  Other..........................................      6.9      5.7      6.3       6.2        9.2
                                                     -----    -----    -----     -----      -----
          Total revenue..........................    100.0    100.0    100.0     100.0      100.0
Operating expenses
  Payroll and employee benefits..................     52.9     54.1     53.4      54.4       52.8
  Provision for doubtful accounts................     13.0     12.4     13.6      13.3       13.8
  Depreciation...................................      3.9      3.9      3.8       3.7        4.2
  Amortization of intangibles....................      1.2      1.4      1.5       1.5        1.5
  Other operating expenses.......................     19.7     18.3     17.1      17.8       16.9
  Loss contract/restructuring charge.............       --       --      1.9        --         --
                                                     -----    -----    -----     -----      -----
Operating income.................................      9.3      9.9      8.7       9.3       10.8
  Interest expense, net                              1.8..      2.1      1.8       1.4        2.6
  Other..........................................       --       --       --        --        0.1
                                                     -----    -----    -----     -----      -----
Income before income taxes and extraordinary
  item...........................................      7.5      7.8      6.9       7.9        8.1
  Provision for income taxes.....................      3.1      3.2      2.9       3.2        3.3
                                                     -----    -----    -----     -----      -----
Income before extraordinary item.................      4.4%     4.6%     4.0%      4.7%       4.8%
                                                     =====    =====    =====     =====      =====

SIX MONTHS ENDED DECEMBER 31, 1996 COMPARED TO SIX MONTHS ENDED DECEMBER 31,
1997

Revenue

     Total revenue increased $57.6 million, or 38.0%, from $151.5 million for the six months ended December 31, 1996 to $209.1 million for the six months ended December 31, 1997. Approximately $42.6 million of this increase resulted from the acquisition of ambulance service providers during the last two quarters of fiscal 1997 and the first two quarters of fiscal 1998. Ambulance service revenue in markets served by the Company in both of the six month periods ended December 31, 1996 and 1997 increased by 4.9%. Fire protection services revenue increased by $1.9 million, or 9.2%, from $20.7 million for the six months ended December 31, 1996 to $22.6 million for the six months ended December 31, 1997. Other revenue increased by $9.8 million, or 104.3%, in the six months ended December 31, 1997 compared to the six months ended December 31, 1996.

     Total ambulance transports increased by 140,000, or 33.0%, from 424,000 for the six months ended December 31, 1996 to 564,000 for the six months ended December 31, 1997. The acquisitions of 21 ambulance service companies during the last two quarters of fiscal 1997 and the first two quarters of fiscal 1998 accounted these additional transports.

     Fire protection services revenue increased due to revenue generated from new fire protection contracts awarded to the Company primarily through competitive bidding and due to rate increases for fire protection services.

     Other revenue increased primarily because of fees received for billing, dispatch and other services pursuant to the Company's Agreement with San Diego Fire and Life Safety Services.

Operating Expenses

     Payroll and employee benefit expenses increased $28.0 million, or 33.9%, from $82.5 million for the six months ended December 31, 1996 to $110.5 million for the six months ended December 31, 1997. This increase was primarily due to the acquisition of 21 ambulance service providers during the last two quarters of fiscal 1997 and the first two quarters of fiscal year 1998.

     Provision for doubtful accounts increased $8.6 million, or 42.6%, from $20.2 million for the six months ended December 31, 1996 to $28.8 million for the six months ended December 31, 1997. Provision for doubtful accounts increased from 13.3% of total revenue for the six months ended December 31, 1996 to 13.8% of total revenue for the six months ended December 31, 1997, reflecting the effect of the acquisition of ambulance service providers during the second half of fiscal 1997 and first half of fiscal 1998 operating in markets with a greater mix of "911" emergency activity.

     Depreciation increased $3.1 million, or 54.4%, from $5.7 million for the six months ended December 31, 1996 to $8.8 million for the six months ended December 31, 1997, primarily as a result of depreciation expense on property and equipment obtained through recent ambulance service acquisitions. Depreciation increased from 3.7% of total revenue for the six months ended December 31, 1996 to 4.2% of total revenue for the six months ended December 31, 1997.

     Amortization of intangibles increased by $0.9 million, or 40.9%, from $2.2 million for the six months ended December 31, 1996 to $3.1 million for the six months ended December 31, 1997. This increase is primarily a result of intangible assets recorded in recent acquisitions. Amortization of intangibles was 1.5% of total revenue for the six months ended December 1996 and 1997.

     Other operating expenses increased approximately $8.4 million, or 31.2%, from $26.9 million for the six months ended December 31, 1996 to $35.3 million for the six months ended December 31, 1997, primarily due to increased expenses associated with the operation of 21 ambulance service providers acquired during the last two quarters of fiscal 1997 and the first two quarters of fiscal 1998. Other operating expenses decreased from 17.8% of total revenue for the six months ended December 31, 1996 to 16.9% of total revenue for the six months ended December 31, 1997 as a result of operational efficiencies realized through the integration of these acquired companies.

     Interest expense increased by $3.3 million from $2.1 million for the six months ended December 31, 1996 to $5.4 million for the six months ended December 31, 1997. This increase was attributable to increased borrowings on the Company's prior revolving credit facility.

     The Company's effective tax rate decreased from 41.0% for the six months ended December 31, 1996 to 40.7% for the six months ended December 31, 1997, primarily as a result of tax planning strategies implemented by the Company during fiscal 1996.

YEAR ENDED JUNE 30, 1996 COMPARED TO YEAR ENDED JUNE 30, 1997

Revenue

     Total revenue increased $69.5 million, or 27.8%, from $250.3 million for the year ended June 30, 1996 to $319.8 million for the year ended June 30, 1997. Approximately $43.6 million of this increase resulted from the acquisition of ambulance service providers during fiscal 1997. Fire protection services revenue increased by $3.4 million, and other revenue increased by $5.9 million.

     Total ambulance transports increased by 205,000, or 28.9%, from 710,000 for the year ended June 30, 1996 to 915,000 for the year ended June 30, 1997. The acquisition of 18 ambulance service companies during fiscal 1997 accounted for 154,000 of these additional transports.

     Fire protection services revenue increased due to rate increases for fire protection services and greater utilization of the Company's services under fee-for-service arrangements. The increase also resulted from the revenue generated from new fire protection contracts awarded to the Company through competitive bidding.

Operating Expenses

     Payroll and employee benefit expenses increased $35.4 million, or 26.1%, from $135.4 million for the year ended June 30, 1996 to $170.8 million for the year ended June 30, 1997. This increase was primarily due to the acquisition of nineteen companies during fiscal 1997. Payroll and employee benefits decreased from 54.1% of total revenue for the year ended June 30, 1996 to 53.4% of total revenue for the year ended June 30, 1997 as a result of operational efficiencies.

     Provision for doubtful accounts increased $12.4 million, or 40.0%, from $31.0 million for the year ended June 30, 1996 to $43.4 million for the year ended June 30, 1997. Provision for doubtful accounts increased from 12.4% of total revenue for the year ended June 30, 1996 to 13.6% of total revenue for the year ended June 30, 1997, reflecting the effect of the acquisition of ambulance service providers operating in markets with a greater mix of "911" emergency activity.

     Depreciation increased $2.3 million, or 23.5%, from $9.8 million for the year ended June 30, 1996 to $12.1 million for the year ended June 30, 1997, primarily due to increased property and equipment from recent acquisition activity.

     Amortization of intangibles increased by $1.1 million, or 30.6%, from $3.6 million for the year ended June 30, 1996 to $4.7 million for the year ended June 30, 1997. This increase was the result of increased intangible assets caused by recent acquisition activity. Amortization of intangibles increased from 1.4% of total revenue for the year ended June 30, 1996 to 1.5% for the year ended June 30, 1997.

     Other operating expenses increased $9.2 million, or 20.1%, from $45.7 million for the year ended June 30, 1996 to $54.9 million for the year ended June 30, 1997, primarily as a result of increased expenses associated with the operation of the nineteen companies acquired during fiscal 1997. Other operating expenses decreased from 18.3% of total revenue for the year ended June 30, 1996 to 17.1% of total revenue for the year ended June 30, 1997 as a result of operational efficiencies.

     The Company recorded a $6.0 million pre-tax charge for the year ended June 30, 1997. Included in this amount was an allowance of $3.2 million related to an unprofitable ambulance service contract. Also included was a restructuring charge of $2.8 million relating to the integration of ambulance company acquisitions. The restructuring charge consists primarily of severance costs and other costs related to the elimination of redundant functions. Management expects the integration to be completed during fiscal 1998.

     Interest expense increased by $0.6 million, or 11.8%, from $5.1 million for the year ended June 30, 1996 to $5.7 million for the year ended June 30, 1997. This increase was caused by higher debt balances, reflecting increased borrowings on the Company's prior revolving credit facility.

     The Company's effective tax rate increased from 41.1% for the year ended June 30, 1996 to 42.4% for the year ended June 30, 1997, primarily the result of a higher percentage of the Company's taxable income being generated in higher tax rate states and the effect of nondeductible goodwill generated in connection with the acquisition of certain ambulance service providers.

YEAR ENDED JUNE 30, 1995 COMPARED TO YEAR ENDED JUNE 30, 1996

Revenue

     Total revenue increased $78.7 million, or 45.9%, from $171.6 million for the year ended June 30, 1995 to $250.3 million for the year ended June 30, 1996. Approximately $56.1 million of this increase resulted from the acquisition of ambulance service providers during fiscal 1996. Fire protection services revenue increased by $6.5 million, and other revenue increased by $2.4 million.

     Total ambulance transports increased by 241,000, or 51.4%, from 469,000 for the year ended June 30, 1995 to 710,000 for the year ended June 30, 1996. The acquisition of 16 ambulance service companies during fiscal 1996 accounted for 227,000 of these additional transports.

     Fire protection services revenue increased due to rate increases for fire protection services and greater utilization of the Company's services under fee-for-service arrangements. The increase also resulted from the acquisition of a fire protection service company during the first quarter of fiscal 1996 and revenue generated from new fire protection contracts awarded to the Company through competitive bidding.

Operating Expenses

     Payroll and employee benefit expenses increased $44.6 million, or 49.1%, from $90.8 million for the year ended June 30, 1995 to $135.4 million for the year ended June 30, 1996. This increase was primarily due to the acquisition of 18 companies during fiscal 1996.

     Provision for doubtful accounts increased $8.7 million, or 39.0%, from $22.3 million for the year ended June 30, 1995 to $31.0 million for the year ended June 30, 1996. Provision for doubtful accounts decreased from 13.0% of total revenue for the year ended June 30, 1995 to 12.4% of total revenue for the year ended June 30, 1996, reflecting the effect of the acquisition of ambulance service providers operating in markets with higher receivable collections as a result of a greater mix of general transport activity.

     Depreciation increased $3.1 million, or 46.3%, from $6.7 million for the year ended June 30, 1995 to $9.8 million for the year ended June 30, 1996, primarily due to increased property and equipment from recent acquisition activity.

     Amortization of intangibles increased by $1.5 million, or 71.4%, from $2.1 million for the year ended June 30, 1995 to $3.6 million for the year ended June 30, 1996. This increase was the result of increased intangible assets caused by recent acquisition activity. Amortization of intangibles increased from 1.2% of total revenue for the year ended June 30, 1995 to 1.4% for the year ended June 30, 1996.

     Other operating expenses increased $11.9 million, or 35.2%, from $33.8 million for the year ended June 30, 1995 to $45.7 million for the year ended June 30, 1996, primarily as a result of increased expenses associated with the operation of the 18 companies acquired during fiscal 1996. Other operating expenses decreased from 19.7% of total revenue for the year ended June 30, 1995 to 18.3% of total revenue for the year ended June 30, 1996 as a result of operational efficiencies.

     Interest expense increased by $2.0 million, or 64.5%, from $3.1 million for the year ended June 30, 1995 to $5.1 million for the year ended June 30, 1996. This increase was caused by higher debt balances, reflecting increased borrowings on the Company's revolving credit facility.

     The Company's effective tax rate increased from 41.0% for the year ended June 30, 1995 to 41.1% for the year ended June 30, 1996, primarily the result of a higher percentage of the Company's taxable income being generated in higher tax rate states and the effect of nondeductible goodwill generated in connection with the acquisition of certain ambulance service providers. This increase was partially offset by tax planning strategies implemented by the Company during fiscal 1996.

SEASONALITY AND QUARTERLY RESULTS

     The following table reflects certain selected unaudited quarterly operating results for each of the eight quarters including the quarter ended December 31, 1997. The operating results of any quarter are not necessarily indicative of results of any future period.

                                       MAR. 31,    JUNE 30,    SEPT. 30,   DEC. 31,   MAR. 31,    JUNE 30,   SEPT. 30,   DEC. 31,
                                         1996        1996        1996        1996       1997      1997(1)      1997        1997
                                       ---------   ---------   ---------   --------   ---------   --------   ---------   --------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Ambulance service..................   $51,789     $53,955     $59,028    $62,465     $69,161    $66,834     $77,598    $89,769
  Fire protection....................     9,813      10,267      10,305     10,349      10,551     10,958      11,212     11,351
  Other revenue......................     3,382       4,455       4,661      4,716       5,209      5,568       8,963     10,222
                                        -------     -------     -------    -------     -------    -------     -------    -------
  Total revenue......................    64,984      68,677      73,994     77,530      84,921     83,360      97,773    111,342
  Operating income...................     6,775       7,736       6,592      7,474       9,500      4,238      10,346     12,199
  Diluted net income.................     2,989       4,025       3,299      3,771       4,675        975       4,658      5,424
Diluted earnings per share...........   $  0.31     $  0.35     $  0.28    $  0.31     $  0.38    $  0.08     $  0.35    $  0.38
                                        =======     =======     =======    =======     =======    =======     =======    =======

---------------
(1) Includes a $6.0 million pre-tax charge for loss contract/restructuring.

     The Company has historically experienced, and expects to continue to experience, moderate seasonality in quarterly operating results. This seasonality has resulted from a number of factors, including relatively higher second and third fiscal quarter demand for transport services in the Company's Arizona and Florida regions resulting from the greater winter populations in those regions. The effect of the acquisition of ambulance service providers in the northeastern and midwestern regions of the United States has reduced, and will continue to reduce, the overall seasonality in operating results. However, as a result of the Company's recent expansion into Latin America, the Company may experience increased seasonality as a result of relatively higher first and fourth quarter demand for services in the Latin American region during the winter.

LIQUIDITY AND CAPITAL RESOURCES

     Historically, the Company has financed its cash requirements principally through cash flow from operating activities, term and revolving indebtedness, capital equipment lease financing, the sale of stock through an initial public offering in July 1993, subsequent public stock offerings in May 1994 and April 1996, and the ongoing exercise of stock options.

     At December 31, 1997, the Company had working capital of $116.9 million, including cash of $2.3 million, compared to working capital of $94.8 million, including cash of $3.4 million at June 30, 1997. For the six months ended December 31, 1997, net cash used in operations was $6.0 million compared to net cash used in operations of $3.5 million for the six months ended December 31, 1996. Net cash provided by (used in) operations was $(11.1) million and $1.4 million for the fiscal years ended June 30, 1997 and June 30, 1996, respectively. The increases in working capital are due primarily to increases in accounts receivable, partially offset by increases in accrued liabilities and accounts payable.

     The Company's gross accounts receivable as of June 30, 1996, June 30, 1997, and December 31, 1997 were $95.2 million, $142.8 million, and $194.9 million, respectively. The Company's accounts receivable, net of the allowance for doubtful account, were $68.6 million, $107.0 million, and $149.9 million as of such dates, respectively. The Company believes that the increase in accounts receivable is related significantly to acquisition activity and to recent revenue growth. The Company also attributes the increase in accounts receivable and the increased age of receivables to certain factors, including delays in payments from certain third-party payors, particularly in certain of the Company's regional billing areas, and a general industry trend towards a lengthening payment cycle of accounts receivable due from third-party payors. In addition, the Company believes certain transitional aspects of the integration of acquired companies into the Company's centralized billing and collection function has resulted in increases in the amount and age of accounts receivable during the transition period.

     During September 1995, the Company funded a fully underwritten credit agreement for a $125.0 million revolving credit facility. The Company used the proceeds from the credit facility to repay the Company's then existing revolving credit facility and its notes payable. Costs previously deferred related to certain indebtedness resulted in an extraordinary charge to earnings of $693,000, net of a $480,000 tax benefit, or $.08 per share in the year ended June 30, 1995. In May 1997, the credit facility was increased from $125.0 million to $175.0 million. In December 1997, the credit facility was increased from $175.0 million to $200.0 million. At February 28, 1998, borrowings on the credit facility were approximately $189.0 million. Contemporaneously with the closing of the Initial Offering the Company entered into an amendment to the credit facility (the "New Credit Facility"). See "Description of the New Credit Facility." Following the closing of the Initial Offering and the use of the net proceeds therefrom, borrowings under the New Credit Facility were approximately $54.1 million as of March 18, 1998.

     Exclusive of payments on the prior revolving credit facility, the Company repaid $21.3 million of notes payable and capital lease obligations during the year ended June 30, 1997 and $20.3 million during the year ended June 30, 1996. Capital expenditures were $23.9 million during the year ended June 30, 1997 compared to $18.2 million during the prior year, of which $2.0 million was financed through capital lease obligations in the year ended June 30, 1996.

     Exclusive of payments on the prior revolving credit facility, the Company repaid $14.4 million of notes payable and capital lease obligations during the six months ended December 31, 1997 compared to $6.5 million during the six months ended December 31, 1996. Capital expenditures were $14.9 million during the six months ended December 31, 1997 compared to $7.7 million during the six months ended December 31, 1996. The Company had $12.9 million of capital lease obligations outstanding at December 31, 1997.

     In November 1997, the Company entered into a $5.0 million term loan, which matures on March 31, 1998. The Company used the proceeds from the loan to fund acquisitions, capital expenditures and for general corporate purposes. The loan has an interest rate of LIBOR plus 1.625%. The Company used the net proceeds from the Initial Offering to repay the term loan.

     During the year ended June 30, 1997, the Company purchased either all of the issued and outstanding stock or certain of the assets of 19 companies operating in Arizona, Arkansas, Georgia, Indiana, Kentucky, New York, Ohio, Pennsylvania and Ontario, Canada. The combined purchase price was $82.6 million. The Company paid cash of $35.5 million, issued notes payable to sellers totaling $4.5 million, issued 1.2 million shares of Common Stock to sellers (361,970 shares were related to pooling-of-interests transactions and the remaining shares were valued at $18.7 million), and assumed $23.9 million of liabilities. The Company funded the cash portion of the acquisitions through operating cash flow and from the prior revolving credit facility.

     During the six months ended December 31, 1997, the Company purchased either all the issued and outstanding stock or certain assets of nine ambulance service providers with operations in Alabama, Arizona, Georgia, Maryland, Mississippi, New Jersey, New York, South Carolina, Tennessee, Virginia, and the District of Columbia. The combined purchase price of the operations accounted for as purchases was $30.5 million. The Company paid cash of $9.8 million, issued notes payable to sellers of $6.5 million, issued 659,191 shares of Common Stock to sellers (641,009 shares were related to pooling-of-interests transactions and the remaining shares were valued at $325,000), and assumed $13.9 million of liabilities. The Company funded the cash portion of the acquisitions primarily from the Company's prior revolving credit facility.

     Subsequent to December 31, 1997, the Company purchased ECCO for $35.0 million, consisting of $25.0 million in cash and $10.0 million in shares of the Company's Common Stock. See "Prospectus Summary -- Recent Developments."

     The Company expects that the proceeds from the Initial Offering, cash flow from operations, and additional borrowing capacity will be sufficient to meet its operating and capital needs for existing operations as well as to fund certain service area expansions and acquisitions for the 12 months subsequent to December 31, 1997. The Company is engaged in an active acquisition program. In addition to using cash from operations, credit facilities, seller notes payable and the issuance of common stock, the Company may seek to raise additional capital through public or private debt or equity financing to fund acquisitions. The availability and desirability of these capital sources will depend upon prevailing market conditions, interest rates and the financial condition of the Company. There can be no assurance such financing will be available on favorable terms, if at all.

EFFECTS OF INFLATION AND FOREIGN CURRENCY EXCHANGE FLUCTUATIONS

     The results of operations of the Company for the periods discussed have not been affected significantly by inflation or foreign currency fluctuations. The Company's revenue from international operations is denominated primarily in the currency of the country in which it is operating. Although the Company has not incurred any material exchange gains or losses to date, there can be no assurance that fluctuations in the currency exchange rates in the future will not have an adverse effect on the Company's business, financial condition, cash flows, and results of operations. The Company does not currently engage in foreign currency hedging transactions. However, as the Company continues to expand its international operations, exposure to gains and losses on foreign currency transactions may increase. The Company may choose to limit such exposure by entering into forward exchange contracts or engaging in similar hedging strategies. See "Risk Factors -- Risks Associated with International Operations and Foreign Currency Fluctuations."

YEAR 2000 COMPLIANCE

     The Company has implemented a Year 2000 compliance program designed to ensure that the Company's medical equipment, computer systems and applications will function properly beyond 1999. Although the Company believes that it has allocated adequate resources for this purpose and expects its Year 2000 date conversion program to be completed on a timely basis without incurring significant expenditures to address this issue, there can be no assurance that the Company will not experience unforeseen difficulties. The failure by medical equipment suppliers or third-party payors, such as private insurers, managed care providers, healthcare organizations, preferred provider organizations, and federal and state government agencies that administer Medicare and/or Medicaid, to adequately address their Year 2000 issues could impact their ability to reimburse the Company or otherwise adversely affect the Company's business, financial condition, cash flows, and results of operations.

                                    BUSINESS

     The Company is a leading provider of health and safety services, which include "911" emergency ambulance and general transport services, fire protection services, and other safety and health care related services to municipal, residential, commercial, and industrial customers. The Company believes that it is the only multi-state provider of both ambulance and fire protection services in the United States and that it ranks as one of the largest private-sector providers of ambulance and fire protection services in the world. The Company currently serves over 400 communities in 25 states, the District of Columbia, Canada, and Latin America. Ambulance services and fire protection services accounted for approximately 80% and 11%, respectively, of the Company's revenue for the six months ended December 31, 1997.

     Founded in 1948, the Company has been instrumental in the development of protocols and policies applicable to the emergency services industry. The Company has grown significantly since the late 1970s both through internal growth and through acquisitions. To manage this growth, the Company invested in the development of management and operational systems that have resulted in productivity gains and increased profitability. The Company believes its key business competencies in communications and logistics management position it to continue its growth internally as well as through acquisitions, joint ventures, and business alliances and enable it to operate profitably in both large and small communities. The Company completed 11 acquisitions in the fiscal year ended June 30, 1995, 18 acquisitions in the fiscal year ended June 30, 1996, 19 acquisitions in the fiscal year ended June 30, 1997, and nine acquisitions during the six months ended December 31, 1997.

INDUSTRY OVERVIEW

     Based on generally available industry data, it is estimated that annual expenditures for ambulance services in the United States are between $4 billion and $7 billion. Public-sector entities, private companies, hospitals, and volunteer organizations provide ambulance services. Public-sector entities often serve as the first responder to requests for such emergency ambulance services and often provide emergency ambulance transport. When the public sector serves as first responder, private companies often serve as the second responder and support the first responder as needed. The private sector provides the majority of general transport services. It is estimated that the ambulance service industry includes more than 10,000 providers of service, 2,000 or more of which are private and approximately 1,000 of which are hospital-owned. Most commercial providers are small companies serving one or a limited number of markets. Several multi-state providers, including the Company, have emerged through the acquisition and consolidation of smaller ambulance service providers in recent years.

     The growth in ambulance service expenditures has resulted from both an increase in the number of transports and an increase in the average expenditures per transport. The growth and aging of the population, the greater use of outpatient care facilities and home care in response to health care cost containment efforts, and increased patient travel between specialized treatment health care facilities have increased the demand for emergency medical services and general transport services. The increased availability of "911" emergency service, the impact of educational programs on its use, and the practice of some members of the population of utilizing a hospital's emergency room as the source of their primary medical care also have increased the number of ambulance transports. Industry considerations require ambulance service providers to acquire more sophisticated emergency medical, dispatch, and communications equipment, hire more highly trained personnel, and develop more sophisticated dispatch and management systems to satisfy the faster response time and higher quality of medical care assurance criteria required by municipalities and fire districts for emergency ambulance services. Average expenditures per ambulance transport have increased as a result of the additional costs to meet these requirements. These requirements, combined with the fragmented nature of the industry, are contributing to consolidation within the industry. Service providers that do not have the financial or management resources to meet the requirements for higher levels of service are candidates for acquisition.

     Market reform continues to reshape the health care delivery system, with a shift from fee-for-service providers to managed care providers. Managed care providers are focusing on cost containment measures while seeking to provide the most appropriate level of service at the most appropriate treatment facility. While ambulances typically transport patients to the nearest treatment facility, managed care providers are attempting to manage hospital utilization by working with ambulance service providers to ensure transport of patients to affiliated facilities and avoid unnecessary inter-facility transports. For non-life threatening medical emergencies, managed care providers are beginning to explore programs where plan members are encouraged to call the provider. Under this program, a nurse will answer the call, analyze the medical situation, and determine the best course of action and mode of transport. In an emergency situation, an advanced life support ambulance will be dispatched. In certain cases, patients could receive the required treatment level with a less costly basic life support ambulance. However, to manage such a system, the managed care provider must contract with an ambulance service provider that has the mix of vehicles and geographic scope to cover the entire region served by the managed care provider and can provide call center services.

     The Company believes the trend toward managed care benefits larger ambulance service providers, which can service a larger portion of a managed care provider's needs. This allows the managed care provider to reduce its number of suppliers, cutting administrative costs and allowing it to negotiate more favorable rates.

     Based on the Company's experience, the Company believes that its ambulance and fire protection services are complementary. Municipal fire departments, tax-supported fire districts, and volunteer fire departments constitute the principal providers of fire protection services in the United States. In most of the communities served by municipal fire departments and tax-supported fire districts, the fire department is the first to respond to a call for emergency medical services. Approximately 27,000 volunteer fire departments, covering approximately 40% of the United States population, operate throughout the United States. Volunteer fire departments range from departments comprised entirely of volunteer personnel to departments that utilize one or more paid personnel located at each station supplemented by volunteers who proceed directly to the fire scene. In addition to providing fire protection services to municipalities and tax-supported fire districts, the private sector also provides fire protection services to industrial complexes, including airports, large industrial and petrochemical plants, power plants, and other large self-contained facilities.

STRATEGY

     The Company's strategy is to leverage its experience and competencies in communications and logistics management to enhance its position as a leading provider of emergency response services in the United States and in other countries. Key elements of this strategy include the acquisition of ambulance service providers and increased marketing efforts to serve the health and safety needs of the public and private sector, including services for health care providers, expansion of fire protection and community safety services, integration of health and safety operations, public/private partnering, and outsourcing of other health and safety related services. The Company seeks to improve productivity and to expand service offerings to customers and to seek new potential customers through key business alliances, joint ventures, or other strategic business arrangements.

  Acquisition of Ambulance Service Providers

     The Company seeks acquisitions that enable it to establish new service areas both domestically and internationally and acquisitions that enable it to expand its operations within its existing service areas. The Company believes that the fragmented nature of the industry, combined with the lack of capital and limited management systems that characterize many providers, continues to provide an opportunity for the Company to acquire additional ambulance service providers, including hospital-owned providers, that would benefit from its management and operational systems, resulting in productivity gains and enhanced levels of service.

     The Company considers a number of factors in evaluating a proposed acquisition candidate, including the quality of its management and medical personnel, its historical operating results and future earnings potential, the size and anticipated growth of its market, its relative position within that market, and the competition to be encountered in such market. The Company pays special attention to those potential service areas in which it can achieve maximum productivity by achieving market leadership over a regional area, by utilizing its ambulances to provide both "911" emergency ambulance and general transport services, and by integrating ambulance services with fire protection services. The Company continues to build its regional operations, which better position the Company to serve the developing managed care customer base.

  Expand Services to Meet the Evolving Needs of the Public Sector and Health Care Providers

     The Company plans to expand its general transport services through increased marketing efforts to hospitals, health maintenance organizations, and other health care providers and its emergency ambulance services through the pursuit of new contracts and alliances with municipalities and fire districts. Based on its public/private alliance with San Diego Fire & Life Safety Services, the Company believes that, in certain circumstances, contracting and partnering may provide a cost-effective approach to expanding into large urban markets. The Company will continue to seek to enter into similar public/private alliances to compete for new business. The Company intends to respond to the needs of health care and managed care providers by delivering high quality, efficient, cost-effective services and the ability to transport patients to the most appropriate treatment facility, particularly in those geographic areas in which it has been able to achieve market leadership. The Company intends to develop and offer innovative value-added services to health care providers, such as access to a medical call center, to better serve the demand management, telephone triage, and medical transport needs of the managed care market. The Company believes that its communications and logistics expertise will enable it to offer services that will improve the responsiveness and cost-effectiveness of health care services in a managed care environment. The Company expects to pursue alliances with health care providers through the establishment of service contracts, the development of relationships, and through acquisitions of health care and safety-related providers, which would provide opportunities for the Company to integrate its services with such other service providers.

  Expansion and Integration of Health and Safety Services

     The Company plans to continue its efforts to expand its community safety services by providing fire protection and other safety-related services. In seeking to expand its fire protection services, the Company plans to emphasize the benefits of its services in terms of lower per capita fire service costs, reduced insurance rates, and lower loss of life and property resulting from its extensive experience, fire prevention initiatives, management and operational systems, and the utilization of full-time fire fighters and part-time reservists. The Company plans to respond to the economic pressures on the public sector to reduce taxes and expenditures for emergency services including fire protection and other safety-related services by establishing public/private alliances with fire districts and municipalities. The Company also intends to pursue opportunities to provide fire protection and safety services to large industrial complexes, including airports, large industrial and petrochemical plants, power plants, and other large self-contained facilities. The Company currently offers other safety-related services on a limited basis, including its security monitoring and personal emergency response systems. The Company intends to continue to leverage its communications and logistics expertise to develop and offer safety-related services. The Company also intends to leverage its superior systems and substantial experience with third-party payors to provide fire districts and municipalities with business services, such as billings and collections services.

     Because emergency medical response represents a significant portion of fire response activity within many fire departments, the Company believes that its ambulance and fire protection services operations are complementary. Building upon the Company's successful integration of ambulance and fire services under its contract with the City of Scottsdale and through its public/private alliance with San Diego Fire & Life Safety Services, the Company plans to continue the integration of its fire and ambulance services in certain of its service areas and to pursue opportunities to provide integrated services in new service areas. The Company believes that its integration of health and safety services can provide operating economies, coordination of the delivery of services, efficiencies in the use of personnel and equipment, and enhanced levels of service, especially in lower-utilization communities.

  Productivity Improvement and Enhancement

     The Company intends to utilize its management and operational systems to enhance productivity and profitability in its existing operations and in acquired operations and to enhance its opportunities with joint venture and business alliance partners. The centralization of key management and operating systems development and the standardization of certain functions permit the Company to achieve economies of scale at both the regional and corporate levels. The Company believes that establishing market leadership in its various service areas will enable it to more efficiently utilize its equipment and personnel, to better serve large regional health care providers, to more effectively market its services, and thereby continue to improve its productivity. See "Risk Factors -- Risks Associated with Rapid Growth, Acquisitions, and Integration."

  Entrance into International Markets

     The Company plans to expand its presence in international health and safety and other related services markets initially in Canada and Latin America. The Company intends to capitalize on the growth opportunities created by the privatization of health and safety services in markets such as Ontario, Canada and Argentina and the expansion of health insurance companies and health maintenance organizations into Latin America. The Company believes select Latin America markets, including Mexico and the nations of the MERCOSUR, represent a growth opportunity and provide a model for a capitated health care environment that encompasses not only ambulance transport but also mobile health care utilizing call centers, telephone triage, and house calls by doctors and nurses. The Company evaluates opportunities to enter into international markets through acquisitions or alliances based on factors such as its ability to establish a strong strategic local relationship and a solid corporate infrastructure of systems and management talent, the potential to increase operating margins and returns on capital, and the opportunity to offer value-added services that broaden its participation in the health care market. In addition, the Company seeks opportunities to provide fire protection and safety services to industrial complexes, including airports and other large self-contained facilities. See "Risk Factors -- Risks Associated with Rapid Growth, Acquisitions, and Integration" and "-- Risks Associated with International Operations and Foreign Currency Fluctuations."

CURRENT SERVICE AREAS

     The Company provides its services in over 400 communities in the following 25 states, the District of Columbia, Canada, and Latin America:

Alabama                                    Kentucky                                   Oregon
Arizona                                    Louisiana                                  Pennsylvania
Arkansas                                   Maryland                                   South Carolina
California                                 Mississippi                                South Dakota
Florida                                    Nebraska                                   Tennessee
Georgia                                    New Jersey                                 Texas
Idaho                                      New York                                   Virginia
Indiana                                    Ohio                                       Washington
Iowa

     The Company provides ambulance services in these states, the District of Columbia, and Canada primarily under the names Rural/Metro Ambulance and Rural/Metro Medical Services and under the name Southwest Ambulance in some areas of Arizona. The Company may operate under other names depending upon local statutes or contractual agreements. The Company generally provides its ambulance services pursuant to a contract or certificate of necessity on an exclusive or nonexclusive basis. It provides "911" emergency ambulance services primarily pursuant to contracts or as a result of providing fire protection services. Ambulance service contracts in some service areas provide for the payment of a subsidy to the Company.

     In certain service areas, the Company is the only provider of both emergency ambulance and general transport services. In other service areas, the Company competes for general transport services. In all service areas, the Company responds to "911" emergency calls if requested by a municipality or fire district, even in the absence of a contract.

     The Company provides fire protection services under the name Rural/Metro Fire Department in seven states and in Latin America. Fire protection services are provided pursuant to master contracts or on a subscription basis.

AMBULANCE AND TRANSPORT SERVICES

  Emergency Medical Services

     The Company generally provides emergency medical ambulance services pursuant to contracts with counties, fire districts, and municipalities. These contracts typically appoint the Company as the exclusive provider of "911" emergency ambulance services in designated service areas and require the Company to respond to every "911" emergency medical call in those areas. The Company responds to virtually all "911" calls with advanced life support ("ALS") ambulance units. The Company staffs its ALS ambulance units with two paramedics or one paramedic and an emergency medical technician ("EMT") and equips such units with ALS equipment (such as cardiac monitors, defibrillators, and oxygen delivery systems) as well as pharmaceuticals and medical supplies.

     Upon arrival at an emergency, the ALS crew members deploy portable life support equipment, ascertain the patient's medical condition and, if required, begin life support techniques and procedures that may include airway intubation, cardiac monitoring, defibrillation of cardiac arrhythmias, and the administration of medications and intravenous solutions. The crew also may perform basic life support ("BLS") services which include basic airway management, hemorrhage control, stabilization of fractures, emergency childbirth, and basic vehicle extrication. As soon as medically appropriate, the patient is placed on a portable gurney and carried into the ambulance. While a paramedic monitors and treats the patient, the other crew member drives the ambulance to a hospital designated either by the patient or the applicable medical protocol. En route, the ALS crew alerts the hospital regarding the patient's medical condition, and if necessary, the attending paramedic seeks advice from a hospital emergency room physician as to treatment. Upon arrival at the hospital, the patient generally is taken to the emergency room.

  General Transport Services

     The Company also provides ambulance services to patients requiring either advanced or basic levels of medical supervision during transfer to and from residences and health care facilities. These services may be provided when a home-bound patient requires examination or treatment at a health care facility or when a hospital inpatient requires tests or treatments (such as MRI testing, CAT scans, dialysis, or chemotherapy treatment) available at another facility. The Company utilizes ALS or BLS ambulance units to provide general ambulance services depending on the patient's needs and the proximity of available units. The Company staffs its BLS ambulance units with two EMTs and equips such units with medical supplies and equipment necessary to administer first aid and basic medical treatment.

     The Company also provides critical care transport services to medically unstable patients (such as cardiac patients and neonatal patients) who require critical care while being transported between health care facilities. Critical care services differ from ALS services in that the ambulance may be equipped with additional medical equipment and may be staffed by a medical specialist provided by the Company or by a health care facility to attend to a patient's special medical needs.

     In addition to ambulance services, the Company provides non-medical transportation for the handicapped and certain non-ambulatory persons in some service areas. Such transportation generally takes place between residences or nursing homes and hospitals or other health care facilities. In providing this service, the Company utilizes vans that contain hydraulic wheelchair lifts or ramps operated by drivers who generally are trained in cardiopulmonary resuscitation ("CPR").

     The Company provides ambulance services, critical care transports, and nonmedical transportation services pursuant to contracts with governmental agencies, health care facilities, or at the request of a patient. Such services may be scheduled in advance or provided on an as needed basis. Contracts with managed care providers provide for reimbursement on a per transport basis or on a capitated basis under which the Company receives a fixed fee per person per month. The Company currently has a contract to provide non-emergency ambulance transportation for Aetna Health Plan of Ohio's 550,000 managed care plan members on a fee-for-service basis. The contract may evolve into a capitated format after the service utilization patterns are firmly established.

  Medical Personnel and Quality Assurance

     Paramedics and EMTs must be state certified in order to transport patients and to perform emergency care services. Certification as an EMT requires completion of a minimum of 164 hours of training in a program designated by the United States Department of Transportation and supervised by state authorities. EMTs also may complete advanced training courses to become certified to provide certain additional emergency care services, such as administration of intravenous fluids and advanced airway management. In addition to completion of the EMT training program, the certification as a paramedic requires the completion of more than 800 hours of training in advanced patient care assessment, pharmacology, cardiology, and clinical and field skills. Many of the paramedics currently employed by the Company served as EMTs for the Company prior to their certification as paramedics.

     Local physician advisory boards develop medical protocols to be followed by paramedics and EMTs in a service area. In addition, instructions are conveyed on a case-by-case basis through direct communications between the ambulance crew and hospital emergency room physicians during the administration of advanced life support procedures. Both paramedics and EMTs must complete continuing education programs and, in some cases, state supervised refresher training examinations to maintain their certifications. Certification and continuing education requirements for paramedics and EMTs vary among states and counties.

     The Company maintains a commitment to provide high quality pre-hospital emergency medical care. In each location in which the Company provides services, a medical director, who usually is a physician associated with a hospital the Company serves, monitors adherence to medical protocol and conducts periodic audits of the care provided. In addition, the Company holds retrospective care audits with its employees to evaluate compliance with medical and performance standards.

     The Company was one of the first ambulance service providers to obtain accreditation for many of its larger ambulance operations from the Commission on Accreditation of Ambulance Services, a joint program between the American Ambulance Association and the American College of Emergency Physicians. The process is voluntary and evaluates numerous qualitative factors in the delivery of services. The Company believes municipalities and managed care providers will consider accreditation as one of the criteria in awarding contracts in the future.

FIRE PROTECTION SERVICES

     Fire protection services consist primarily of fire prevention and fire suppression. Other fire protection related activities include hazardous material containment, underwater search and recovery, mountain and confined space rescue, and public education. The Company provides various levels of fire protection services ranging from fire stations that are fully staffed 24 hours per day to reserve stations. The Company generally provides its services to municipalities and other governmental bodies pursuant to master contracts and to residences, commercial establishments, and industrial complexes pursuant to subscription fee and other fee-for-service arrangements. Federal and state governments contract with the Company from time to time to suppress forest fires or wildfires on government lands.

     The Company has placed fire prevention and education in the forefront of its fire protection services and has developed a comprehensive program to prevent and minimize fires rather than emphasizing a standing army to respond to fires that occur. The Company believes that effective fire protection requires the intensive training of personnel, the effective utilization of fire equipment, the establishment of effective communication centers for the receipt of emergency calls and the dispatch of equipment and personnel, the establishment and enforcement of strict fire codes, and community educational efforts. The Company believes that it provides fire protection services at a cost significantly lower than the national average as a result of its emphasis on fire prevention, its advanced systems, and its use of a combination of full-time fire fighters and part-time reservists.

Based upon generally available industry data, the Company believes that fire loss per capita in the areas serviced by the Company has been substantially less than the national average.

  Fire Protection Personnel

     The Company's ability to provide its fire protection services at relatively low costs results from its efficient use of personnel in addition to its fire prevention efforts. Typically, personnel costs represent more than two-thirds of the cost of providing fire protection services. The Company has been able to reduce its labor costs through a system that utilizes full-time firefighters complemented by paid part-time reservists as well as a modified every other day shift schedule. By using trained reservists on an as needed basis, the Company has the ability to supplement full-time fire fighters on a cost-effective basis. Reservists comprise approximately 45% of the Company's operational work force.

     All full-time and reservist firefighters undergo extensive training, which exceeds the standards recommended by the National Fire Protection Association ("NFPA"), and must qualify for state certification before being eligible for full-time employment by the Company. Since approximately 70% to 80% of the Company's fire response activity consists of emergency medical response, all of the Company's firefighters are trained EMTs and an increasing number of its firefighters are paramedics. Ongoing training includes instruction in new fire service tactics and fire fighting techniques as well as continual physical conditioning.

  Fire Response

     An alarm typically results in the dispatch of one or more engine companies (each of which consists of an engine and two to four firefighters, including a captain), a fire chief, and such other equipment as circumstances warrant. The amount of equipment and personnel depends upon the type, location, and severity of the incident. The Company utilizes its dispatch capabilities to reposition equipment and firefighters to maximize the availability and use of resources in a cost-effective manner.

  Fire Prevention

     The Company believes that fire prevention programs result in both lower fire loss and significant overall cost savings. The Company's fire prevention programs include advice and recommendations for and the encouragement of various fire prevention methods, including fire code design, building design to inhibit the spread of fire, the design of automatic fire suppression sprinklers, fire detector and smoke detector installations, the design of monitoring and alarm systems, the placement and inspection of fire hydrants, fire code inspection and enforcement, and the determination of fire cause and origin in arson suspected fires. In addition, the Company's personnel perform community education programs designed to reduce the risk of fire and increase the Company's community profile.

     The Company believes that its long standing public/private relationship with the City of Scottsdale provides an example of an effective, cost-efficient fire protection program. The Scottsdale program emphasizes the Company's philosophy of fire prevention. With the cooperation and assistance of the Company, the City of Scottsdale has designed comprehensive fire prevention measures, including fire codes, inspections, and sprinkler and smoke detector ordinances. The Company believes that as a result of strict fire codes, the enactment of a sprinkler ordinance, and the effectiveness of the services provided by the Company, Scottsdale's per capita cost for fire protection is 46% lower than the national average and that its per capita fire loss is approximately one-third of the national average.

INDUSTRIAL FIRE PROTECTION SERVICES

     The Company provides fire protection services to large industrial complexes, such as airports, large industrial and petrochemical plants, power plants, and other self-contained facilities. During 1996, the Company signed a three-year contract to provide firefighting and hazardous materials response services to the Heath-Newark-Licking County Airport Authority, located outside Columbus, Ohio and a four-year contract to provide crash/rescue firefighting services at the Lafayette Regional Airport in Lafayette, Louisiana. In

1997, the Company entered into a five-year contract to provide crash/rescue firefighting services to three airports in Bolivia. The Company intends to pursue similar contracts domestically and internationally.

FIRE TRAINING SERVICES AND PROTECTION SERVICES

     The Company has instituted industrial fire training services and protection services and provides sophisticated training for industrial, professional, and specialized firefighters using live burn training to simulate realistic firefighting situations. The training permits fire brigade and emergency response teams to meet increased federal training requirements, the Occupational Safety and Health Act ("OSHA") requirements, and other regulatory requirements for work place safety and on-site response teams.

     The Company anticipates that its training services to industrial, petrochemical, and other large private concerns will enhance its ability to enter into contractual relationships to provide fire protection, security, and other safety-related services to these concerns and permit the complexes to replace their fire brigades with professional firefighters and emergency response teams. These activities have not resulted in significant revenue to date. The combination of fire protection services with security services in large industrial complexes has the potential to provide for greater efficiency and utilization in the delivery of such services and to result in reduced cost to the industrial complexes for such services.

     The Company utilizes its communications centers for home security, home fire alarm monitoring, and personal emergency response systems monitoring to complement the emergency services it offers. For example, in August 1997, the Company commenced a five-year contract to monitor global positioning satellite tracking systems in vehicles for emergency services and theft recovery. The Company believes protection services can be integrated with fire protection and ambulance services for optimal efficiency and maximum cost-effectiveness.

MANAGEMENT SYSTEMS

     The Company utilizes sophisticated management systems, which it believes enhance the productivity and profitability of the Company's existing operations and enable it to enhance the productivity and profitability of acquired operations. These systems permit the Company to achieve economies of scale at the local operational level through the proper utilization of personnel and equipment and at the corporate level through centralized systems for billings, collections, purchasing, accounting, cash management, human resources, risk management, and third-party reimbursement.

     The Company has developed measurement systems that permit management to monitor the performance level of each operation on a continual basis. The Company's centralized management and information systems permit managers to direct their attention primarily to operations. The systems include centralized billings and collections procedures that provide for more efficient tracking and collection of accounts receivable. Centralized purchasing permits the Company to achieve significant discounts in the purchase of equipment and supplies through a Company-developed catalogue from which managers select items needed for their operations. Centralized third-party reimbursement allows the Company to maximize the utilization of its expertise in Medicare, Medicaid, and other third-party payor reimbursement programs and to ensure the most favorable classification permitted for all of the Company's operations under such programs.

     The Company believes its investment in management systems and its effective use of such systems represent key components in its success. The Company's financial reporting system facilitates the Company's successful integration of acquired companies. The Company places a high priority on rapidly evaluating the management and reporting systems of acquired operations and subsequently integrating or transitioning such systems to improve operating efficiencies. Upon completion of an acquisition, the Company establishes critical success factors, including number of transports, ratio of transports to calls, resource utilization and pricing statistics, which are monitored daily. The Company focuses on converting acquired businesses onto the Company's technology to promote consistent and timely reporting, taking over cash management functions, and integrating acquired businesses into the Company's LAN/WAN communications infrastructure. The Company is committed to an ongoing enhancement of its systems to provide productive, timely information and effective controls and believes that its management systems have the capability to support sustained long-term growth.

HUMAN RESOURCES

     The Company strives to maximize the operational autonomy of its managers. Managers receive extensive training in the use of management systems, customer service, and supervisory practices. The Company's human resources division is involved in the training and integration of managers from acquired operations. The Company's centralized human resources division increases the Company's ability to assign the most appropriate personnel for a position within any given operation and to reassign personnel as necessary to meet operational needs. The human resources department participates in all areas of training, career development, and succession planning of employees and assesses the Company's personnel needs.

DISPATCH AND COMMUNICATIONS

     The Company uses system status plans and flexible deployment systems to position its ambulances within a designated service area because effective fleet deployment represents a key factor in reducing response time and increasing efficient use of resources. In certain service areas with a large volume of calls, the Company analyzes data on traffic patterns, demographics, usage frequency, and similar factors with the aid of computers to help it determine optimal ambulance deployment and selection. The center that controls the deployment and dispatch of ambulances in response to calls for ambulance service may be owned and operated either by the applicable county or municipality or by the Company itself. Each control center utilizes computer hardware and software and sophisticated communications equipment and maintains responsibility for fleet deployment and utilization 24 hours a day, seven days a week.

     Depending on the emergency medical dispatch system used in a designated service area, the public authority that receives "911" emergency medical calls either dispatches the Company's ambulances directly from the public control center or communicates information regarding the location and type of medical emergency to the Company's control center which in turn dispatches ambulances to the scene. In most service areas, the Company's control center receives the calls from the police after the police have determined the call is for emergency medical services. When the Company receives the "911" call, it dispatches one or more ambulances directly from its control center while the call taker communicates with the caller. All call takers and dispatchers are trained EMTs with additional training that enables them to instruct a caller about applicable pre-arrival emergency medical procedures, if necessary. In the Company's larger control centers, a computer assists the dispatcher by analyzing a number of factors, such as time of day, ambulance location, and historical traffic patterns, in order to recommend optimal ambulance selection. In all cases, a dispatcher selects and dispatches the ambulance. While the ambulance is en route to the scene, the ambulance receives information concerning the patient's condition prior to the ambulance's arrival at the scene.

     The Company's communication systems allow the ambulance crew to communicate directly with the destination hospital to alert hospital medical personnel of the arrival of the patient and the patient's condition and to receive instructions directly from emergency room personnel on specific pre-hospital medical treatment. These systems also facilitate close and direct coordination with other emergency service providers, such as the appropriate police and fire departments, that also may be responding to a call.

     Deployment and dispatch also represent important factors in providing non-emergency ambulance services. The Company implements system status plans for these services designed to assure appropriate response times to non-emergency calls. The Company intends to establish call centers that will enable it to implement demand management strategies for health care providers. Through its strategic alliance with National Health Enhancement Systems, Inc., the Company is working to develop a demand management system that integrates medical protocols with the Company's logistics and "911" based communications expertise. By combining telephone triage and medical transport services, the Company can improve the responsiveness and cost-effectiveness of health care delivery in a managed care system. Managed care providers could encourage their plan members to contact a call center in non-life threatening emergencies. The call centers are staffed by nurses who use medical protocols to analyze and triage the medical situation and determine the best mode of transport. In non-emergency situations, the call centers could dispatch a BLS ambulance rather than a more expensive ALS ambulance. The call center can also direct the ambulance to transport the patient to an affiliated facility specified by the managed care center rather than to a non-member facility or a hospital emergency room, thereby further reducing costs for the provider.

     The Company utilizes communication centers in its fire protection activities for the receipt of fire alarms and the dispatch of equipment and personnel that are the same as or similar to those maintained for its ambulance services. Response time represents an important criteria in the effectiveness of fire suppression. Depending upon the area served, the Company's response time from the receipt of a call to the arrival on the scene generally varies from 4 to 15 minutes. Response times depend on the level of protection sought by the Company's customers in terms of fire station spacing, the size of the service area covered, and the amount of equipment and personnel dedicated to fire protection.

BILLINGS AND COLLECTIONS

     The Company currently maintains 12 regional billing and payment processing centers and a centralized collection system at its headquarters in Arizona. Invoices are generated at the regional level, and the account is processed by the centralized system only if payment is not received in a timely manner. Customer service is directed from each of the regional centers. Depending on size and geography, the Company will integrate acquired businesses into existing regional billing and payment centers or create a stand-alone billing and payment center. Substantially all of the Company's operations are billed and collected through its integrated billing and collection system, except for its operations in Columbus, Ohio; Rochester, New York; and New Jersey.

     The Company derives a substantial portion of its ambulance fee collections from reimbursement by third-party payors, including payments under Medicare, Medicaid, and private insurance programs, typically invoicing and collecting payments directly to and from those third-party payors. The Company also collects payments directly from patients, including payments under deductible and co-insurance provisions and otherwise. During fiscal 1995, 1996, and 1997, the Company derived approximately 33%, 27%, and 26%, respectively, of its net ambulance fee collections from Medicare, 12%, 11%, and 10%, respectively, from Medicaid, 40%, 41%, and 38%, respectively, from private insurers (including prepaid health plans and other non-government sources), and 15%, 21%, and 26%, respectively, directly from patients. Companies in the ambulance service industry maintain high provisions for doubtful accounts relative to companies in other industries. Collection of complete and accurate patient billing information during an emergency service call is sometimes difficult, and incomplete information hinders post-service collection efforts. In addition, it is not possible for the Company to evaluate the creditworthiness of patients requiring emergency transport services. The Company's allowance for doubtful accounts generally is higher with respect to revenue derived directly from patients than for revenue derived from third-party payors and generally is higher for transports resulting from "911" emergency calls than for general transport requests. See "Risk Factors -- Dependence on Reimbursements by Third-Party Payors and Individuals" and "-- Possible Adverse Changes in Reimbursement Rates of Coverage."

     The Company has substantial experience in processing claims to third-party payors and employs a collection staff specifically trained in third-party coverage and reimbursement procedures. The Company uses specialized proprietary software systems to specifically tailor the submission of claims to Medicare, Medicaid, and certain other third-party payors and has the capability to electronically submit claims to the extent third-party payors' systems permit. The Company's systems provide for accurate tracking of accounts receivable and status pending payment, which facilitates the effective utilization of personnel resources to resolve workload distribution and problem invoices. The Company uses an automated dialer that preselects and dials accounts based on their status within the billing and collection cycle, which optimizes the efficiency of the collection staff.

     The Company has leveraged its systems and experience in processing third-party payor claims to provide billing and collection services to fire departments and municipalities in Phoenix, Dallas, and San Diego. The Company intends to seek opportunities to enter into similar contracts in other communities.

     State licensing requirements as well as contracts with counties, municipalities, and health care facilities typically require the Company to provide ambulance services without regard to a patient's insurance coverage or ability to pay. As a result, the Company often does not receive compensation for services provided to patients who are not covered by Medicare, Medicaid, or private insurance. The anticipated level of uncompensated care and allowance for uncollectible accounts may be considered in determining the Company's subsidy and permitted rates under contracts with a county or municipality.

MARKETING AND SALES

     Counties, fire districts, and municipalities generally award contracts to provide "911" emergency services either through requests for competitive proposals or bidding processes. In some instances in which the Company is the existing provider, the county or municipality may elect to renegotiate the Company's existing contract rather than re-bid the contract. The Company believes that counties, fire districts, and municipalities consider the quality of care, historical response time performance, and total cost, both to the municipality or county and to the public, to be among the most important factors in awarding contracts. In addition, the Company will continue to seek to enter into public/private alliances to compete for new business. The Company's alliance with San Diego Fire & Life Safety Services allowed the entities to bid for and win a contract to provide "911" and ambulance services throughout the city of San Diego.

     The Company markets its non-emergency ambulance services to hospitals, health maintenance organizations, convalescent homes, and other health care facilities that require a stable and reliable source of medical transportation for their patients. The Company believes that its status as a "911" provider in a designated service area increases its visibility and enhances its marketing efforts for non-emergency services in that area. Contracts for non-emergency services usually are based on criteria (such as quality of care, customer service, response time, and cost) similar to those in contracts for emergency services. The Company further believes that its strategy of building regional operations will better position it to serve the developing managed care market. The Company has implemented customer service training for all its personnel in recognition of the increasing awareness of managed care providers to the importance of customer service.

     The Company markets its fire protection services to subscribers in rural and suburban areas, volunteer fire departments, tax-supported fire districts and municipalities, newly developed communities, and industrial complexes, including airports, large industrial and petrochemical plants, power plants, and other large self-contained facilities. Subscription fees are collected annually in advance. In the event that the Company provides service for a nonsubscriber, the Company directly bills the property owner for the cost of services rendered. The Company also provides fire protection services to newly developed communities where the subscription fee is included in the homeowner's association assessment.

CONTRACTS

     The Company enters into contracts with counties, municipalities, and fire districts to provide "911" emergency ambulance services in designated service areas. These contracts typically specify maximum fees that the Company may charge and set forth required criteria, such as response times, staffing levels, types of vehicles and equipment, quality assurance, and insurance coverage. Counties, municipalities, and fire districts also may require the Company to provide a performance bond or other assurances of financial responsibility. The amount of the subsidy, if any, that the Company receives from a county, municipality, or fire district, and the rates that the Company may charge for services under a contract for emergency ambulance services, depend in large part on the nature of the services rendered and performance requirements. The four largest ambulance contracts accounted for 24%, 16%, and 13% of total revenue for the fiscal years ended June 30, 1995, 1996, and 1997, respectively, with the contract with Orange County, Florida accounting for 9%, 7%, and 5%, respectively, of total revenue for the same periods. Rates to be charged under the Orange County contract are agreed upon between the Company and the county. The Company does not receive any subsidy from the county under this contract. The Orange County contract was first entered into in 1962 by a provider acquired by the Company in 1984. The Company will begin to negotiate an extension of this contract in the summer of 1998. Although the Company expects that this contract will be renewed, no assurance can be given that the Company will retain this contract on terms as favorable, if at all.

     The Company provides fire protection services pursuant to master contracts or on a subscription basis. Master contracts provide for negotiated rates with governmental entities. Certain contracts are performance based and require the Company to meet certain dispatch and response times in a certain percentage of responses. These contracts also set maximum thresholds for variances from the performance criteria. These contracts establish the level of service required and may encompass fire prevention and education activities as well as fire suppression. Other contracts are level-of-effort based and require the Company to provide a certain number of personnel for a certain time period for a particular function, such as fire prevention or fire suppression. The largest of these contracts accounted for 6%, 4%, and 3% of total revenue for the fiscal years ended June 30, 1995, 1996, and 1997, respectively.

     The Company provides fire protection services on a subscription basis in areas where no governmental entity has assumed the financial responsibility for providing fire protection. The Company derived approximately 56% of its fire protection service revenue from subscriptions for fiscal 1995, 51% for fiscal 1996, and 50% for fiscal 1997. The Company experienced renewal rates of approximately 88% during the prior three fiscal years. Fire subscription rates are not currently regulated by any government agency in the Company's service areas.

     The Company's contracts generally extend for terms of two to five years, with several contracts having terms of up to 10 years. The Company attempts to renegotiate contracts in advance of the expiration date and generally has been successful in such renegotiations. The Company monitors its performance under each contract. From time to time, the Company may decide that certain contracts are no longer favorable and may seek to modify or terminate such contracts. The following table sets forth certain information regarding the Company's five primary contracts at June 30, 1997 with counties, fire districts, and municipalities for ambulance services and for fire protection services.

                                                       EXPIRATION
                                   TERM IN YEARS          DATE          TYPE OF SERVICE(1)
                                   -------------   ------------------   ------------------
Ambulance
  Orange County, Florida(2)......     2            October 1999         911/General
  Rochester, New York(3).........     4            October 2000         911
  Knox County, Tennessee(4)......     4            June 2002            911
  Tucson, Arizona(5).............     3            July 2000            911
Integrated Fire and Ambulance
  Scottsdale, Arizona(6).........     5            July 2001            911

---------------
(1) Type of service for ambulance contracts indicates whether "911" emergency or general ambulance services or both are provided pursuant to the contract.

(2) The contract was first entered into in 1962 by a provider that was acquired by the Company in July 1984.

(3) The contract was first entered into in 1988 by a provider that was acquired by the Company in May 1994.

(4) The contract was first entered into in July 1985 by the Company.

(5) The contract was first entered into in July 1993 by the Company and subsequently awarded to an ambulance service provider acquired by the Company.

(6) The contract was first entered into in 1952 by the Company. The contract has two five-year renewal options exercisable by the City of Scottsdale.

     The Company also enters into contracts with hospitals, nursing homes, and other health care facilities to provide non-emergency and critical care ambulance services. These contracts typically designate the Company as the first ambulance service provider contacted to provide non-emergency ambulance services to those facilities and permit the Company to charge a base fee, mileage reimbursement, and additional fees for the use of particular medical equipment and supplies. The Company provides a discount in rates charged to facilities that assume the responsibility for payment of the charges to the persons receiving services. See "Risk Factors -- Dependence on Certain Business Relationships."

COMPETITION

     The ambulance service industry is highly competitive. The principal participants include governmental entities (including fire districts), other national ambulance service providers, large regional ambulance service providers, hospitals, and numerous local and volunteer private providers. There can be no assurance that counties, municipalities, fire districts, hospitals, or health care organizations that presently contract for ambulance services will not choose to provide ambulance services directly in the future. The Company is experiencing increased competition from fire departments to provide emergency ambulance service. However, the Company believes that the general transport services market currently is not attractive to fire departments.

Some of the Company's current competitors and certain potential competitors have greater capital and other resources than the Company. Ambulance and general transport service providers compete primarily on the basis of quality of service, performance, and cost. The Company believes that counties, fire districts, and municipalities consider quality of care, historical response time performance, and cost to be among the most important factors in awarding a contract, although other factors, such as customer service, financial stability, and personnel policies and practices, also may be considered. Although commercial providers often compete intensely for business within a particular community, it is generally difficult to displace a provider that has a history of satisfying the quality of care and response time performance criteria established within the service area. Moreover, significant start-up costs together with the long-term nature of the contracts under which services are provided and the relationships many providers have within their communities create barriers to providers seeking to enter new markets other than through acquisition. The Company believes that its status as a "911" provider in a service area increases its visibility and stature and enhances its ability to compete for non-emergency services within that area. Because smaller ambulance providers do not have the infrastructure to provide "911" services, the Company believes it can compete favorably with such competitors for general transport services contracts.

     Fire protection services for residential and commercial properties are provided primarily by tax-supported fire districts, municipal fire departments, and volunteer departments. Private providers represent a small portion of the total fire protection market and generally provide fire protection services where a tax-supported fire district or municipality has decided to contract for the provision of fire protection services or has not assumed financial responsibility for fire protection. No assurance can be given that fire districts or municipalities will continue to contract for fire protection services. In areas where no governmental entity has assumed financial responsibility for providing fire protection, the Company provides fire protection services on a subscription basis. No assurance can be given that a subscription area will not be annexed by a municipality or be converted to a fire district that provides service directly rather than through a master contract. See "Risk Factors -- Competition."

GOVERNMENTAL REGULATION

     The Company's business is subject to governmental regulation at the federal, state, local, and foreign levels. At the federal level, the Company is subject to regulations under OSHA designed to protect employees of the Company. The federal government also recommends standards for ambulance design and construction, medical training curriculum, and designation of appropriate trauma facilities. Various state agencies may modify these standards.

     Each state in which the Company operates regulates various aspects of its ambulance and fire business. State requirements govern the licensing or certification of ambulance service providers, training and certification of medical personnel, the scope of services that may be provided by medical personnel, staffing requirements, medical control, medical procedures, communication systems, vehicles, and equipment. The Company's contracts in its current service areas typically prescribe maximum rates that the Company may charge for services. The process of determining rates includes cost reviews, analyses of levels of reimbursement from all sources, and determination of reasonable profits. Rate setting agencies may set rates to compensate service providers by requiring paying customers to subsidize those who do not or cannot pay. Regulations applicable to ambulance services may vary widely from state to state.

     Applicable federal, state, local, and foreign laws and regulations are subject to change. The Company believes that it currently is in substantial compliance with applicable regulatory requirements. These regulatory requirements, however, may require the Company in the future to increase its capital and operating expenditures in order to maintain current operations or initiate new operations. See "Risk Factors -- Possible Adverse Change in Reimbursement Rates of Coverages," "-- Impact of Rate Structures and Limitations on Rates of Return," "-- Effect of Governmental Regulations," and "-- Health Care Reforms and Cost Containment."

REIMBURSEMENT

     The Company must comply with various requirements in connection with its participation in Medicare and Medicaid. Medicare is a federal health insurance program for the elderly and for chronically disabled individuals, which pays for ambulance services when medically necessary. Medicare uses a charge-based reimbursement system for ambulance services and reimburses 80% of charges determined to be reasonable by Medicare, subject to the limits fixed for the particular geographic area. The patient is responsible for paying the balance of the bill, and Medicare requires the Company to expend reasonable efforts to collect the balance. In determining reasonable charges, Medicare considers and applies the lowest of various charge factors, including the actual charge, the customary charge, the prevailing charge in the same locality, the amount of reimbursement for comparable services, or the inflation-indexed charge limit.

     Medicaid is a combined federal-state program for medical assistance to impoverished individuals who are aged, blind, or disabled or members of families with dependent children. Medicaid programs or a state equivalent exist in all states in which the Company operates. Although Medicaid programs differ in certain respects from state to state, all are subject to federal requirements. State Medicaid agencies have the authority to set levels of reimbursement within federal guidelines. The Company receives only the reimbursement permitted by Medicaid and is not permitted to collect from the patient any difference between its customary charge and the amount reimbursed.

     Like other Medicare and Medicaid providers, the Company is subject to governmental audits of its Medicare and Medicaid reimbursement claims. The Company has not experienced significant losses as a result of any such audit.

     Government funding for health care programs is subject to statutory and regulatory changes, administrative rulings, interpretations of policy, determinations by intermediaries and governmental funding restrictions, all of which could materially increase or decrease program reimbursements for ambulance services. In recent years, Congress has consistently attempted to curb federal spending on such programs. During June 1997, the Health Care Financing Administration ("HCFA") issued proposed rules that would revise Medicare policy on the coverage of ambulance services. Reimbursement is currently permitted if, based on an assessment of the patient's condition, it is determined that ALS service is medically necessary or if ALS response is required under "911" contracts or state or local law. The new proposal would reimburse at ALS rates only if ALS services were medically necessary. The proposed HCFA rules would also require, among other things, that a physician's certification be obtained prior to furnishing non-emergency ambulance service to patients, that certain ambulance staffing requirements be maintained, that certain equipment be present in each ambulance, and that certain additional information and documentation be provided in order to qualify for reimbursement under the Medicare program. The proposed rules have not been finalized. If implemented, such rules could result in contract renegotiations or other action by the Company to offset any negative impact of the proposed change in reimbursement policies.

     During August 1997, President Clinton signed the "Balanced Budget Act of 1997" (the "Budget Act"). The Budget Act provides for certain changes to the Medicare reimbursement system, including the development and implementation of a prospective fee schedule by January 2000 for ambulance services between HCFA and ambulance service providers. The Budget Act mandates that this fee schedule be developed through a negotiated rulemaking process between HFCA and ambulance service providers and must consider the following: (i) data from industry and other organizations involved in the delivery of ambulance services; (ii) mechanisms to control increases in expenditures for ambulance services; (iii) appropriate regional and operational differences; (iv) adjustments to payment rates to account for inflation and other relevant factors; and (v) the phase-in of payment rates under the fee schedule in an efficient and fair manner. Charges for ambulance services provided during calendar years 1998 and 1999 will be increased by the Consumer Price Index (CPI) less one percentage point.

     The Budget Act also stipulates that individual states may now elect not to provide payment for Medicare cost-sharing for coinsurance, or copayments, for Medicaid beneficiaries. Medicare coverage has been extended for certain paramedic services provided in rural areas.

     Certain actions to partially mitigate any adverse effect of these changes could be taken by the Company. These actions could include renegotiation of rates and contract subsidies provided in the Company's "911" ambulance service contracts and changes in staffing of ambulance crews based upon the negotiation for longer response times under ambulance service contracts to reduce operating costs.

     There can be no assurance whether the proposed HCFA rules, a prospective fee schedule, or other proposals involving various aspects of Medicare reimbursements will be adopted or of the effect on the Company of any such adoption. No assurance can be given that future funding levels for Medicare and Medicaid programs will be comparable to present levels. Changes in the reimbursement policies, or other government action, could adversely affect the Company's business, financial condition, cash flows, and results of operations.

INSURANCE

     The Company carries a broad range of automobile and general liability, comprehensive property damage, malpractice, workers' compensation, and other insurance coverages that the Company considers adequate for the protection of its assets and operations, subject to certain self insurance retentions ranging from $100,000 to $250,000. The Company operates in some states that adhere to legal standards that hold emergency service providers to a gross negligence standard in the delivery of emergency medical care, thereby subjecting them to less exposure for tort judgments. The Company is subject to accident claims as a result of the normal operation of its fleet of ambulances and fire vehicles. There can be no assurance, however, that the coverage limits of the Company's policies will be adequate or that such insurance will continue to be available on commercially reasonable terms. A successful claim against the Company in excess of its insurance coverage could have a material adverse effect on the Company's business, financial condition, cash flows, and results of operations. Claims against the Company, regardless of their merit or outcome, also may have an adverse effect on the Company's reputation and business. The Company has undertaken to minimize its exposure through an active risk management program.

EMPLOYEES

     At March 31, 1998, the Company employed approximately 7,000 full-time and 4,000 part-time employees, including approximately 8,000 involved in ambulance services, 600 in fire protection services, 550 in integrated ambulance and fire protection services, and 1,850 in management, administrative, clerical, and billing activities. Of these employees, 2,900 are paramedics and 4,300 are EMTs. The Company is a party to collective bargaining agreements relating to its Rochester, New York operations and to certain of its ambulance services employees in Arizona. The Company considers its relations with employees to be good.

FACILITIES AND EQUIPMENT

     The Company leases its principal executive offices in Scottsdale, Arizona. The Company leases administrative facilities and other facilities used principally for ambulance and fire apparatus basing, garaging and maintenance in those areas in which it provides ambulance and fire protection services. The Company also owns seven administrative facilities and 12 other facilities within its service areas. Aggregate rental expense was approximately $5.3 million and $6.6 million during fiscal 1996 and 1997, respectively. At March 31, 1998, the Company's fleet included 1,477 owned and 344 leased ambulances, 114 owned and 26 leased fire vehicles and 247 owned and 20 leased other vehicles. The Company uses a combination of in-house and outsourced maintenance services to maintain its fleet, depending on the size of the market and the availability of quality outside maintenance services.

LEGAL PROCEEDINGS

     The Company from time to time is subject to litigation arising in the ordinary course of business. There can be no assurance that the Company's insurance coverage will be adequate to cover all liabilities occurring out of such claims. In the opinion of management, the Company is not engaged in any legal proceedings expected to have a material adverse effect on the Company's business, financial condition, cash flows, or results of operations of the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning each of the directors and executive officers of the Company.

            NAME               AGE                            POSITION
            ----               ---                            --------
Warren S. Rustand............   55   Chairman of the Board, Chief Executive Officer, President,
                                     and Director(1)(2)(3)
Cor J. Clement...............   50   Vice Chairman of the Board and Director(5)
James H. Bolin...............   46   Vice Chairman of the Board and Director(3)
Robert T. Edwards............   58   Executive Vice President and Director(3)
Jack E. Brucker..............   46   Senior Vice President and Chief Operating Officer
William R. Crowell...........   38   Senior Vice President -- Finance & Acquisitions
William F. Gillis............   49   Senior Vice President -- Enterprise Services & Chief
                                     Information Officer
Mark E. Liebner..............   45   Senior Vice President -- Chief Financial Officer &
                                     Treasurer
Robert E. Ramsey, Jr.........   52   Senior Vice President and Director
Dean P. Hoffman..............   38   Vice President -- Financial Services
Louis G. Jekel...............   56   Secretary and Director
Mary Anne Carpenter..........   52   Director
William C. Turner............   68   Director(1)(2)(3)(4)(5)
Henry G. Walker..............   51   Director(1)(4)(5)
Louis A. Witzeman............   73   Director(2)(4)

---------------
(1) Member of the Human Resource/Compensation/Organization Committee.
(2) Member of the Nominating Committee.
(3) Member of the Executive Committee.
(4) Member of the Audit Committee.
(5) Member of the Senior Committee.

     WARREN S. RUSTAND has served as Chief Executive Officer of the Company since August 1996, President of the Company since January 1998, Chairman of the Board of Directors since May 1994, and a member of the Board of Directors since August 1993. Mr. Rustand has been Chairman and Chief Executive Officer of The Cambridge Company, Ltd., a merchant banking and management consulting firm, since 1987. He has served as Chairman of Health Partners of Arizona, a managed care provider, since February 1996. Mr. Rustand is also Chairman of an additional company and director of four companies, including LucasVarity PLC, a New York Stock Exchange listed company. Mr. Rustand served as appointments secretary to President Ford from 1974 to 1976, and as special assistant to Mr. Ford while he was Vice President in 1973 and 1974.

     COR J. CLEMENT has served as a member of the Board of Directors since May 1992, and as Vice Chairman of the Board of Directors since August 1994. Mr. Clement served as the President and Chief Executive Officer of NVD, an international provider of security and industrial fire protection services headquartered in the Netherlands, from February 1980 until January 1997.

     JAMES H. BOLIN has served as a member of the Board of Directors since February 1981, and as Vice Chairman of the Board of Directors since January 1998. Mr. Bolin served as President of the Company from March 1995 until December 1997. Mr. Bolin remains active as a consultant with the Company. Mr. Bolin served as Senior Vice President -- Ambulance Services of the Company from October 1991 until March 1995, Chief Financial Officer from October 1988 through September 1991, Senior Vice President -- Finance from August 1986 through September 1988, and Vice President -- Finance from April 1981 through July 1986. Mr. Bolin is a certified public accountant.

     ROBERT T. EDWARDS has served as Executive Vice President of the Company since October 1995 and a member of its Board of Directors since May 1993. He served as Senior Vice President -- Fire Protection Services of the Company from August 1991 until October 1995. He served as Vice President and General Manager of the Company's Maricopa County operations from February 1989 to August 1991 and as Vice President from July 1986 until August 1991. From 1978 to July 1986, Mr. Edwards served in various capacities with the Company.

     JACK E. BRUCKER has served as Senior Vice President and Chief Operating Officer of the Company since January 1998. Mr. Brucker founded and served as President of Pacific Holdings, a strategic consulting firm, from July 1989 until December 1997. Mr. Brucker served as President of Pacific Precision Metals, a consumer products company, from September 1987 until June 1989. Mr. Brucker served in various senior management positions with Fairchild Industries, including Chief Financial Officer and Chief Operating Officer of the VSI subsidiary, from January 1982 to September 1987.

     WILLIAM R. CROWELL has served as Senior Vice President -- Finance and Acquisitions of the Company since July, 1997 after having served as Vice President -- Financial Services of the Company since January 1993. Mr. Crowell served as Director of Financial Services from July 1992 through December 1992. Mr. Crowell served as Vice President -- Finance of Peter Piper, Inc., an international franchisor and food-service retailer, from January 1990 through June 1992 and as Assistant Corporate Controller of W.A. Krueger Co., a publicly held printing company, from April 1988 through December 1989. Mr. Crowell is a certified public accountant.

     WILLIAM F. GILLIS has served as Senior Vice President -- Enterprise Services and Chief Information Officer since July 1997. Mr. Gillis served as President of Motorola's INFO Enterprises subsidiary from July 1992 through July 1996. From July 1996 until July 1997, he served as Interim Chief Information Officer for the American Graduate School of International Management (Thunderbird), where he has served on the Board of Trustees since 1992. Concurrently, he formed ParentCare Corporation, an information service for the progeny of elder Americans.

     MARK E. LIEBNER has served as Senior Vice President of the Company since August 1994 and as Chief Financial Officer of the Company since October 1991. From October 1991 to August 1994, Mr. Liebner served as Vice President of the Company. From July 1988 until September 1991, he was a Vice President of Van Kampen Merritt, having served in a consulting capacity to the Company in connection with its 1990 debt restructurings. From March 1982 until June 1988, Mr. Liebner served as Vice President of Lloyds International Corporation, a merchant banking affiliate of Lloyds Bank PLC.

     ROBERT E. RAMSEY, JR. has served as Senior Vice President of the Company and as a member of its Board of Directors since June 1997. Mr. Ramsey is President and Chief Executive Officer of SW General, Inc. and affiliated companies, which he founded in 1982. He is currently President of the Arizona Ambulance Association. SW General, Inc. and affiliated companies were purchased by the Company in June 1997.

     DEAN P. HOFFMAN has served as Vice President -- Financial Services since July 1997 after having served as Director of Finance from June 1994 to June 1997. Mr. Hoffman served as Director of Accounting and Budgets of Pinnacle West Capital Corporation, a public utility and real estate holding company from June 1987 until October 1992. From October 1992 until June 1994, he was a business consultant in private practice. Mr. Hoffman is a certified public accountant.

     LOUIS G. JEKEL has served as Secretary of the Company and as a member of its Board of Directors since 1968. Mr. Jekel directs the Company's Wildland Fire Protection Operations with the State of Arizona and the federal government. Mr. Jekel is also the Secretary of the Rural/Metro ESOP Administrative Committee. Mr. Jekel is a partner in the law firm of Jekel & Howard, Scottsdale, Arizona.

     MARY ANNE CARPENTER has been a member of the Board of Directors of the Company since January 1998. Since 1993, Ms. Carpenter has served as Executive Vice President and Executive Committee member of HealthCare COMPARE Corp., a publicly traded managed health care company. From 1991 until 1993, Ms. Carpenter served as Senior Vice President, and from 1986 through 1991, as Vice President of HealthCare

COMPARE Corp. Ms. Carpenter is a board member of the American Association of Health Plans and has served on panels for several other national health care organizations.

     WILLIAM C. TURNER has been a member of the Board of Directors of the Company since November 1993. Mr. Turner is currently Chairman and Chief Executive of Argyle Atlantic Corporation, an international merchant banking and management consulting firm; Chairman of the Avon International Advisory Council for Avon Products, Inc.; a director of the Goodyear Tire & Rubber Company; a director of Microtest, Inc.; and a trustee and executive committee member of the United States Council for International Business. Mr. Turner is also a former United States Ambassador and permanent representative to the Organization for Economic Cooperation and Development. Since returning to the United States from his ambassador post in Paris, Mr. Turner has served on the boards of directors and/or international advisory councils of ten large publicly held corporations.

     HENRY G. WALKER has been a member of the Board of Directors of the Company since September 1997. Since April 1997, he has served as President and Chief Executive Officer of the Sisters of Providence Health System, comprised of hospitals, long-term care facilities, physician practices, managed care plans, and other health and social services. From 1996 to March 1997, Mr. Walker served as President and Chief Executive Officer of Health Partners of Arizona, a state-wide managed care company. From 1992 to 1996 he served as President and Chief Executive Officer of TMCare, a healthcare delivery system. Mr. Walker is a member of the National Advisory Council of The Healthcare Forum.

     LOUIS A. WITZEMAN is the founder of the Company. Mr. Witzeman has served as a member of the Board of Directors since the Company's formation in 1948, currently serving as Chairman of the Board Emeritus. Mr. Witzeman served as Chief Executive Officer of the Company until his retirement in 1980.

     Directors hold office until their successors have been elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the directors or officers of the Company.

                     DESCRIPTION OF THE NEW CREDIT FACILITY

     Contemporaneously with the closing of the Initial Offering, the Company entered into an amendment to its prior revolving credit facility (the "New Credit Facility") with First Union National Bank, as lender and agent. The present and future domestic, direct and indirect, wholly owned Subsidiaries of the Company will guarantee the indebtedness of the Company under the New Credit Facility. The following is a summary of the material terms and conditions of the New Credit Facility and various related documents entered into in connection with the New Credit Facility.

     General. The New Credit Facility consists of an unsecured five-year revolving credit facility providing up to $200.0 million of availability with a $10.0 million sublimit for the issuance of standby letters of credit. The New Credit Facility is available in multiple drawings from time to time, subject to certain conditions and limitations, and amounts borrowed and repaid may be reborrowed until the fifth anniversary of the closing date (the "Revolving Maturity Date"). Letters of credit may be issued with maturities of up to one year, but shall not extend beyond the Revolving Maturity Date. Advances under the New Credit Facility will be used to refinance certain indebtedness outstanding under the Existing Credit Facility, to finance acquisitions, and to finance the working capital and general corporate requirements of the Company and its subsidiaries.

     Interest Rates; Fees. Amounts outstanding under the New Credit Facility will bear interest at a rate based upon the higher of (i) the prime rate or (ii) the Federal Funds Rate plus 0.5% per annum ("Base Rate Loans"), or, at the option of the Company, at LIBOR plus a specified margin ranging from 0.875% to 1.75% ("LIBOR Loans"). Interest on the amounts outstanding under the New Credit Facility will be payable in arrears on the last day of each quarter for Base Rate Loans and on the last day of each interest period in the case of LIBOR Loans, calculated on an actual/365 day basis for Base Rate Loans and an actual/360 day basis for LIBOR Loans.

     The Company will pay a commitment fee on the unused portion of the New Credit Facility, which will be payable quarterly in arrears. The amount of the commitment fee will range from 0.25% to 0.375%. The New Credit Facility will also provide for payment of fees with respect to letters of credit issued thereunder equal to the applicable margin on LIBOR Loans on a per annum basis, plus a fronting fee of 0.125% per annum. The Company will also pay agency fees and upfront fees as set forth in separate letter agreements.

     Covenants. The Company and each of its existing and future subsidiaries are subject to certain affirmative and negative covenants contained in the New Credit Facility, including, without limitation, covenants that restrict, subject to specified exceptions: (i) the incurrence of additional indebtedness and other obligations and the granting of additional liens; (ii) mergers, acquisitions, investments, and acquisitions and dispositions of assets; (iii) capital expenditures; (iv) the incurrence of capitalized lease obligations; (v) dividends; and (vi) other customary covenants. There are also covenants relating to compliance with ERISA and environmental and other laws, payment of taxes, maintenance of corporate existence and rights, maintenance of insurance, and financial reporting. In addition, the New Credit Facility requires the Company to maintain compliance with certain specified financial covenants, including covenants relating to total debt leverage ratios, total debt to total capitalization ratios, and fixed charge ratios.

     Events of Default. The New Credit Facility includes customary events of default, including, without limitation, defaults for nonpayment, covenant non-compliance, breach of representations and warranties, default under other debt in excess of $2.0 million, unpermitted warrants or writs of attachment or execution in excess of $1.0 million, judgements in excess of $1.0 million, a bankruptcy or insolvency, termination of contracts potentially resulting in a material adverse effect to the Company, defaults under the guaranty, change of control, and non-compliance with certain health care license and regulatory matters. The occurrence of any of such events of default could result in acceleration of the Company's obligations under the New Credit Facility, which could have a material adverse effect on holders of the Exchange Notes.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an Indenture dated as of March 16, 1998 (the "Indenture"), among the Company, the Guarantors, and The First National Bank of Chicago, as trustee (the "Trustee"). The terms of the Exchange Notes are identical in all material respects to the Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer.

     The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect from time to time. The Exchange Notes are subject to all such terms, and holders of the Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. The following is a summary of certain terms and provisions of the Indenture, the Registration Rights Agreement, and the Notes. This summary does not purport to be a complete description of the Indenture, the Registration Rights Agreement, or the Exchange Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture and the Registration Rights Agreement (including the definitions contained therein). For purposes of this section of the Prospectus, the term "the Company" means Rural/Metro Corporation, a Delaware corporation. Definitions relating to certain capitalized terms are set forth under "Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference.

GENERAL

     The Exchange Notes will be general unsecured obligations of the Company ranking senior in right of payment to all existing and future Subordinated Indebtedness and pari passu in right of payment with all other Indebtedness and liabilities (including trade payables) of the Company. The Exchange Notes will be effectively subordinated to all present or future secured Indebtedness of the Company to the extent of the value of the collateral securing such Indebtedness. As of December 31, 1997, on a pro forma basis after giving effect to the issuance and sale of the Outstanding Notes and the use of the net proceeds therefrom, the Company would have had $208.7 million secured and other Indebtedness outstanding.

     The Company is a holding company and has no material assets or operations other than its investments in its subsidiaries. The Notes will be fully and unconditionally guaranteed on a senior, unsecured, and joint and several basis (the "Guarantees") by the Company's present and future domestic, direct and indirect, Wholly Owned Subsidiaries other than Coronado Health Services, Inc. (collectively, the "Guarantors"). The term "Subsidiaries" does not include Unrestricted Subsidiaries and under certain circumstances the Company will be permitted to designate certain of its Subsidiaries as Unrestricted Subsidiaries; however, as of the date hereof the Company has no Unrestricted Subsidiaries. The Guarantees will rank senior in right of payment to all existing and future Subordinated Indebtedness of the Guarantors, will be effectively subordinated to all secured Indebtedness of the Guarantors to the extent of the value of the assets securing such Indebtedness, and will rank pari passu in right of payment with all other Indebtedness and liabilities (including trade payables) of the Guarantors. As of December 31, 1997, on a pro forma basis after giving effect to the issuance and sale of the Outstanding Notes and the use of the net proceeds therefrom, the Guarantors would have had $12.9 million principal amount of secured Indebtedness and $1.3 million in other Indebtedness outstanding.

     Any right of the Company or a Guarantor to receive assets of any of the Company's subsidiaries that is not a Guarantor upon the latter's liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company or a Guarantor is itself recognized as a creditor of such subsidiary, in which case the claims of the Company or such Guarantor would still be effectively subordinated to any security interest in the assets of such subsidiary.

PRINCIPAL, MATURITY, AND INTEREST

     The Exchange Notes will be limited in aggregate principal amount to $150.0 million and will mature on March 15, 2008. The Exchange Notes will bear interest at a rate of 7 7/8% per annum from the date of original issuance until maturity. Interest is payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 1998, to holders of record of the Exchange Notes at the close of business on the immediately preceding March 1 and September 1, respectively (whether or not a business day). Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year consisting of 12 30-day months. The Exchange Notes will be issued in denominations of $1,000 and any integral multiple of $1,000.

     Principal of, premium, if any, interest and Liquidated Damages, if any, on the Exchange Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Exchange Notes at their respective addresses set forth in the register of holders of Exchange Notes; provided that all payments with respect to Exchange Notes, the holders of which have given wire transfer instructions to the paying agent on or prior to the relevant record date will be required to be made by wire transfer of immediately available funds to the accounts specified by such holders. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

GUARANTEES

     The Company's payment obligations under the Exchange Notes will be jointly and severally and unconditionally guaranteed by the Guarantors. The obligations of each Guarantor under its Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person whether or not affiliated with such Guarantor unless
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

(i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in respect of the Notes, the Indenture, and such Guarantor's Guarantee and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

     The Indenture provides that in the event of a sale or other disposition of all or substantially all of the assets of any Guarantor to a third party or an Unrestricted Subsidiary in a transaction that does not violate any of the covenants in the Indenture (including the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales"), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, or the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the Indenture, then (i) in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor, or in the event of such designation, such Guarantor will be released from and relieved of any obligations under its Guarantee, or (ii) in the event of a sale or other disposition of all of the assets of such Guarantor, the Person acquiring such assets will not be required to assume the obligations of such Guarantor under its Guarantee.

     Any Unrestricted Subsidiary that is a domestic, direct or indirect, Wholly Owned Subsidiary that ceases to be an Unrestricted Subsidiary will be required to execute a Guarantee in accordance with the terms of the Indenture. The Indenture provides that if the New Credit Facility releases the guarantees of such Indebtedness, and no Refinancing Indebtedness is guaranteed by the Guarantors, upon the written request of the Company, the Guarantors shall be released from their obligations under the Indenture.

OPTIONAL REDEMPTION

     Except as set forth below, the Notes will not be redeemable at the option of the Company prior to March 15, 2003. Thereafter, the Notes will be redeemable at any time, and from time to time, at the option of the Company, in whole or in part, at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, if redeemed during the twelve-month period beginning on March 15 of each year listed below:

                            YEAR                              PERCENTAGE
                            ----                              ----------
2003........................................................   103.938%
2004........................................................   102.625%
2005........................................................   101.313%
2006 and thereafter.........................................   100.000%

     Notwithstanding the foregoing, at any time prior to March 15, 2001 the Company may redeem up to an aggregate of $52.0 million in principal amount of Notes at a redemption price equal to 107.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date with the net cash proceeds of one or more Public Equity Offerings; provided that at least $98.0 million in principal amount of Notes remains outstanding immediately following each such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

     In the event of redemption of fewer than all of the Notes, the Trustee shall select pro rata, by lot or in such other manner as it shall deem fair and equitable, the Notes to be redeemed. No Notes of $1,000 or less shall be redeemed in part. Subject to the limitations described herein, the Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note, in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. After any redemption date, unless the Company shall default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption.

MANDATORY REDEMPTION

     Except as set forth under "-- Repurchase at the Option of Holders," the Company is not obligated to make any mandatory redemption of or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

     Change of Control Offer

     Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") all or any portion (equal to $1,000 or an integral multiple of $1,000) of the outstanding Notes at a cash purchase price equal to (x) 101%, in the case of a Change of Control which was approved by the Board of Directors of the Company (as evidenced by a resolution of such Board), or (y) 105%, in the case of a Change of Control which was not approved by the Board of Directors of the Company, of the principal amount of the outstanding Notes plus any accrued and unpaid interest and Liquidated Damages, if any, thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

     Within 30 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice describing the transactions constituting a Change of Control and stating:

          (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment, subject to the terms and conditions set forth herein;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a business day no earlier than 20 business days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission, or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing its election to have such Notes purchased;

          (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new
     Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (8) any other reasonable procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9) the name and address of the Paying Agent.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof or beneficial interests under a Global Note tendered pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof or beneficial interests so tendered, and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly (1) mail to each holder of Notes so accepted and (2) cause to be credited to the respective accounts of the holders under a Global Note of beneficial interests so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered and shall issue a new Global Note equal in principal amount to any unpurchased portion of beneficial interest so surrendered or shall reflect on such Global Note or a schedule thereto such change in beneficial interest; provided, however, that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization, or similar transaction.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance, or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance, or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     Asset Sales

     The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as reasonably determined for Asset Sales in excess of $1.0 million in good faith by its Board of Directors, as evidenced by a Board resolution); (ii) not less than 75% of the consideration received by the Company or the Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Temporary Cash Investments; provided that the amount of (a) any liabilities (as shown on the Company's or a Subsidiary's most recent balance sheet) of the Company or a Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets or an Affiliate thereof pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (b) any securities, notes, or other obligations received by the Company or a Subsidiary from such transferee or an Affiliate thereof that are converted by the Company or a Subsidiary into cash prior to the Reinvestment Date shall be deemed (to the extent of the cash received) to be cash for purposes of this provision; and
(iii) the Asset Sale Proceeds received by the Company or such Subsidiary are applied, to the extent the Company or such Subsidiary elects, (A) to repay and permanently reduce outstanding Senior Indebtedness under the New Credit Facility, other secured Senior Indebtedness, or any other Senior Indebtedness that has a maturity date earlier than the maturity of the Notes and to permanently reduce the commitments in respect thereof; provided, however, that such repayment and commitment reduction occurs prior to the Reinvestment Date or
(B) to make any Permitted Investment of the type described in clause (ii)(C) of the definition of

Permitted Investment (to the extent otherwise permitted by the Indenture), acquire a controlling interest in another business, make capital expenditures, or acquire other long-term assets; provided, however, that such investment occurs or the Company or a Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 270th day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") (and notifies the Trustee of the same in writing) and Asset Sale Proceeds contractually committed are so applied within 360 days following the receipt of such Asset Sale Proceeds or (C) as Excess Proceeds as set forth below. Pending the final application of any such Asset Sale Proceeds, the Company or such Subsidiary may temporarily reduce Senior Indebtedness or otherwise invest such Asset Sale Proceeds in any manner that is not prohibited by the Indenture. Any Asset Sale Proceeds that are not applied as permitted by clause (iii)(A) or (iii)(B) of the second preceding sentence shall constitute "Excess Proceeds." If at any time from and after the Issue Date the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall offer (an "Excess Proceeds Offer") to purchase from all holders of Notes, pursuant to procedures set forth in the Indenture and if the Company is required to do so under the terms of any other Senior Indebtedness, to purchase from the holders of such other Senior Indebtedness the maximum principal amount of Notes and principal of such other Senior Indebtedness that may be purchased with such Excess Proceeds at a purchase price in cash equal to 100% of the principal amount thereof plus accrued interest, and Liquidated Damages, if any, to the date of the purchase. To the extent that the purchase price of Notes and the purchase price of such other Senior Indebtedness tendered pursuant to such Excess Proceeds Offer is less than the amount of Excess Proceeds, the Company may use such portion of the Excess Proceeds that is not used to purchase Notes or such other Senior Indebtedness so tendered for general corporate purposes not inconsistent with the Notes or the Indenture. If the aggregate purchase price of Notes and the purchase price of such other Senior Indebtedness tendered pursuant to such Excess Proceeds Offer is more than the amount of the Excess Proceeds, the Notes and principal of such other Senior Indebtedness tendered will be repurchased on a basis pro rata to the amount tendered or by such other method as the Trustee shall deem fair and appropriate. Upon the completion of any Excess Proceeds Offer and the closing of any repurchase of Notes and principal of such other Senior Indebtedness tendered pursuant to such Excess Proceeds Offer, the amount of Excess Proceeds shall be deemed to be zero.

     If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the holders of the Notes describing the transactions giving rise to the Excess Proceeds Offer and stating, among other things: (1) that such holders have the right to require the Company to apply the Excess Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, reasonably determined by the Company, that each holder of Notes must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Excess Proceeds to be applied to the repurchase of such Notes.

     The Company or any of its Subsidiaries may engage in transactions in which assets are transferred in exchange for one or more like-kind assets; provided that if the fair market value of the assets to be transferred by the Company or such Subsidiary, plus the fair market value of any other consideration paid or credited by the Company or such Subsidiary exceeds $1.0 million, such transaction shall require approval of the Board of Directors of the Company; provided that no such transaction shall be permitted if the Consolidated Fixed Charge Coverage Ratio of the Company would be reduced after giving effect to such transaction. In addition, each such transaction shall be valued at an amount equal to all consideration received by the Company or such Subsidiary in such transaction, other than the like-kind assets received pursuant to such exchange ("Other Consideration"), for purposes of determining whether an Asset Sale has occurred. If the Other Consideration is of an amount and character such that such transaction constitutes an Asset Sale, then the first paragraph of this "Asset Sales" covenant shall be applicable to any Asset Sale Proceeds of such Other Consideration.

     General

     The Indenture requires that if any Indebtedness under the New Credit Facility is outstanding at the time of the occurrence of a Change of Control or at the time the Company is required to make an Excess Proceeds Offer, and the New Credit Facility shall prohibit the Company from fully complying with its obligations to make and consummate a Change in Control Offer or an Excess Proceeds Offer, prior to the mailing of the notice to holders described in the preceding paragraphs, but in any event within 30 days following any Change of Control or Reinvestment Date, the Company shall (i) repay in full all obligations and terminate all commitments under the New Credit Facility or offer to repay in full all obligations and terminate all commitments under the New Credit Facility or (ii) obtain the requisite consent under the New Credit Facility to permit the making of, and the repurchase of the Notes pursuant to, the Change of Control Offer or the Excess Proceeds Offer. The time by which the Company is requested to commence and consummate a Change of Control Offer or an Excess Proceeds Offer shall be deferred until the Company has taken the actions required by this paragraph. The Company's failure to comply with the covenant described in the first sentence of this paragraph constitutes an Event of Default. As a result of the foregoing, a holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance the Indebtedness under the New Credit Facility or obtain requisite consents thereunder.

     The Indenture provides that, (A) if the Company or any Guarantor has issued any outstanding (i) Subordinated Indebtedness or (ii) Preferred Equity Interests, and the Company is required to make a Change of Control Offer or the Company or such Guarantor is required to make an Excess Proceeds Offer or to make a distribution with respect to such Subordinated Indebtedness or Preferred Equity Interests in the event of a change of control or sale of assets, the Company and such Guarantor shall not consummate any such offer or distribution with respect to such Subordinated Indebtedness or Preferred Equity Interests until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes, or until such time as the Company has paid the Excess Proceeds to holders of the Notes that have accepted the Excess Proceeds Offer and shall otherwise have consummated the Excess Proceeds Offer, as the case may be, and (B) neither the Company nor any Guarantor will issue Subordinated Indebtedness or Preferred Equity Interests with change of control provisions or asset sales provisions requiring the payment of such Subordinated Indebtedness or Preferred Equity Interests prior to the payment in full to the holders of Notes that have accepted the Company's Change of Control Offer following a Change in Control Offer or payment of the Excess Proceeds to holders of Notes that have accepted the Excess Proceeds Offer, as the case may be.

     The Company will comply with any applicable requirements of Rule 14e-1 as then in effect with respect to any Change in Control Offer or Excess Proceeds Offer and the purchase of any Notes thereunder. The Company's ability to purchase the Notes will be limited by the Company's then available financial resources and, if such financial resources are insufficient, its ability to arrange financing to effect such purchases. There can be no assurance that the Company will have sufficient funds to repurchase the Notes upon a Change of Control or Asset Sale or that the Company will be able to arrange financing for such purpose.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     Limitation on Restricted Payments

     The Company and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, make, any Restricted Payment unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness"; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date through and including the date of such Restricted Payment (the "Base Period") does not exceed the sum of (1) 50% of the Company's Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) from the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, without duplication of any amounts included pursuant to clause (3) below, (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale, during the Base Period, of Equity Interests (other than Disqualified Equity Interests or Equity Interests of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Equity Interests (other than Disqualified Equity Interests) of the Company which have been so converted or exercised or exchanged, as the case may be, (3) an amount equal to the net cash proceeds received by the Company or any Subsidiary from Investments (other than Permitted Investments) made from and after the Issue Date in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such proceeds are included in the calculation of Consolidated Net Income), not to exceed, in each case, the amount of such Investments previously made by the Company or any Subsidiary in such Person or Subsidiary, (4) in the event an Unrestricted Subsidiary is redesignated as a Subsidiary, an amount equal to the lesser of (i) the net book value of Investments made in such Unrestricted Subsidiary at the time of such designation, (ii) the fair market value of Investments made in such Unrestricted Subsidiary at the time of such designation and (iii) the original fair market value of Investments made in such Unrestricted Subsidiary at the time they were made, and (5) $10.0 million.

     The provisions of this covenant shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture, (ii) the purchase, redemption, or other acquisition or retirement of any Equity Interests or the making of any principal payment on, or the purchase, defeasance, repurchase, redemption, or other acquisition or retirement of Subordinated Indebtedness by conversion into, or by or in exchange for, Equity Interests (other than Disqualified Equity Interests), or out of, the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Equity Interests), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption, or other acquisition or retirement of Subordinated Indebtedness in exchange for, by conversion into, or out of the net cash proceeds of, a substantially concurrent sale or incurrence of Indebtedness (including Disqualified Equity Interests) (other than any Indebtedness owed to a Subsidiary) of the Company or a Subsidiary that (1) is contractually subordinated in right of payment to the Notes to at least the same extent as, and (2) has a final maturity date later than the final maturity date of, and has a weighted average life to maturity at least equal to the weighted average life to maturity of, the Subordinated Indebtedness being paid, purchased, defeased, repurchased, redeemed, or otherwise acquired or retired,
(iv) the purchase, redemption, or other acquisition or retirement of any Disqualified Equity Interests by conversion into, or by exchange for, shares of Disqualified Equity Interests or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Disqualified Equity Interests, in each case with a final maturity date later than the final maturity date of, and with a weighted average life to maturity (in each case including any security into which such Disqualified Equity Interest is convertible or for which it is exchangeable at the option of the holder) at least equal to the weighted average life to maturity of, the Disqualified Equity Interest being purchased, redeemed, or otherwise acquired or retired, and (v) the purchase, redemption, or other acquisition or retirement for value of any Equity Interests held by any current or past member of the Company's (or any of its Subsidiary's) management or board of directors (or the estate, heirs or legatees of any such individual) pursuant to any management equity subscription agreement, stock option agreement, or other similar agreement not to exceed $500,000 in any

12 month period; provided, however, that in the case of the immediately preceding clauses (ii), (iii), (iv) and (v), no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would occur as a result thereof.

     The Indenture provides that in determining the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) above, amounts expended pursuant to clauses (i), (ii), and (v) of the immediately preceding paragraph shall be included, but without duplication, in such calculation, and amounts expended pursuant to clauses (iii) and (iv) thereof shall be excluded.

     The Indenture provides that for purposes of calculating the net cash proceeds received by the Company from the issuance or sale of its Equity Interests either upon the conversion of, or exchange for, Indebtedness of the Company or any Subsidiary, such amount will be deemed to be an amount equal to the difference of (a) the sum of (i) the principal amount or accreted value (whichever is less) of such Indebtedness on the date of such conversion or exchange and (ii) the additional cash consideration, if any, received by the Company upon such conversion or exchange, less any payment on account of fractional shares, minus (b) all expenses incurred in connection with such issuance or sale. In addition, for purposes of calculating the net cash proceeds received by the Company from the issuance or sale of its Equity Interests upon the exercise of any options or warrants of the Company, such amount will be deemed to be an amount equal to the difference of (a) the additional cash consideration, if any, received by the Company upon such exercise, minus (b) all expenses incurred in connection with such issuance or sale.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements, and, where required, that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to such Restricted Payment.

     Limitation on Subsidiaries and Unrestricted Subsidiaries

     The Indenture provides that the Company may by written notice to the Trustee designate any Subsidiary (including a newly acquired or a newly formed Subsidiary) to be an Unrestricted Subsidiary; provided, however, that (i) no Default or Event of Default shall have occurred and be continuing or would arise therefrom and (ii) such designation is at that time permitted under the covenant described under "Limitation on Restricted Payments." For purposes of the covenant described under "Limitation on Restricted Payments" above, (1) an "Investment" shall be deemed to have been made at the time any Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's percentage Common Equity Interest in such Subsidiary) equal to the greatest of (a) the net book value of Investments made in such Unrestricted Subsidiaries at the time of such designation, (b) the fair market value of Investments made in such Unrestricted Subsidiaries at the time of such designation, and (c) the original fair market value of Investments made in such Unrestricted Subsidiaries at the time they were made; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

     The Indenture provides that notwithstanding the foregoing, the Board of Directors of the Company may not designate a Subsidiary of the Company to be an Unrestricted Subsidiary unless such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement, or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement, or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) does not guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of the Company or any of its Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the

Company or any of its Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Subsidiaries.

     If, at any time, any Unrestricted Subsidiary would fail to meet the definition of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Person shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Limitation on Additional Indebtedness," the Company shall be in default of such covenant).

     Limitation on Additional Indebtedness

     The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness; provided, however, that the Company and the Guarantors may incur Indebtedness (including Acquired Indebtedness) if (a) after giving effect on a pro forma basis to the incurrence of such Indebtedness and to the extent set forth in the definition of Consolidated Fixed Charge Coverage Ratio the receipt and application of the proceeds thereof, the Company's Consolidated Fixed Charge Coverage Ratio would be greater than (i) 2.25 if such Indebtedness is to be incurred on or before March 31, 2000; and (ii) 2.50 if such Indebtedness is to be incurred after March 31, 2000; and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness. Notwithstanding any other provision of this covenant, a guarantee of Indebtedness will not constitute a separate incurrence of Indebtedness, if the Indebtedness being guaranteed was incurred in compliance with the terms of the Indenture.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in the definition thereof or is otherwise entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred as so classified.

     Limitation on Issuances of Guarantees by Subsidiaries Which Are Not Guarantors

     The Company will not permit any Subsidiary which is not a Guarantor, directly or indirectly, to guarantee any Indebtedness of the Company or any Guarantor (collectively, "Subsidiary Indebtedness"), unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of payment of the Notes by such Subsidiary and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity, subrogation, or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee.

     Notwithstanding the foregoing, any such guarantee by a non-Wholly Owned Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange, or transfer, to any Person which is not an Affiliate of the Company of all of the Company's and each Subsidiary's Common Equity Interest in, or substantially all the assets of, such Subsidiary (which sale, exchange, or transfer is not prohibited by the Indenture). The release or discharge of the Indebtedness or the guarantee which resulted in the creation of such Guarantee by a non-Wholly Owned Subsidiary will not release or discharge such Guarantee.

     Limitation on Liens

     The Company will not, and will not permit any of its Subsidiaries to, create, assume, incur, or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any Subsidiary of the Company whether owned on the Issue Date, or acquired after the Issue Date or on any shares of stock or debt of any Subsidiary, now owned or hereafter acquired, or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon unless (i) if such Lien secures Senior Indebtedness, the Notes or such Guarantee are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Subordinated Indebtedness, such Lien shall be subordinated to a Lien granted to the Holders on the same collateral as that securing such Lien to the same extent as such Subordinated Indebtedness is subordinated to the Notes or such Guarantee.

     Limitation on Transactions with Affiliates

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange, or lease of assets, property, or services) with any Affiliate of the Company (including entities in which the Company or any Subsidiary thereof owns a minority interest) (each such transaction, an "Affiliate Transaction") or extend, renew, waive, or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is solely between or among the Company and its Wholly Owned Subsidiaries; (ii) such Affiliate Transaction is solely between or among Wholly Owned Subsidiaries of the Company; or (iii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1.0 million in any one year which is not permitted under clause (i) or (ii) above, the Company or such Subsidiary, as the case may be, must obtain a resolution of its Board of Directors certifying that such Affiliate Transaction complies with clause (iii) above. In transactions with a value in excess of $10.0 million which are not permitted under clause (i) or (ii) above, the Company or such Subsidiary, as the case may be, must obtain a written opinion as to the fairness of such a transaction, from a financial point of view, from an Independent Financial Advisor.

     The foregoing provisions will not apply to (i) any transaction with any current or former officer, director, or employee of the Company or any of its Subsidiaries (in his or her capacity as such) (or the estate, heirs, or legatees of any such individual) related to employment agreements, indemnification agreements, and compensation and employee benefit plans entered into in the ordinary course of business and consistent with past practices, and (ii) Restricted Payments to the extent not prohibited by the covenant described under "-- Limitation on Restricted Payments" and other transactions specifically excluded from the definition of "Restricted Payments" by reason of exceptions set forth in such definition.

     Limitation on Issuances and Sales of Equity Interests of Subsidiaries

     The Indenture provides that the Company (i) will not, and will not permit any Subsidiary to, transfer, convey, sell, lease, or otherwise dispose of any Equity Interests of any Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary (except directors' qualifying shares or shares required to be held by foreign nationals, in each case to the extent mandated by applicable law), unless (a) such transfer, conveyance, sale, lease, or other disposition is of all the Equity Interests of such Subsidiary and (b) the net cash proceeds from such transfer, conveyance, sale, lease, or other disposition are applied in accordance with the "-- Asset Sales" covenant, and (ii) will not permit any Subsidiary to issue any of its Equity Interests (except directors' qualifying shares or shares required to be held by foreign nationals, in each case to the extent mandated by applicable law) to any Person other than to the Company or a Wholly Owned Subsidiary; provided, however, that the Company or any Subsidiary may transfer, convey, sell, or issue Equity Interests of a Subsidiary in connection with an Asset Acquisition as long as such Equity Interests (x) are transferred, conveyed, sold, or issued to the Person or Persons which are transferring, conveying, or selling the assets or stock to such Subsidiary, and
(y) the fair market value of the Equity Interests of such Subsidiary transferred, conveyed, sold, or issued to such Person are not in excess of the fair market value of the assets or stock acquired from such Person.

     Limitation on Dividends and Other Payment Restrictions Affecting
Subsidiaries

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on
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

the ability of any of its Subsidiaries to (a) pay dividends or make any other distributions in cash or otherwise to the Company or any Subsidiary on its Equity Interests, (b) pay any Indebtedness owed to the Company or loans or advances to the Company or any Subsidiary thereof, (c) make loans or advances to the Company or any Subsidiary thereof, (d) transfer any of its properties or assets to the Company or any Subsidiary thereof (other than customary restrictions on transfer of property subject to a Permitted Lien under the term of the agreements creating such Permitted Lien (other than a Lien on cash not constituting proceeds of non-cash property subject to a Permitted Lien) which would not materially adversely affect the Company's ability to satisfy its obligations under the Notes), or (e) guarantee the Notes, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of (i) the Notes or the Indenture, (ii) any restrictions existing under or contemplated by agreements evidencing the New Credit Facility as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings are no more restrictive with respect to such dividend and other payment restrictions affecting Subsidiaries than those contained in the New Credit Facility as in effect on the Issue Date, (iii) any restrictions with respect to a Subsidiary of the Company that was not a Subsidiary of the Company on the Issue Date, which are in existence at the time such Person becomes a Subsidiary of the Company (but not created in connection with or contemplation of such Person becoming a Subsidiary of the Company and which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired), (iv) any agreement that governs Refinancing Indebtedness; provided, however, that the terms and conditions of any such restrictions are not materially less favorable in the aggregate to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness being refinanced or replaced, (v) customary non-assignment provisions in any contract or licensing agreement entered into by the Company or any Subsidiary of the Company in the ordinary course of business or in any lease governing any leasehold interest of the Company or a Subsidiary, (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired, (vii) restrictions existing by reason of or under Indebtedness existing on the Issue Date, (viii) any restrictions existing under any agreement entered into with respect to the sale or disposition of all or substantially all the Equity Interests or assets of a Subsidiary provided that the disposition or sale is governed by the restrictions described under "Repurchase at the Option of Holders," or (ix) restrictions contained in agreements governing other Indebtedness permitted to be incurred in accordance with the Indenture; provided that the restrictions are not materially more restrictive in the aggregate than the restrictions contained in the Indenture.

     Limitation on Sale and Lease-Back Transactions

     The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, (ii) immediately prior to and after giving effect to the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "Limitation on Additional Indebtedness," and (iii) the net cash proceeds received by the Company or its Subsidiaries from the Sale and Lease-Back Transaction are applied in accordance with the provisions described above under "Repurchase at the Option of Holders -- Asset Sales."

     Payments for Consent

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee, or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver, or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive, or agree to amend within any time period set forth in the solicitation documents relating to such consent, waiver, or agreement.

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

     Additional Guarantees

     The Indenture provides that if the Company shall acquire or create another domestic, direct or indirect, Wholly Owned Subsidiary after the Issue Date, then such newly acquired or created, Wholly Owned Subsidiary will be required to execute a Guarantee in accordance with the terms of the Indenture.

     Line of Business

     The Company will not, and will not permit any of its Subsidiaries to, engage as a material part of its business in any business other than the business conducted by the Company and its Subsidiaries as of the Issue Date or any other business determined by the Company's Board of Directors, in good faith, to be reasonably related to the foregoing.

     Limitation on Status as Investment Company

     The Indenture prohibits the Company and its Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended) or from otherwise becoming subject to regulation as an investment company.

MERGER, CONSOLIDATION, OR SALE OF ASSETS

     The Company will not consolidate with, merge with or into, or sell, assign, lease, convey, transfer, or otherwise dispose of (a "transfer") all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless:
(i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture, and the obligations under the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) except in the case of a merger or consolidation of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance, or other disposition shall have been made (a) immediately after giving effect to such transaction on a pro forma basis could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness" and (b) immediately thereafter shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction.

     In connection with any consolidation, merger, or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel relating to issues of law, each stating that such consolidation, merger, or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (i) default in payment of any principal of, or premium, if any, on the Notes when such principal or premium becomes due and payable;

          (ii) default for 30 days in the payment of any interest on or Liquidated Damages, if any, with respect to the Notes after such interest or Liquidated Damages becomes due and payable;

          (iii) the failure of the Company or its Subsidiaries to comply with the limitations set forth in "-- Certain Covenants -- Limitation on Restricted Payments," "Certain Covenants -- Limitation on Issuances of Guarantees by Subsidiaries Which Are Not Guarantors," "-- Certain
     Covenants -- Limitation on Additional Indebtedness," or "-- Merger, Consolidation, or Sale of Assets" or to comply with any purchase or payment obligations set forth in "-- Repurchase at the Option of Holders";

          (iv) default by the Company or its Subsidiaries in the observance or performance of any other provision in the Notes or the Indenture for 30 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

          (v) default under any agreement, mortgage, indenture, or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more;

          (vi) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $7.5 million (which are not paid or covered by third party insurance by financially sound insurers that have not disclaimed or threatened to disclaim coverage) shall be rendered against the Company or any Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

          (vii) any Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary shall deny or disaffirm its obligations under its Guarantee; and

          (viii) certain events involving bankruptcy, insolvency, or reorganization of the Company or any Subsidiary of the Company.

     The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal or premium, if any, or interest on the Notes or that resulted from the failure of the Company to comply with the provisions of "-- Repurchase at the Option of Holders") if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

     The Indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest and Liquidated Damages to the date of acceleration, provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium, interest, and Liquidated Damages, have been cured or waived as provided in the Indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization shall occur, the principal, premium, and interest amount with respect to all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or the holders of the Notes.

     The holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing default, except for any default in the payment of principal of, interest on or Liquidated Damages with respect to any Note which has not been cured, and the holders of a majority in principal amount of the Notes shall have the right to waive compliance with other provisions of the Indenture or the Notes and to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of a Payment Default on or the acceleration of any Indebtedness described in clause (v) in the first paragraph above, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if such Payment Default is waived or cured or the holders of such Indebtedness described in such clause (v) have rescinded the declaration of acceleration in respect of such Indebtedness, as appropriate, within 30 days from the date of such declaration and if (i) the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except non-payment of principal, interest, or premium on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice (if a continuing Event of Default) and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

     In the case of any Event of Default occurring solely by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS, AND STOCKHOLDERS

     As more fully set forth in the Indenture, no director, officer, employee, incorporator, stockholder, partner, affiliate, or beneficiary, as such, past, present, or future, of the Company or any Subsidiary or any successor, corporation (other than the Company and its Subsidiaries in their capacity as stockholders), as such, shall have any liability for any obligations of the Company or such Subsidiary under the Notes, any Guarantee thereof, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that the Company may elect either (a) to defease and be discharged (and discharge the obligations of the Guarantors under the Guarantees) from any and all obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost, or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) and the Guarantees ("defeasance") or (b) to be released from its and its Subsidiaries' obligations with respect to the Notes (including the Guarantors' obligations under the Guarantees) under certain covenants contained in the Indenture and described above under "Certain Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) describing either a private ruling concerning the Notes or a published ruling of the Internal Revenue Service, to the effect that holders of the Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

MODIFICATION OF INDENTURE

     From time to time, the Company, the Guarantors, and the Trustee may, without the consent of holders of the Notes, modify, amend, waive, or supplement the provisions of the Indenture or the Notes for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect, or inconsistency, or making any other change that, in each case, does not adversely affect the rights of any holder. The Indenture contains provisions permitting the Company, the Guarantors, and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding Notes, to modify, amend, waive, or supplement the Indenture, the Notes, or the Guarantees except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the amount of Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture or the Notes, (ii) reduce the rate of or change the time for payment of interest on any Note, (iii) reduce the principal of or premium or Liquidated Damages on or change the stated maturity of any Note, (iv) make any Note payable in money other than that stated in the Note or change the place of payment to outside of the United States, (v) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of Notes or change the time before which no such redemption may be made, (vi) waive a default on the payment of the principal of, interest, premium, or Liquidated Damages on, or redemption payment with respect to, any Note (except a rescission of acceleration of the Notes by holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (vii) subordinate in right of payment, or otherwise subordinate, the Notes or the Guarantees to any other Indebtedness or obligation of the Company or the Guarantors, (viii) amend, alter, change, or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer or waive any Default in the performance of any such offers or modify any of the provisions or definitions with respect to any such offers, (ix) except pursuant to the Indenture, release any Guarantor from its obligations under its Guarantee, or change any Guarantee in a manner that adversely affects holders of the Notes, or (x) take any other action otherwise expressly prohibited by the Indenture to be taken without the consent of each holder affected thereby.

REPORTS TO HOLDERS

     So long as any of the Notes are outstanding, whether or not the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, the Company will furnish the information required thereby to the Commission, the holders of the Notes, and the Trustee. The Indenture provides that even if the Company is entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Notes, it will nonetheless continue to furnish such information to the Commission, the holders of the Notes, and the Trustee and make such information available to securities analysts and prospective investors upon request. In addition, the Company agrees and the Guarantors agree that, for so long as any Notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

COMPLIANCE CERTIFICATE

     The Company will deliver to the Trustee on or before 90 days after the end of the Company's fiscal year and on or before 45 days after the end of each of the first, second, and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE TRUSTEE

     The Trustee under the Indenture initially will be the Registrar and Paying Agent with regard to the Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will
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

perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

TRANSFER AND EXCHANGE

     Holders of the Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar under such Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before selection of the Notes to be redeemed.

     The registered holder of a Note may be treated as its owner for all purposes.

BOOK-ENTRY, DELIVERY, AND FORM

     The Exchange Notes initially will be issued in the form of one Global Exchange Note (the "Global Exchange Note"). The Global Exchange Note will be deposited on the Exchange Date with the Depositary and registered in the name of Cede & Co., as nominee of the Depositary (the "Global Exchange Note Holder"). Except as set forth below, the Global Exchange Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     The Company expects that, pursuant to procedures established by the Depositary, (i) upon deposit of the Global Exchange Note, the Depositary will credit on its internal system the principal amounts of the Exchange Notes of the individual beneficial interests represented by such Global Exchange Note to the respective accounts of exchanging holders who have accounts with the Depositary and (ii) ownership of such interest in the Global Exchange Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Exchange Notes evidenced by the Global Exchange Note will be limited to such extent.

     So long as the Global Exchange Note Holder is the registered owner of any Exchange Notes, the Global Exchange Note Holder will be considered the sole holder under the Indenture of any Exchange Notes evidenced by the Global Exchange Note. Beneficial owners of Exchange Notes evidenced by the Global Exchange Note will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Exchange Notes.

     Payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on any Exchange Notes registered in the name of the Global Exchange Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Exchange Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Exchange Notes, including the Global Exchange Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Exchange Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

     The Depositary has advised the Company as follows: The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations, and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers, and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

     Certificated Securities

     Subject to certain conditions, any person having a beneficial interest in a Global Exchange Note may, upon request to the Trustee, exchange such beneficial interest for Exchange Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Exchange Note Holder of the Global Exchange Note, Exchange Notes in such form will be issued to each person that the Global Exchange Note Holder and the Depositary identify as being the beneficial owner of the related Exchange Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Exchange Note Holder or the Depositary in identifying the beneficial owners of Exchange Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Exchange Note Holder or the Depositary for all purposes.

     Same-Day Settlement and Payment

     The Indenture requires that payments in respect of the Notes represented by the Global Exchange Note (including principal, premium, interest, and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Exchange Note Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, interest, and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

     The Exchange Notes represented by the Global Exchange Note are expected to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Exchange Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects the secondary trading in the Certificated Securities will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Company, the Guarantors, and the Initial Purchasers entered into the Registration Rights Agreement in connection with the issuance of the Outstanding Notes. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. If (i) the Company and the Guarantors are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer or (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (c) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The Registration Rights Agreement provides that (i) the Company and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 45 days after the Issue Date, (ii) the Company and the Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 90 days after the Issue Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will commence the Exchange Offer and use their best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer, and (iv) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) the Company and the Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to one-half of one percentage point (0.5%) per annum of the principal amount of Notes held by such holder. The amount of the Liquidated Damages will increase by an additional one-half of one percent (0.5%) per annum for each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of one and one-half percent (1.5%) per annum. All accrued Liquidated Damages will be paid by the Company on each interest payment date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. The filing of a Registration Statement after the date specified for such filing, the declaration of effectiveness of a Registration Statement after the Effectiveness Target Date, or the consummation of the Exchange Offer at any time, as appropriate, shall constitute a cure of the related Registration Default. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Notes will be required to make certain representations to the Company and the Guarantors (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed in connection with an Asset Acquisition from such Person.

     "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Indebtedness)), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor exceeds the total amount of its debts (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Indebtedness) and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) or (c) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any Person (other than a Subsidiary of the Company); provided, in each case, that the assets acquired are to be used in the business conducted by the Company and its Subsidiaries as of the Issue Date or any other business determined by the Company's Board of Directors, in good faith, to be reasonably related thereto.

     "Asset Sale" means (x) the direct or indirect sale, transfer, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business pursuant to ordinary business terms, including, without limitation, any equipment lease reasonably entered into in connection with any acquisition or potential acquisition consistent with past practice), assignment or other disposition (including, without limitation, by eminent domain, condemnation or similar governmental proceeding) (each, a "disposition" or "issuance"), and (y) any merger or consolidation of any Subsidiary of the Company with or into another Person (other than the Company or any Wholly Owned Subsidiary of the Company) whereby such Subsidiary shall cease to be a Wholly Owned Subsidiary, if such disposition, issuance, merger, or consolidation involves property or assets with a fair market value in excess of $1.0 million, whether in a single transaction or in a series of related transactions, of (a) any Equity Interest in any Subsidiary, (b) real property owned by the Company or any Subsidiary thereof, or a division, line of business, or comparable business segment of the Company or any Subsidiary thereof or (c) other property, assets, or rights (including, without limitation leasehold rights) of the Company or any Subsidiary thereof; provided, however, that, except as noted in the last sentence of this paragraph, Asset Sales shall not include (i) dispositions or issuances to the Company or to a Subsidiary thereof or to any other Person if after giving effect to such disposition or issuance such other Person becomes a Wholly Owned Subsidiary of the Company, (ii) transactions involving the Company which are subject to and effected in compliance with "Merger, Consolidation, or Sale of Assets" above,
(iii) dispositions of services and products in the ordinary course of business,
(iv) a disposition that is an Investment or a Restricted Payment not prohibited by the "Limitation on Restricted Payments" covenant, (v) a sale, transfer, conveyance, or issuance of an Equity Interest that constitutes a Permitted Investment pursuant to clause (ii)(C) of the definition thereof or that complies with the limitations set forth in "-- Limitation on Restricted Payments" if, in each case, the assets received in consideration therefor are to be used in the business conducted by the Company and its Subsidiaries as of the Issue Date or any other business determined by the Company's Board of Directors, in good faith, to be reasonably related thereto, (vi) exchanges of assets that comply with the requirements described in the final paragraph under "-- Repurchase at the Option of Holders -- Asset Sales," (vii) a designation of a Subsidiary as an Unrestricted Subsidiary if permitted under the Indenture, (viii) the disposition of any Temporary Cash Investment, and (ix) the grant of any Lien securing Indebtedness permitted under the Indenture. Notwithstanding any provision of the Indenture to the contrary, the expiration or non-renewal of any lease of property at the normal expiration date thereof shall not constitute an Asset Sale. For purposes of the definition of Consolidated Fixed Charge Coverage Ratio, transactions referred to in clauses (iv) and (vi) shall be included as Asset Sales.

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Subsidiary thereof from such Asset Sale after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting, legal, accounting, title, and other reasonable fees, costs, and expenses, consistent with past practice, related to such Asset Sale, (c) provision for minority interest holders in any Subsidiary or in any asset subject to such Asset Sale as a result of such Asset Sale, (d) payments made to retire Indebtedness secured by the assets subject to such Asset Sale or otherwise required to be paid, and (e) deduction of appropriate amounts to be provided by the Company or a Subsidiary thereof as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or a Subsidiary thereof after such Asset Sale including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets disposed of in such Asset Sale and (ii) any securities, notes, or other obligations received by the Company or any Subsidiary thereof from such Asset Sale upon the liquidation or conversion of such securities, notes, or other obligations into cash prior to the Reinvestment Date.

     "Attributable Indebtedness" when used with respect to any Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at a rate equivalent to the interest rate implicit in the lease, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments (after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities, and other similar expenses payable by the lessee pursuant to the terms of the lease) during the remaining term of the lease included in any such Sale and Lease-Back Transaction or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

     "Board of Directors" means, as to any Person, the board of directors or any duly authorized committee thereof of such Person or, if such Person is a partnership (or other non-corporate Person), of the managing general partner or partners (or Persons serving an analogous function) of such Person.

     "Capital Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance, or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange

Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 40% of the Common Equity Interest of the Company (measured by voting power rather than number of shares or equivalent units); or (iv) the first day on which less than a majority of the members of the Board of Directors of the Company are Continuing Directors.

     "Common Equity Interest" of any Person means all Equity Interests of such Person that are generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers, or others that will control the management and policies of such Person.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing such Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale,
(ii) provision for taxes based on income or profits, (iii) consolidated interest expense whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividend to the Company by such Subsidiary without prior approval (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules, and governmental regulations applicable to such Subsidiary or its stockholders.

     "Consolidated Fixed Charge Coverage Ratio" means with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow of such Person for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of such Person or any of its Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Four Quarter Period (it being understood that with respect to Indebtedness incurred under a revolving facility used primarily to finance working capital, the average daily principal amount outstanding during the Reference Period shall be deemed to be the amount incurred during the Reference Period) and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining this "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (ii) if interest on indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period. In calculating the Consolidated Fixed Charge Coverage Ratio and giving pro forma effect to the incurrence of Indebtedness during a Reference Period, pro forma effect shall be given to use of proceeds thereof to permanently repay or retire Indebtedness. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, for purposes of determining the "Consolidated Fixed Charge Coverage Ratio," effect shall be given to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) an interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such guarantee or Lien is called upon), and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of Disqualified Equity Interests of such Person or any of its Subsidiaries, other than dividend payments on Disqualified Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) any non-cash compensation expense in connection with the issuance of employee stock options shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person at any date, the consolidated stockholders' equity of such Person less the amount of such stockholders' equity attributable to Disqualified Equity Interests of such Person and its Subsidiaries, as determined in accordance with GAAP, less (i) all write-ups (other than write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (ii) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries and (iii) all unamortized debt discount and expense and unamortized deferred charges as of such date, in each case determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was

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

nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Equity Interests" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days following the maturity date of the Notes, for cash or securities constituting Indebtedness; provided, however, that Preferred Equity Interests of the Company or any Subsidiary thereof that are issued with the benefit of provisions requiring a change of control offer or asset sale proceeds offer to be made for such Preferred Equity Interest in the event of a change of control or sale of assets of the Company or such Subsidiary, which provisions have substantially the same effect as the provisions of the Indenture described under "Repurchase at the Option of Holders -- Change of Control Offer" or "Repurchase at the Option of Holders -- Asset Sales," shall not be deemed to be Disqualified Equity Interests solely by virtue of such provisions.

     "Equity Interests" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests, membership interests, or any other participation, right, or other interests in the nature of an equity interest in such Person or any option, warrant, or other security convertible into or exchangeable for any of the foregoing.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the notes issued in the Exchange Offer.

     "fair market value" or "fair value" means, with respect to any assets or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a fully informed, willing, and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, all as reasonably determined by a majority of the Board of Directors acting in good faith, such determination to be evidenced by a board resolution delivered to the Trustee. No such determination need be supported by an appraisal or expert opinion.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States on the Issue Date.

     "guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligations" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates, currency exchange rates, or commodity prices.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee, or otherwise become, directly or indirectly, liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and

"incurrence," "incurred, "incurable," and "incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness; and provided, further that accrual of interest, the accretion of accreted value, and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness. Any Indebtedness or Equity Interests of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition, or otherwise) shall be deemed to be incurred by such Person at the time it becomes a Subsidiary. Indebtedness consisting of reimbursement obligations in respect of a letter of credit will be deemed to be incurred when the letter of credit is issued or renewed.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures, or similar instruments, or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other liabilities arising in the ordinary course of business) and shall also include, to the extent not otherwise included (i) any Capital Lease Obligations, (ii) obligations of Persons other than such Person secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been incurred or assumed by such Person, (iii) all Indebtedness of others of the types described in the other clauses of this definition (including all dividends of other Persons) the payment of which is guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligation or on any letter of credit, banker's acceptance or similar credit transaction, (v) Disqualified Equity Interests, (vi) Hedging Obligations of any such Person, and (vii) Attributable Indebtedness. The amount of Indebtedness of any Person at any date shall be the principal (or face) amount outstanding at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that Indebtedness shall not include any liability for federal, state, local, or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Independent Financial Advisor" means an accounting, appraisal, investment banking, or consulting firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged.

     "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business (including accounts receivable arising in the ordinary course of business and acquired as a part of the assets acquired by the Company or a Subsidiary in connection with an acquisition of assets which is otherwise permitted by the terms of the Indenture)), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests, or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or stock or other evidence of beneficial ownership of, any Person, the guarantee or assumption of the Indebtedness of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration with a fair market value at least equal to the principal amount of the Indebtedness assumed), the designation of a Subsidiary as an Unrestricted Subsidiary, or the making of any investment in any Person and all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices, (ii) endorsements of negotiable instruments for collection or deposit in the ordinary course of business, (iii) commission, travel, payroll, and similar advances

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

to directors, officers, and employees made in the ordinary course of business, and (iv) workers' compensation, utility, lease, and similar deposits and prepaid expenses in the ordinary course of business. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company or such Subsidiary shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption "-- Certain Covenants -- Limitation on Restricted Payments." In determining the amount of any Investment in respect of any Property other than cash, such Property shall be valued at its fair market value at the time of such Investment.

     "Issue Date" means the closing date for the sale and original issuance of the Notes to the Initial Purchasers.

     "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capital Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Liquidated Damages" means all liquidated damages owing pursuant to the Registration Rights Agreement.

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP and before any reduction in respect of dividends on Preferred Equity Interests, excluding, however, (i) any gain, together with any related provision for taxes on such gain, realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (or loss incurred prior to the Issue Date, but not loss incurred after the Issue Date), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss, except to the extent referred to above).

     "Net Investments" means the excess of (i) the aggregate of all Investments made by the Company or a Subsidiary thereof on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment at the time made as determined in good faith by the Board of Directors of the Company) over (ii) the sum of (a) the aggregate amount returned in cash on such Investments (in the case of a noncash return on such Investments, the amount thereof shall be the fair market value of such noncash consideration at the time of receipt thereof as determined in good faith by the Board of Directors of the Company) whether through interest payments, principal payments, dividends, or other distributions and (b) the net cash proceeds received by the Company or such Subsidiary from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); provided, however, that with respect to all Investments made in Unrestricted Subsidiaries the sum of clauses (a) and (b) above with respect to such Investments shall not exceed the aggregate amount of all Investments made in all Unrestricted Subsidiaries.

     "New Credit Facility" means that certain Amended and Restated Credit Agreement, dated as of March 16, 1998, by and among the Company, certain financial institutions as lenders and First Union National Bank, as Agent, including any related notes, guarantees (by subsidiaries of the Company or otherwise), collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions), with the same or other agents and lenders, in whole or in part, from time to time and any agreement (and related documents) governing Indebtedness incurred to refinance or refund borrowings and commitments then outstanding or permitted to be outstanding under such credit facility or a successor New Credit Facility, whether by the same or other agent lender or group of lenders.

     "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement, or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing any Indebtedness.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President, or any Vice President and the Chief Financial Officer or any Treasurer or assistant Treasurer of such Person (or, in the case of a Person that is a partnership (or other non-corporate Person), of a general partner (or analogous individuals) of such Person in such capacity) that shall comply with applicable provisions of the Indenture.

     "Permitted Indebtedness" means:

          (i) Indebtedness (plus interest, premium, fees, and other obligations associated therewith) of the Company or any Guarantor arising under or in connection with the New Credit Facility of up to $200.0 million;

          (ii) Indebtedness under the Notes and the Guarantees;

          (iii) Indebtedness outstanding on the Issue Date after giving effect to the application of the proceeds of the Initial Offering (including repayment of all obligations under the Company's prior revolving credit facility);

          (iv) Hedging Obligations of the Company or any Subsidiary;

          (v) Indebtedness of a Wholly Owned Subsidiary issued to and held by the Company or a Wholly Owned Subsidiary or Indebtedness of the Company to a Wholly Owned Subsidiary in respect of intercompany advances or transactions;

          (vi) (a) Purchase Money Indebtedness, (b) Capital Lease Obligations, and (c) Indebtedness incurred in connection with an Asset Acquisition (including Acquired Indebtedness), in each case incurred by the Company or any Subsidiary, in an aggregate principal amount outstanding at any time not to exceed $25.0 million;

          (vii) Indebtedness constituting an agreement or commitment to pay a dividend that has been declared or otherwise to make a payment or distribution as described in clause (i) of the second paragraph of the covenant entitled "-- Certain Covenants -- Limitation on Restricted Payments";

          (viii) Indebtedness in connection with one or more letters of credit, guarantees, bid, surety or performance bonds, or other reimbursement obligations or bankers' acceptances, in each case issued in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit;

          (ix) additional Indebtedness of the Company or any Subsidiary (which may be Indebtedness under the New Credit Facility) in an aggregate principal amount outstanding at any time not to exceed $15.0 million; and

          (x) Refinancing Indebtedness.

     "Permitted Investments" means, for any Person, Investments made on or after the Issue Date consisting of:

          (i) Temporary Cash Investments;

          (ii) (A) Investments in the Company or a Subsidiary of the Company,
     (B) Investments in any Person, if (1) as a result of such Investment (y) such Person or a Subsidiary of such Person becomes a Subsidiary of the Company or (z) such Person or a Subsidiary of such Person is merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary thereof and (2) after giving effect to such Investment, the Company is in compliance with the covenant described under "Line of Business" above, and (C) Net Investments in any Persons primarily engaged or preparing to engage in the business conducted by the Company and its Subsidiaries as of the Issue Date or any other business determined by the Company's Board of Directors, in good faith, to be reasonably related thereto; provided, however, that the aggregate amount of all such Net Investments described in this clause (C), shall not exceed at any one time outstanding 10.0% of the consolidated total assets of the Company as reflected on the most recent balance sheet delivered by the Company to the Trustee;

          (iii) Investments represented by accounts receivable created or acquired in the ordinary course of business;

          (iv) advances to employees, officers, and directors in the ordinary course of business not to exceed an aggregate of $1.0 million outstanding at any one time;

          (v) Investments under or pursuant to Hedging Obligations;

          (vi) an Investment that is made by the Company or a Subsidiary thereof in the form of any Equity Interests, Indebtedness, or other assets received as partial consideration for the consummation of a transaction that is otherwise permitted under the covenant described under "-- Asset Sales";

          (vii) Investments in the Notes otherwise permitted under the Indenture;

          (viii) Investments existing on the Issue Date;

          (ix) any Investment acquired solely in exchange for, by conversion of, or out of the net cash proceeds of, the issuance of Equity Interests (other than Disqualified Equity Interests) of the Company;

          (x) stocks, obligations, or other securities received in settlement of debts (including, without limitation, under any bankruptcy or other similar proceeding) owing to the Company or any of its Subsidiaries as a result of foreclosure, perfection, enforcement, or settlement of any Indebtedness or Liens in favor of the Company or a Subsidiary; and

          (xi) guarantees not prohibited by the "Limitation on Additional Indebtedness" covenant or the "Limitation on Issuances of Guarantees by Subsidiaries Which Are Not Guarantors" covenant.

     "Permitted Liens" means, without duplication, (i) Liens existing on the Issue Date, (ii) Liens in favor of the Company or any Subsidiary thereof, (iii) Liens on the Equity Interests or property of a Person existing at the time such Person becomes a Subsidiary of, or is acquired by, merged into or consolidated with the Company or any Subsidiary thereof, or such property is acquired by the Company or a Subsidiary; provided, however, that such Liens (a) were not created in connection with or in anticipation of such acquisition, merger, or consolidation or such Person becoming a Subsidiary and (b) are not applicable to any other property of the Company or any of the other Subsidiaries of the Company, (iv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (v) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business (whether contractual, statutory or constitutional in nature) and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings, (vi) pledges or deposits made in the ordinary course of business in connection with
(a) leases, performance bonds, and similar obligations, (b) workers' compensation, unemployment insurance, and other social security legislation, or
(c) securing the performance of surety bonds and appeal bonds required (1) in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or a Subsidiary thereof or (2) in connection with judgments that do not give rise to an Event of Default, (vii) easements, rights-of-way, restrictions, minor defects, or irregularities in title and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any Subsidiary in connection therewith, (viii) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Indenture; provided, however, that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance, or refund, the cost (including commissions, sales and excise taxes, installation and delivery charges, and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction and such financing) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed

100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any accessions, substitutions, or improvements on, and proceeds from, such item, (ix) Liens securing Capital Lease Obligations permitted to be incurred under the Indenture; provided, however, that such Lien does not extend to any property other than that subject to the underlying lease, (x) Liens to secure Indebtedness incurred pursuant to clause
(vi) of the definition of Permitted Indebtedness; provided, however, that (a) any such Lien is created solely for the purpose of securing such Indebtedness,
(b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the purchase price for the Property acquired, and (c) such Lien does not extend to or cover any Property other than the Property acquired and any proceeds therefrom, (xi) Liens pursuant to leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries and which are made on customary and usual terms applicable to similar properties and do not extend to any property of the Company or a Subsidiary other than the personal property located on such real property, (xii) Liens securing reimbursement obligations under commercial letters of credit, but only in or upon the goods the purchase of which were financed by such letters of credit, (xiii) Liens arising under the Indenture in favor of the Trustee for its own benefit or for the benefit of the holders,
(xiv) Liens resulting from the deposit of funds or government securities in trust for the purpose of decreasing or defeasing Indebtedness of the Company and its Subsidiaries so long as such deposit of funds or government securities and such decreasing or defeasing of Indebtedness are permitted under the "Restricted Payments" covenant, (xv) Liens constituting licenses not otherwise prohibited under the terms of the Indenture, (xvi) setoff, chargeback, and other rights of depository and collecting banks and other regulated financial institutions with respect to money or instruments of the Company or its Subsidiaries on deposit with or in the possession of such institutions, (xvii) any interest or title of a lessor in the property subject to any Capital Lease Obligation permitted under the Indenture or operating lease, (xviii) Liens on Equity Interests of Unrestricted Subsidiaries, (xix) judgment or attachment Liens not giving rise to an Event of Default, (xx) any Lien arising under a contract entered into by the Company or any of its Subsidiaries to the extent such contract requires the Company or such Subsidiary to lease equipment at a fair market rental rate to the counterparty under such contract upon the occurrence of a default by the Company or such Subsidiary, (xxi) Liens in connection with Sale and Leaseback Transactions otherwise permitted under the Indenture; and (xxii) Liens to secure Indebtedness in an aggregate amount not in excess of $2.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or any Subsidiary.

     "Person" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government (including any agency or political subdivision thereof).

     "Preferred Equity Interest" means any Equity Interest of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions, or liquidation proceeds of such Person over the holders of any other Equity Interest issued by such Person.

     "Property" or "property" of any Person means all types of real, personal, tangible, intangible, or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Public Equity Offering" means, with respect to any Person, a public offering by such Person of some or all of its Common Equity Interests other than Disqualified Equity Interests (however designated and whether voting or non-voting) and any and all rights, warrants, or options to acquire such Equity Interests.

     "Purchase Money Indebtedness" means Indebtedness incurred to finance the purchase price of Property (including Indebtedness existing at the time such Property was acquired if such Indebtedness was assumed in connection with such acquisition); provided that the principal amount of such Indebtedness does not exceed 100% of the purchase price of such Property.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances, renews, or replaces ("refinances") any Indebtedness of the Company or its Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Subsidiaries pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only

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

to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes or the Guarantees, as applicable, to at least the same extent as the Indebtedness being refinanced, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refinanced or (b) after the maturity date of the Notes, (iii) except where such Refinancing Indebtedness is Attributable Indebtedness, has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the Indebtedness being refinanced, (iv) except where such Refinancing Indebtedness is Attributable Indebtedness, such Refinancing Indebtedness is in an aggregate principal amount that is less than or equal to the aggregate principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) then outstanding under the Indebtedness being refinanced plus the amount of all fees and expenses (including premiums and penalties) associated with such refinancing), and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refinanced, except that the Company or a Guarantor may incur Refinancing Indebtedness to refinance Indebtedness of the Company or any Guarantor.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Equity Interests of the Company or any Subsidiary thereof (including, without limitation, any payment in connection with any merger or consolidation including the Company) or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Subsidiary or Affiliate thereof (other than (a) dividends or distributions payable solely in Equity Interests of the Company (other than Disqualified Equity Interests) or in options, warrants, or other rights to purchase Equity Interests of the Company (other than Disqualified Equity Interests) or (b) dividends or distributions payable to the Company or to a Wholly Owned Subsidiary of the Company), (ii) the purchase, redemption, or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary or Affiliate thereof (other than Equity Interests owned by the Company or a Wholly Owned Subsidiary, excluding Disqualified Equity Interests), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption, or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment, or scheduled sinking fund payment, of any Subordinated Indebtedness (except, if no Default or Event of Default is continuing or would result therefrom, any such payment, purchase, defeasance, repurchase, redemption, or other acquisition or retirement for value made (a) out of Excess Proceeds available for general corporate purposes if (1) such payment or other action is required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued and (2) the Company has purchased all Notes and other Senior Indebtedness properly tendered pursuant to an Asset Sale Offer required under "-- Repurchase at the Option of Holders -- Asset Sales" or (b) upon the occurrence of a Change of Control if (1) such payment or other action is required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued and (2) the Company has purchased all Notes and other Senior Indebtedness properly tendered pursuant to the Change of Control Offer resulting from such Change of Control), or (iv) the making of any Restricted Investment. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any real or tangible personal property, which (i) property has been or is to be sold, conveyed, or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing and (ii) constitutes an Asset Sale permitted under "-- Repurchase at the Option of Holders -- Asset Sales."

     "Senior Indebtedness" means Indebtedness of any Person which is not Subordinated Indebtedness.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X promulgated by the Commission.

     "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor which is expressly subordinated in right of payment to the Notes or a Guarantee, as the case may be.

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

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association, or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers, or trustees thereof is held by such first-named Person or any of its Subsidiaries or (ii) in the case of a partnership, joint venture, association, or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company other than for purposes of the definition of Unrestricted Subsidiary, unless the Company shall have designated such Unrestricted Subsidiary as a "Subsidiary" by written notice to the Trustee. An Unrestricted Subsidiary may be designated as a Subsidiary at any time by the Company by written notice to the Trustee; provided, however, that (i) no Default or Event of Default shall have occurred and be continuing or would arise therefrom and (ii) if such Unrestricted Subsidiary is an obligor of any Indebtedness, any such designation shall be deemed to be an incurrence as of the date of such designation by the Company of such Indebtedness and immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "Limitation on Additional Indebtedness."

     "Temporary Cash Investments" means (i) United States dollars, (ii) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided the full faith and credit of the United States government is behind such obligation) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, demand deposits, bankers' acceptances with maturities not exceeding six months, and overnight bank deposits, in each case with any domestic commercial bank that is a member of the Federal Reserve System and having capital and surplus in excess of $500.0 million, or whose short-term debt has the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P"),
(iv) any money market deposit account issued or offered by a domestic commercial bank that is a member of the Federal Reserve System and having capital and surplus in excess of $500.0 million, or whose short-term debt has the highest rating obtainable from Moody's or S&P, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (vi) commercial paper having the highest rating obtainable from Moody's or S&P, and in each case maturing within 180 days after the date of acquisition, and (vii) investments in money market funds having assets in excess of $500.0 million, consisting solely of investments of the types described in (i) through (vi) above.

     "Unrestricted Subsidiary" means any Subsidiary of the Company which shall have been designated as an Unrestricted Subsidiary in accordance with the Indenture. An Unrestricted Subsidiary may be designated as a Subsidiary at a later date in the manner provided in the definition of "Subsidiary" above.

     "Wholly Owned Subsidiary" means any Subsidiary, all of the outstanding Equity Interests (except directors' qualifying shares or shares required to be held by foreign nationals, in each case to the extent mandated by applicable law) of which are owned, directly or indirectly, by the Company.

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

                       CERTAIN INCOME TAX CONSIDERATIONS

     The following is a summary of certain United States federal income tax consequences resulting from the acquisition, ownership, and disposition of the Exchange Notes which may be relevant to a holder acquiring one or more of such Exchange Notes for cash at original issuance. The following summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any prospective investor and no representation with respect to the tax consequences of any particular investor is made.

     The legal conclusions expressed in this summary are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations ("Regulations"), judicial authority, and administrative rulings and practice, all as in effect as of the date of this Prospectus, and all of which are subject to change, either prospectively or retroactively. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no rulings from the Service have been or will be sought with respect to any matter involving the tax aspects of the purchase, ownership, or exchange or other disposition of the Exchange Notes. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein.

     This summary deals only with persons who will hold the Exchange Notes as capital assets within the meaning of Section 1221 of the Code, and does not address tax considerations applicable to investors who may be subject to special tax rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities or currencies, persons who hold Exchange Notes as part of a "hedge," "straddle" or "conversion transaction" for tax purposes, and persons who have a "functional currency" other than the U.S. dollar.

     In addition, the description generally does not consider the effect of any applicable foreign, state, local, or other tax laws or estate or gift tax considerations.

     PERSONS CONSIDERING THE ACQUISITION OF THE EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS AND THE POSSIBLE EFFECT OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

U.S. HOLDERS

     The following discussion is limited to the United States federal income tax consequences relevant to a holder of the Exchange Notes that is a U.S. Holder. The term "U.S. Holder" refers to a person that is classified for U.S. federal tax purposes as a U.S. person. For this purpose, a U.S. person includes (i) a current or, in certain circumstances, former citizen or resident of the United States, (ii) a corporation, limited liability company, partnership, or other business entity created or organized under the laws of the United States or of any state or political subdivision thereof (unless, in the case of a partnership, the Treasury provides otherwise by Regulations), (iii) an estate whose income is includable in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have authority to control all substantial decisions of the trust, or (v) a person whose worldwide income or gain is otherwise subject to U.S. federal income taxation on a net basis.

     The Exchange Offer. Pursuant to recently finalized Regulations, the exchange of Outstanding Notes for Exchange Notes pursuant to the Exchange Offer should not constitute a significant modification of the terms of the Outstanding Notes and, accordingly, such exchange should be treated as a "non-event" for federal income tax purposes. Therefore, such exchange should have no federal income tax consequences to U.S. Holders of Outstanding Notes who exchange such notes for Exchange Notes, the holding period of an Exchange Note should include the holding period of the Outstanding Note for which it was exchanged, the basis of an Exchange Note should be the same as the basis of the Outstanding Note for which it was exchanged, and each U.S. Holder of Exchange Notes should continue to be required to include interest on the

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

Outstanding Notes in its gross income in accordance with its method of accounting for federal income tax purposes.

     Payment of Interest. Stated interest on an Exchange Note generally will be includable in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder's method of accounting for United States federal income tax purposes. The Company is obligated to pay additional interest amounts in the event of a Registration Default (as defined). Under the Regulations, certain contingent payments on debt instruments must be accrued into gross income by a holder (regardless of such holder's method of accounting). However, any payment subject to a remote or incidental contingency (i.e., there is a remote likelihood that the contingency will occur or the potential amount of the contingent payment is insignificant relative to the total expected amount of remaining payments) is not treated as a contingent payment and is ignored until payment, if any, is actually made. The Company intends to take the position that the additional interest payments resulting from a Registration Default are subject to a remote or incidental contingency. Accordingly, a U.S. Holder of a Note should report any additional interest payments resulting from a Registration Default as ordinary income in accordance with such holder's method of accounting for United States federal income tax purposes.

     Liquidated Damages. The Company intends to take the position that the Liquidated Damages described above under "Description of the Exchange
Notes -- Registration Rights; Liquidated Damages" will be taxable to a U.S. Holder as ordinary income in accordance with such holder's method of accounting for federal income tax purposes. The Service, however, may take a different position, which could affect the timing of both a U.S. Holder's income and the Company's deduction with respect to such Liquidated Damages.

     Original Issue Discount. If the Notes are not issued at a discount or are deemed to be issued with no discount because such discount is de minimis, a U.S. Holder will include in income as ordinary interest income the gross amount of interest paid or payable in respect of the Notes as provided above in "-- Payment of Interest." An original issue discount ("OID") will be considered de minimis and, thus, will be treated as zero discount if the OID is less than one-fourth ( 1/4) of one percent of the stated redemption price at maturity, multiplied by the number of complete years to maturity. The Company expects that the Notes will not have OID.

     Market Discount. The resale of Notes may be affected by the "market discount" provisions of the Code. For this purpose, the market discount on a Note generally will be equal to the amount, if any, by which the stated redemption price at maturity of the Note immediately after its acquisition exceeds the U.S. Holder's tax basis in the Note. Subject to a de minimis exception, these provisions generally require a U.S. Holder of a Note acquired at a market discount to treat as ordinary income any gain recognized on the disposition of such Note to the extent of the "accrued market discount" on such Note at the time of disposition, unless the U.S. Holder elects to include accrued market discount in income currently. In general, market discount on a Note will be treated as accruing on a straight-line basis over the term of such Note, or, at the election of the U.S. Holder, under a constant yield method. A U.S. Holder of a Note acquired at a market discount who does not elect to include accrued market discount in income currently may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the Note until the Note is disposed of in a taxable transaction.

     The Registered Exchange Offer. Pursuant to Regulations, the exchange of Outstanding Notes for Exchange Notes pursuant to the Registered Exchange Offer should not constitute a significant modification of the terms of the Outstanding Notes and, accordingly, such exchange should be treated as a "non-event" for federal income tax purposes. Therefore, such exchange should have no federal income tax consequences to U.S. Holders of Outstanding Notes, the holding period of an Exchange Note should include the holding period of the Outstanding Note for which it was exchanged, the basis of an Exchange Note should be the same as the basis of the Outstanding Note for which it was exchanged, and each U.S. Holder of Notes should continue to be required to include interest on the Notes in its gross income in accordance with its method of accounting for federal income tax purposes.

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

     Sale, Exchange, or Retirement of Notes. Upon the sale, exchange, redemption, retirement, or other disposition of a Note, other than the exchange of a Note for an Exchange Note (see "-- The Registered Exchange Offer" above), a U.S. Holder of a Note generally will recognize gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale, exchange, or retirement of the Note (other than in respect of accrued and unpaid interest on the Note, which such amounts are treated as ordinary interest income) and such U.S. Holder's adjusted tax basis in the Note. Such gain or loss will be capital gain or loss, except to the extent of any accrued market discount (see "-- Market Discount" above). The Taxpayer Relief Act of 1997 made certain changes to the Code with respect to the taxation of capital gains of noncorporate taxpayers. In general, the maximum tax rate for noncorporate taxpayers on long-term capital gains is 20% with respect to capital assets (including the Notes), but only if they have been held for more than 18 months at the time of disposition. Gain realized by noncorporate taxpayers on capital assets sold, having a holding period of more than one year but not more than 18 months, is taxed as "mid-term" gain at a maximum 28% rate.

     Backup Withholding and Information Reporting. In general, information reporting requirements will apply to interest payments on the Notes made to U.S. Holders other than certain exempt recipients (such as corporations) and to proceeds realized by such U.S. Holders on dispositions of Notes. A 31% backup withholding tax will apply to such amounts if the U.S. Holder (i) fails to furnish its taxpayer identification number ("TIN"), which, for an individual, is generally his social security number, within a reasonable time after request therefor, (ii) furnishes an incorrect TIN, (iii) fails to report properly interest or dividend income, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. A U.S. Holder's failure to provide a correct TIN may also subject the holder to Service penalties. The Company will also institute backup withholding if instructed to do so by the Service. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder's federal income tax liability or may be refunded, provided that the requisite procedures are followed. U.S. Holders of Notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

NON-U.S. HOLDERS

     This Section summarizes certain U.S. federal tax consequences of the ownership and disposition of Notes by "Non-U.S. Holders." The term "Non-U.S. Holder" refers to a person that is not classified for U.S. federal tax purposes as a "United States person," as defined in "-- U.S. Holders" above.

     Interest on Notes. In general, a Non-U.S. Holder will not be subject to U.S. federal income tax or regular withholding tax with respect to interest received or accrued on the Notes so long as (a) such interest is not effectively connected with the conduct of a trade or business within the United States (or, if an income tax treaty applies, is attributable to a United States permanent establishment) of the Non-U.S. Holder, (b) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (c) the Non-U.S. Holder is not
(A) controlled by a foreign corporation for U.S. federal income tax purposes that is related to the Company actually or constructively through stock ownership, or (B) a bank that received the Note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business and (d) either (i) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address on U.S. Treasury Form W-8 (or on a suitable substitute form) or (ii) the Note is held by a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") on behalf of such Non-U.S. Holder and such financial institution certifies under penalties of perjury that such a Form W-8 (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. Except as provided in the following paragraph, a Non-U.S. Holder that cannot satisfy the foregoing requirements will be subject to U.S. federal income tax withholding at a rate of 30% (or lower treaty rate).

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

     If interest received on the Notes by a Non-U.S. Holder is effectively connected to the conduct by such Non-U.S. Holder of a trade or business within the United States (or, if an income tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Holder), such interest will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, with respect to corporate Non-U.S. Holders under certain circumstances, may also be subject to a 30% branch profits tax). If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides the Company or its paying agent with a properly executed Form 4224.

     Gain on Disposition of Notes. Non-U.S. Holders generally will not be subject to U.S. federal income taxation on gain recognized on a disposition of Notes so long as (i) the gain is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if an income tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Holder) and (ii) in the case of a Non-U.S. Holder who is an individual, either such Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of disposition or such Non-U.S. Holder does not have a "tax home" (within the meaning of section 911(d)(3) of the Code) in the United States.

     U.S. Estate Tax. Notes owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death ("Nonresident Decedent") will not be includable in the Nonresident Decedent's gross estate for U.S. federal estate tax purposes as a result of the Nonresident Decedent's death, provided that, at the time of death, the Nonresident Decedent does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company and payments with respect to such Notes would not have been effectively connected with the conduct of a trade or business in the United States by the Nonresident Decedent. A Nonresident Decedent's estate may be subject to U.S. federal estate tax on property includable in the estate for U.S. federal estate tax purposes.

     U.S. Information Reporting Requirements and Backup Withholding. Generally, payments of interest, OID, premium or principal on the Notes to Non-U.S. Holders will not be subject to information reporting or backup withholding if the Non-U.S. Holder complies with the certification requirements set forth in clause
(d) under "-- Interest on Notes" above.

     Non-U.S. Holders will not be subject to information reporting or backup withholding with respect to the payment of proceeds from the disposition of Notes, effected by, to or through the foreign office of a broker; provided, however, that if the broker is a U.S. person or a U.S.-related person, information reporting will apply unless the broker has documentary evidence in its records as to the Non-U.S. Holder's foreign status (and has not actual knowledge to the contrary), or the Non-U.S. Holder certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption. Backup withholding will not apply to payments made through a foreign office of a broker that is a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person). For these purposes, a "U.S. related person" is (i) a controlled foreign corporation for U.S. federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from the activities that are effectively connected with the conduct of a U.S. trade or business.

     The payment of the proceeds from the disposition of a Note to or through the U.S. office of any U.S. or foreign broker will be subject to information reporting and possibly backup withholding unless the Non-U.S. Holder of the Note certifies as to its foreign status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a Note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information or backup withholding.

     Amounts withheld under the backup withholding rules do not constitute a separate U.S. federal income tax. Rather, amounts withheld under the backup withholding rules from a payments to a Non-U.S. Holder will be allowed as a credit against such Non-U.S. Holder's U.S. federal income tax liability, if any, and any
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

amounts withheld in excess of such Non-U.S. Holder's U.S. federal income tax liability will be refunded, provided that the requisite procedures are followed.

     Prospective Final Regulations. On October 6, 1997, new Regulations ("New Regulations") were issued that modify the requirements imposed on a Non-U.S. Holder and certain intermediaries for establishing the recipient's status as a Non-U.S. Holder eligible for exception from or reduction in U.S. withholding tax and backup withholding described above. The New Regulations generally are effective for payments made after December 31, 1998, subject to certain transition rules. (However, new Temporary Regulations, effective for payments made after December 31, 1997, require some Non-U.S. Holders to satisfy certain residency requirements when claiming the benefits of an applicable income tax treaty.) In general, the New Regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. In addition the New Regulations impose more stringent conditions on the ability of financial intermediaries acting for Non-U.S. Holders to provide certifications on behalf of Non-U.S. Holders, which may include entering into an agreement with the Service to audit certain documentation with respect to such certifications. Non-U.S. Holders should consult their own tax advisors to determine the effects of the application of the New Regulations to their particular circumstances.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resale. In addition, until 25 days after the Expiration Date, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters will be passed on for the Company by O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, Phoenix, Arizona.

                                    EXPERTS

     The consolidated financial statements of the Company as of June 30, 1996 and 1997 and for each of the three years in the period ended June 30, 1997 incorporated by reference into this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference upon the authority of such firm as experts in auditing and accounting in giving said reports.

                            RURAL/METRO CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Public Accountants....................  F-2
Consolidated Financial Statements
  Consolidated Balance Sheets as of June 30, 1996 and
     1997...................................................  F-3
  Consolidated Statements of Income for the years ended June
     30, 1995, 1996 and 1997................................  F-4
  Consolidated Statements of Changes in Stockholders' Equity
     for the years ended June 30, 1995, 1996 and 1997.......  F-5
  Consolidated Statements of Cash Flows for the years ended
     June 30, 1995, 1996 and 1997...........................  F-6
  Notes to Consolidated Financial Statements................  F-7
  Consolidated Balance Sheets as of June 30, 1997 and
     December 31, 1997 (unaudited)..........................  F-20
  Consolidated Statements of Income (unaudited) for the
     three and six months ended December 31, 1996 and
     1997...................................................  F-21
  Consolidated Statements of Cash Flows (unaudited) for the
     six months ended December 31, 1996 and 1997............  F-22
  Notes to Consolidated Financial Statements (unaudited)....  F-23

                              ARTHUR ANDERSEN LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Rural/Metro Corporation:

     We have audited the accompanying consolidated balance sheets of RURAL/METRO CORPORATION (a Delaware corporation) and subsidiaries as of June 30, 1996 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rural/Metro Corporation and subsidiaries as of June 30, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Phoenix, Arizona,
  August 21, 1997.

                            RURAL/METRO CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                             JUNE 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                                1996        1997
                                                              --------    --------
                                      ASSETS
CURRENT ASSETS
  Cash......................................................  $  1,388    $  3,398
  Accounts receivable, net of allowance for doubtful
     accounts of $26,571 and $35,814, respectively (Notes 1
     and 4).................................................    68,642     106,978
  Inventories (Note 1)......................................     5,170       8,645
  Prepaid expenses and other................................     5,710       7,162
                                                              --------    --------
          Total current assets..............................    80,910     126,183
PROPERTY AND EQUIPMENT, net (Notes 1 and 3).................    48,401      70,645
INTANGIBLE ASSETS, net (Notes 1 and 2)......................    96,373     160,282
OTHER ASSETS................................................     4,430       6,956
                                                              --------    --------
                                                              $230,114    $364,066
                                                              ========    ========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable..........................................  $  4,092    $  4,359
  Accrued liabilities (Note 1)..............................    14,806      17,244
  Current portion of long-term debt (Notes 3 and 4).........     6,610       9,814
                                                              --------    --------
          Total current liabilities.........................    25,508      31,417
LONG-TERM DEBT, net of current portion (Notes 3 and 4)......    60,731     144,643
NON-REFUNDABLE SUBSCRIPTION INCOME..........................    12,582      13,367
DEFERRED INCOME TAXES (Note 9)..............................     9,060      10,772
OTHER LIABILITIES...........................................     2,267       4,059
                                                              --------    --------
          Total liabilities.................................   110,148     204,258
                                                              --------    --------
COMMITMENTS AND CONTINGENCIES (Note 5)
STOCKHOLDERS' EQUITY (Notes 2, 6 and 7)
  Preferred stock, $.01 par value, 2,000,000 shares
     authorized, none issued at June 30, 1996 and 1997......        --          --
  Common stock, $.01 par value, 23,000,000 shares
     authorized; 11,092,736 and 12,770,147 shares
     outstanding at June 30, 1996 and 1997, respectively....       113         130
  Additional paid-in capital................................    92,359     121,355
  Retained earnings.........................................    30,181      40,334
  Deferred compensation.....................................    (1,448)       (772)
  Treasury stock, at cost, 149,456 shares at June 30, 1996
     and 1997...............................................    (1,239)     (1,239)
                                                              --------    --------
          Total stockholders' equity........................   119,966     159,808
                                                              --------    --------
                                                              $230,114    $364,066
                                                              ========    ========

   The accompanying notes are an integral part of these consolidated balance sheets.

                            RURAL/METRO CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

                FOR THE YEARS ENDED JUNE 30, 1995, 1996 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               1995        1996        1997
                                                             --------    --------    --------
REVENUE
  Ambulance services.......................................  $127,461    $197,201    $257,488
  Fire protection services.................................    32,274      38,770      42,163
  Other....................................................    11,848      14,292      20,154
                                                             --------    --------    --------
          Total revenue....................................   171,583     250,263     319,805
                                                             --------    --------    --------
OPERATING EXPENSES
  Payroll and employee benefits............................    90,843     135,464     170,833
  Provision for doubtful accounts..........................    22,263      31,036      43,424
  Depreciation.............................................     6,654       9,778      12,136
  Amortization of intangible assets........................     2,074       3,569       4,660
  Other operating expenses.................................    33,809      45,752      54,922
  Loss contract/restructuring charge (Note 1)..............        --          --       6,026
                                                             --------    --------    --------
          Total expenses...................................   155,643     225,599     292,001
                                                             --------    --------    --------
OPERATING INCOME...........................................    15,940      24,664      27,804
INTEREST EXPENSE, net (Note 4).............................     3,059       5,108       5,720
                                                             --------    --------    --------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM..........    12,881      19,556      22,084
PROVISION FOR INCOME TAXES (Note 9)........................     5,288       8,044       9,364
                                                             --------    --------    --------
INCOME BEFORE EXTRAORDINARY ITEM...........................     7,593      11,512      12,720
EXTRAORDINARY ITEM (Note 4)
  Loss on early extinguishment of debt (net of tax effect
     of $480)..............................................       693          --          --
                                                             --------    --------    --------
NET INCOME.................................................  $  6,900    $ 11,512    $ 12,720
                                                             ========    ========    ========
BASIC EARNINGS PER SHARE
  Income before extraordinary item.........................  $   0.96    $   1.20    $   1.10
  Extraordinary item.......................................     (0.09)         --          --
                                                             --------    --------    --------
          Net income.......................................  $   0.87    $   1.20    $   1.10
                                                             ========    ========    ========
DILUTED EARNINGS PER SHARE (Note 1)
  Income before extraordinary item.........................  $   0.92    $   1.14    $   1.04
  Extraordinary item.......................................     (0.08)         --          --
                                                             --------    --------    --------
          Net income.......................................  $   0.84    $   1.14    $   1.04
                                                             ========    ========    ========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -- BASIC.....     7,924       9,570      11,585
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -- DILUTED...     8,249      10,075      12,271

  The accompanying notes are an integral part of these consolidated financial statements.

                            RURAL/METRO CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                FOR THE YEARS ENDED JUNE 30, 1995, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                               ADDITIONAL
                                          PREFERRED   COMMON    PAID-IN     RETAINED      DEFERRED     TREASURY
                                            STOCK     STOCK     CAPITAL     EARNINGS    COMPENSATION    STOCK      TOTAL
                                          ---------   ------   ----------   --------    ------------   --------   --------
BALANCE, June 30, 1994..................    $ --       $ 78     $ 43,415     $ 6,885      $(1,790)     $(1,239)   $ 47,349
  Issuance of 507,692 shares of common
    stock for pooling-of-interests (Note
    2)..................................      --          5           27       2,127           --           --       2,159
                                            ----       ----     --------     -------      -------      -------    --------
BALANCE, June 30, 1994 as restated for
  effect of pooling-of-interests........      --         83       43,442       9,012       (1,790)      (1,239)     49,508
  Issuance of 682,331 shares of common
    stock...............................      --          7        8,613          --         (205)          --       8,415
  Tax benefit related to the exercise
    and vesting of nonqualified stock
    options and stock grants............      --         --          376          --           --           --         376
  Amortization of deferred
    compensation........................      --         --           --          --          449           --         449
  Net income............................      --         --           --       6,900           --           --       6,900
                                            ----       ----     --------     -------      -------      -------    --------
BALANCE, June 30, 1995..................      --         90       52,431      15,912       (1,546)      (1,239)     65,648
  Issuance of 657,329 shares of common
    stock for pooling-of-interests (Note
    2)..................................      --          7          151       2,757           --           --       2,915
                                            ----       ----     --------     -------      -------      -------    --------
BALANCE, June 30, 1995 as restated for
  effect of pooling-of-interests........      --         97       52,582      18,669       (1,546)      (1,239)     68,563
  Issuance of 1,657,512 shares of common
    stock net of offering costs of
    $2,506..............................      --         16       38,795          --         (535)          --      38,276
  Tax benefit related to the exercise
    and vesting of nonqualified stock
    options and stock grants............      --         --          982          --           --           --         982
  Amortization of deferred
    compensation........................      --         --           --          --          633           --         633
  Net income............................      --         --           --      11,512           --           --      11,512
                                            ----       ----     --------     -------      -------      -------    --------
BALANCE, June 30, 1996..................      --        113       92,359      30,181       (1,448)      (1,239)    119,966
  Issuance of 361,970 shares of common
    stock for pooling-of-interests (Note
    2)..................................      --          4           --      (2,567)          --           --      (2,563)
                                            ----       ----     --------     -------      -------      -------    --------
BALANCE, June 30, 1996 as restated for
  effect of pooling-of-interests........      --        117       92,359      27,614       (1,448)      (1,239)    117,403
  Issuance of 1,315,441 shares of common
    stock...............................      --         13       24,129          --           --           --      24,142
  Tax benefit related to the exercise
    and vesting of nonqualified stock
    options and stock grants............      --         --        4,867          --           --           --       4,867
  Amortization of deferred
    compensation........................      --         --           --          --          676           --         676
  Net income............................      --         --           --      12,720           --           --      12,720
                                            ----       ----     --------     -------      -------      -------    --------
BALANCE, June 30, 1997..................    $ --       $130     $121,355     $40,334      $  (772)     $(1,239)   $159,808
                                            ====       ====     ========     =======      =======      =======    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                            RURAL/METRO CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED JUNE 30, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

                                                               1995        1996        1997
                                                             --------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income...............................................  $  6,900    $ 11,512    $ 12,720
  Adjustments to reconcile net income to net cash provided
     by (used in) operating activities
     Extraordinary item....................................       693          --          --
     Depreciation and amortization.........................     8,728      13,347      16,796
     Amortization of deferred compensation.................       449         633         676
     Amortization of gain on sale of real estate...........      (103)       (103)       (103)
     Provision for doubtful accounts.......................    22,263      31,036      43,424
  Changes in assets and liabilities, net of effect of
     businesses acquired
     Increase in accounts receivable.......................   (31,369)    (52,474)    (75,352)
     Increase in inventories...............................      (996)     (1,684)     (2,651)
     Increase in prepaid expenses and other................      (273)     (2,937)     (1,867)
     Increase (decrease) in accounts payable...............     1,946      (1,653)     (1,255)
     Increase (decrease) in accrued liabilities............    (1,586)      1,334      (4,380)
     Increase in non-refundable subscription income........       931         788         124
     Increase in deferred income taxes.....................       966       1,580         806
                                                             --------    --------    --------
          Net cash provided by (used in) operating
            activities.....................................     8,549       1,379     (11,062)
                                                             --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings on revolving credit facility, net.............    34,900      15,100      86,000
  Repayment of debt and capital lease obligations..........   (10,784)    (20,346)    (21,328)
  Borrowings of debt.......................................     2,702       2,016          --
  Issuance of common stock.................................       998      38,048      10,310
                                                             --------    --------    --------
          Net cash provided by financing activities........    27,816      34,818      74,982
                                                             --------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for businesses acquired (Note 2)...............   (32,914)    (17,164)    (35,512)
  Capital expenditures.....................................   (11,474)    (18,237)    (23,872)
  Increase in other assets.................................      (926)       (308)     (2,526)
                                                             --------    --------    --------
          Net cash used in investing activities............   (45,314)    (35,709)    (61,910)
                                                             --------    --------    --------
INCREASE (DECREASE) IN CASH................................    (8,949)        488       2,010
CASH, beginning of year....................................     9,849         900       1,388
                                                             --------    --------    --------
CASH, end of year..........................................  $    900    $  1,388    $  3,398
                                                             ========    ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                            RURAL/METRO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS AND OPERATIONS

     Rural/Metro Corporation, a Delaware corporation, and its subsidiaries (collectively, the Company) is a diversified emergency services company providing ambulance transport services, fire protection and training services, and home health care services and equipment in 21 states, Canada and Latin America. The Company provides "911" emergency and general transport ambulance services to patients on both a fee-for-service basis and a non-refundable subscription fee basis. Fire protection services are provided either under contracts with municipalities or fire districts, or on a non-refundable subscription fee basis to individual homeowners or commercial property owners.

     The Company depends on certain contracts with municipalities or fire districts to provide "911" emergency ambulance services and fire protection services. The five largest contracts accounted for 30%, 22%, and 18% of total revenue for the fiscal years ended June 30, 1995, 1996 and 1997, respectively, with the largest of the five contracts accounting for 9%, 7%, and 5%, respectively, of total revenue for the same periods. These contracts are subject to requests for proposals, competitive bid processes or renegotiation upon expiration and may be subject to termination for failure to meet performance criteria.

PRINCIPLES OF CONSOLIDATION

     The financial statements include the accounts of Rural/Metro Corporation and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

     Ambulance service fees are recorded net of Medicare, Medicaid and other reimbursement limitations and recognized when services are provided. During the years ended June 30 1995, 1996 and 1997, the Company derived approximately 33%, 27% and 26%, respectively, of its net ambulance fee collections from Medicare and 12%, 11% and 10%, respectively, from Medicaid. Provision for doubtful accounts is recorded for the expected difference between net ambulance service fees and amounts actually collected. The continuing efforts of third party payors to control expenditures for health care could affect the revenue, cash flows and profitability of the Company.

     During August 1997, President Clinton signed the "Balanced Budget Act of 1997" (the Act). The Act provides for certain changes to the Medicare reimbursement system. These changes include, among other things, the creation of a Medicare Payment Advisory Commission to review payment policies and health care delivery, and make recommendations to Congress concerning such payment policies.

     In addition, the Act provides for the development and implementation of a prospective fee schedule, by January 2000, for ambulance services. The Act mandates that this fee schedule be developed through a negotiated rulemaking process and must consider the following: (i) data from industry and other organizations involved in the delivery of ambulance services, (ii) mechanisms to control increases in expenditures for ambulance services, (iii) appropriate regional and operational differences, (iv) adjustments to payment rates to account for inflation and other relevant factors, and (v) the phase-in of payment rates under the fee schedule in an efficient and fair manner. Medicare reimbursement for ambulance services provided during calendar years 1998 and 1999 will be increased by the Consumer Price Index (CPI) less one percentage point.

     The Act also stipulates that individual states may now elect to no longer provide payment for Medicare cost-sharing for coinsurance, or copayments, for Medicaid beneficiaries. The Act also extended Medicare coverage for certain paramedic services provided in rural areas.

     Due to the uncertainty associated with the negotiation and subsequent outcome of the prospective fee schedule, the Company is unable to predict the ultimate impact of the Act. However, future impact of the

                            RURAL/METRO CORPORATION

Act, together with the financial instability of private third-party payors, budget pressures on payor sources and cost shifting by government, could influence the timing and, potentially, the ultimate receipt of reimbursements.

     Revenue generated under fire protection service contracts is recognized over the life of the contract. Subscription fees received in advance are deferred and recognized over the term of the subscription agreement, generally one year.

     Other revenue is comprised primarily of fees associated with alternative transportation services and home health care services and is recognized when the services are provided.

EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share", which supersedes Accounting Principles Board (APB) Opinion No. 15, the existing authoritative guidance. The statement modifies the calculation of primary and fully diluted EPS and replaces them with basic and diluted EPS. SFAS No. 128 is effective for financial statements for both interim and annual periods presented after December 15, 1997 and as a result, all prior period earnings per share
(EPS) data presented has been restated.

     A reconciliation of the numerators (income before extraordinary item) and denominators (weighted average number of shares outstanding) of the basic and diluted EPS computations before extraordinary item for the years ended June 30, 1995, 1996 and 1997 is as follows (in thousands, except per share amounts):

                                        1995                                      1996                        1997
                       ---------------------------------------   ---------------------------------------   -----------
                         INCOME         SHARES       PER SHARE     INCOME         SHARES       PER SHARE     INCOME
                       (NUMERATOR)   (DENOMINATOR)    AMOUNT     (NUMERATOR)   (DENOMINATOR)    AMOUNT     (NUMERATOR)
Basic EPS............    $7,593          7,924         $0.96       $11,512         9,570         $1.20       $12,720
                                                       =====                                     =====
Effect of stock
  options............        --            325                          --           505                          --
                         ------          -----                     -------        ------                     -------
Diluted EPS..........    $7,593          8,249         $0.92       $11,512        10,075         $1.14       $12,720
                         ======          =====         =====       =======        ======         =====       =======

                                 1997
                       -------------------------
                          SHARES       PER SHARE
                       (DENOMINATOR)    AMOUNT
Basic EPS............     11,585         $1.10
                                         =====
Effect of stock
  options............        686
                          ------
Diluted EPS..........     12,271         $1.04
                          ======         =====

INVENTORIES

     Inventories, consisting of ambulance, fire and home health care supplies, are stated at the lower of cost, on a first-in, first-out basis, or market.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, net of accumulated depreciation, and is depreciated over the estimated useful lives using the straight-line method. Equipment and vehicles are depreciated over three to ten years and buildings are depreciated over fifteen to thirty years. Property and equipment held under capital leases is stated at the present value of minimum lease payments, net of accumulated amortization. These assets are amortized over the lesser of the lease term or the estimated useful life of the underlying assets using the straight-line method. Major additions and improvements are capitalized; maintenance and repairs which do not improve or significantly extend the life of assets are expensed as incurred.

INTANGIBLE ASSETS

     Intangible assets include costs in excess of the fair value of net assets of businesses acquired of $95,827,000 and $159,949,000 and covenants not to compete of $546,000 and $333,000 at June 30, 1996 and 1997, respectively. Costs in excess of the fair value of net assets acquired are amortized over twenty-five to thirty-five years using the straight-line method. Covenants not to compete are amortized using the straight-

                            RURAL/METRO CORPORATION
line method over the term of the related agreements, generally three to five years. Accumulated amortization of these intangible assets was $6,092,000 and $10,318,000 at June 30, 1996 and 1997, respectively.

ACCRUED LIABILITIES

     Included in accrued liabilities is $6,450,000 and $7,556,000 for salaries, wages and related payroll expenses and $1,618,000 and $1,679,000 for accrued insurance premiums at June 30, 1996 and 1997, respectively.

LOSS CONTRACT/RESTRUCTURING CHARGE

     During the year ended June 30, 1997 the Company recorded a pre-tax charge of $6.0 million. Included in this amount was an allowance of $3.2 million related to an unprofitable ambulance service contract of which $2.0 million of the allowance remains at June 30, 1997. Also included was a pre-tax restructuring charge of $2.8 million relating to the integration of ambulance company acquisitions. The charge consists primarily of severance costs and other costs related to the elimination of redundant functions. Management expects the integration to be completed during fiscal 1998. The entire $2.8 million allowance remains at June 30, 1997. Both allowances are included in accrued liabilities on the accompanying consolidated balance sheets.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and accounts receivable. The Company places its cash equivalents with federally-insured institutions and limits the amount of credit exposure to any one institution. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's credit base and the geographical dispersion of the customers.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of financial instruments has been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates may not be indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions or valuation methodologies could have a material effect on the estimated fair value assumptions. The carrying values of cash, accounts receivable, accounts payable, accrued liabilities and other liabilities approximate fair value due to the short-term maturities of these instruments. The revolving line of credit approximates fair value as it bears interest at a rate indexed to LIBOR. The note payable and capital lease obligations approximate fair value as rates on these instruments, in the aggregate, approximate market rates currently available for instruments with similar terms and remaining maturities.

(2) ACQUISITIONS

     The Company acquired the operations of eighteen companies during the year ended June 30, 1996 and the operations of nineteen companies during the year ended June 30, 1997. Fifteen of the acquisitions completed in the year ended June 30, 1996 were accounted for as purchases in accordance with APB Opinion

                            RURAL/METRO CORPORATION

No. 16. Three acquisitions were accounted for as poolings-of-interests and were not considered significant; accordingly, prior year financial statements have not been restated. Seventeen of the acquisitions completed during the year ended June 30, 1997 were accounted for as purchases in accordance with APB Opinion No. 16 and, accordingly, the purchased assets and assumed liabilities were recorded at their estimated fair values at each respective acquisition date. Two acquisitions were accounted for as a poolings-of-interests in accordance with APB Opinion No. 16. The acquisitions accounted for as poolings-of-interests were not considered significant; accordingly, prior year financial statements have not been restated. Adjustments, if any, to the purchase price allocations are not expected to have a material impact on the accompanying consolidated financial statements.

     The aggregate purchase price of the operations accounted for as purchases in each year ended June 30 consisted of the following:

                                                            1996       1997
                                                           -------    -------
                                                             (IN THOUSANDS)
Cash.....................................................  $17,164    $35,512
Common stock.............................................    1,212     18,699
Notes payable to sellers.................................    4,673      4,477
Assumption of liabilities................................    8,221     23,915
                                                           -------    -------
          Total..........................................  $31,270    $82,603
                                                           =======    =======

     The Company issued 657,329 and 361,970 shares of its common stock in connection with the pooling-of-interests transactions completed during the years ended June 30, 1996 and 1997, respectively.

     The fair value of the assets purchased has been allocated as follows:

                                                            1996       1997
                                                           -------    -------
                                                             (IN THOUSANDS)
Property and equipment...................................  $ 3,330    $ 8,629
Intangible assets........................................   25,752     67,423
Other assets.............................................    2,188      6,551
                                                           -------    -------
          Total..........................................  $31,270    $82,603
                                                           =======    =======

     The following consolidated pro forma financial information was prepared assuming that each acquisition had occurred as of the beginning of each fiscal year. This pro forma information does not necessarily reflect the results of operations that would have occurred had the acquisitions taken place at the beginning of each fiscal year and is not necessarily indicative of results that may be obtained in the future (unaudited):

                                                            YEAR ENDED JUNE 30,
                                                         --------------------------
                                                            1996           1997
                                                         -----------    -----------
                                                         (IN THOUSANDS, EXCEPT PER
                                                               SHARE AMOUNTS)
Revenue................................................   $348,539       $375,511
Net income.............................................   $ 16,164       $ 15,070
Earnings per share.....................................   $   1.38       $   1.13

     Subsequent to June 30, 1997 the Company purchased either all the issued and outstanding stock or certain assets of four ambulance service providers with operations in Alabama, Georgia, Mississippi, New Jersey, New York and Tennessee. The combined purchase price of the operations accounted for as purchases was $6.1 million. The Company paid cash of $3.7 million, issued notes payable to sellers of $1.2 million and assumed $1.2 million of liabilities. The Company issued 641,009 shares related to two of the acquisitions which were recorded as pooling-of-interests transactions.

                            RURAL/METRO CORPORATION

(3) PROPERTY AND EQUIPMENT

     Property and equipment, including equipment held under capital leases, consisted of the following:

                                                               JUNE 30,
                                                         --------------------
                                                           1996        1997
                                                         --------    --------
                                                            (IN THOUSANDS)
Equipment..............................................  $ 30,455    $ 37,040
Vehicles...............................................    42,596      57,312
Land and buildings.....................................     9,786      13,736
Leasehold improvements.................................     2,612       5,546
                                                         --------    --------
                                                           85,449     113,634
Less: Accumulated depreciation.........................   (37,048)    (42,989)
                                                         --------    --------
                                                         $ 48,401    $ 70,645
                                                         ========    ========

     The Company acquired equipment of $3,603,000 and $2,698,000 under capital lease and other financing agreements during the years ended June 30, 1995 and 1996, respectively. No equipment was acquired under capital lease or other financing agreements during the year ended June 30, 1997.

     The Company held vehicles and equipment with a net carrying value of $7,528,000 and $7,748,000 at June 30, 1996 and 1997, respectively, under capital lease agreements. Accumulated depreciation on these assets totaled 6,823,000 and 8,367,000 at June 30, 1996 and 1997, respectively.

(4) CREDIT AGREEMENTS AND BORROWINGS

     Notes payable and capital lease obligations consisted of the following:

                                                               JUNE 30,
                                                          -------------------
                                                           1996        1997
                                                          -------    --------
                                                            (IN THOUSANDS)
Revolving credit facility...............................  $49,500    $134,000
Unsecured promissory notes payable from acquisitions at
  varying rates, from 7.0% to 9.0%, due through 2000....    9,821       6,518
Capital lease obligations and other notes payable,
  collateralized by property and equipment, at varying
  rates, from 5.94% to 20.0%, due through 2001..........    8,020      13,939
                                                          -------    --------
                                                           67,341     154,457
Less: Current maturities................................   (6,610)     (9,814)
                                                          -------    --------
                                                          $60,731    $144,643
                                                          =======    ========

REVOLVING CREDIT FACILITY

     During September 1995, the Company funded a fully underwritten credit agreement for a $125.0 million revolving credit facility. The Company used the proceeds from the facility to repay the Company's then existing revolving credit facility and its notes payable. Costs previously deferred related to certain indebtedness resulted in an extraordinary charge to earnings of $693,000, net of a $480,000 tax benefit, or $.08 per share in the year ended June 30, 1995. In May 1997, the credit agreement was increased form $125.0 million to $175.0 million. This six-year revolving credit facility is priced at the prime rate or a LIBOR-based rate. The LIBOR-based rates range from LIBOR plus 0.75% to LIBOR plus 1.75% depending upon the Company meeting certain financial covenants. Beginning September 30, 1999, the amount available under the facility begins to reduce at three-month intervals until the termination date at September 30, 2001. The facility is collateralized

                            RURAL/METRO CORPORATION
by the Company's accounts and notes receivable, common stock of its subsidiaries and partnership interests. The Company is required to meet certain financial covenants as defined in the credit agreement. At June 30, 1997, the Company had approximately $37.0 million available under the revolving credit facility.

     At June 30, 1997, the revolving credit facility was priced at LIBOR plus 1.125%. The weighted average interest rate on the revolving credit facility was 6.96% and 6.81% at June 30, 1996 and 1997, respectively.

     Aggregate debt maturities for each of the years ending June 30 are as follows:

                                                    NOTES PAYABLE    CAPITAL LEASES
                                                    -------------    --------------
                                                            (IN THOUSANDS)
1998..............................................    $  7,260          $ 3,179
1999..............................................       4,712            2,366
2000..............................................       1,062            1,368
2001..............................................      19,877              220
2002..............................................     115,006               28
Thereafter........................................         383              128
                                                      --------          -------
                                                      $148,300            7,289
                                                      ========
  Less: Amounts representing interest.............                       (1,132)
                                                                        -------
                                                                        $ 6,157
                                                                        =======

     The Company incurred interest expense of $3,167,000, $5,205,000 and $5,739,000 and paid interest of $2,863,000, $5,324,000 and $6,223,000 in the years ended June 30, 1995, 1996 and 1997, respectively.

     The Company had outstanding letters of credit totaling $3,787,000 and $3,980,000 at June 30, 1996 and 1997, respectively.

(5) COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     The Company leases various facilities and equipment under non-cancelable operating lease agreements. Rental expense charged to operations under these leases was $4,002,000, $5,345,000 and $6,625,000 for the years ended June 30,
1995, 1996 and 1997, respectively.

     Minimum rental commitments under non-cancelable operating leases for each of the years ending June 30 are as follows (in thousands):

1998................................................  $4,367
1999................................................   3,797
2000................................................   3,123
2001................................................   2,453
2002................................................   1,589
Thereafter..........................................   4,585

OTHER

     The Company is a party to various lawsuits arising in the ordinary course of business. Management believes, based upon discussions with legal counsel, that losses, if any, will be substantially covered under insurance policies and will not have a material adverse effect on the consolidated financial statements.

                            RURAL/METRO CORPORATION

(6) EMPLOYEE BENEFIT PLANS

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

     The Company established the ESOP in 1979 and makes contributions to the ESOP at the discretion of the Board of Directors. The Board of Directors approved voluntary contributions of $290,000, $100,000 and $300,000 for the years ended June 30, 1995, 1996 and 1997, respectively. The ESOP held, for the benefit of all participants, approximately 10% and 8% as of June 30, 1996 and 1997, respectively, of the outstanding common stock of the Company. The ESOP is administered by the ESOP's Administrative Committee, consisting of certain members of the Board of Directors of the Company.

     Most full and part-time employees of the Company who have completed 200 work hours per year and have reached age 21 are eligible for admission to the ESOP. Each participant's account vests 20% after three years of service and an additional 20% each year thereafter.

EMPLOYEE STOCK PURCHASE PLAN

     The Company has an Employee Stock Purchase Plan (ESPP) through which eligible employees may purchase shares of the Company's common stock, at semi-annual intervals, through periodic payroll deductions. The ESPP is a qualified employee benefit plan under Section 423 of the Internal Revenue Code. The Company has reserved 150,000 shares of stock for issuance under the ESPP. The purchase price per share will be the lower of 85% of the closing price of the stock on the first day or the last day of the offering period or on the nearest prior day on which trading occurred on the NASDAQ National Market System. As of June 30, 1997, 84,891 shares of common stock have been issued under the ESPP.

1992 STOCK OPTION PLAN

     The Company's 1992 Stock Option Plan was adopted in November 1992 and provides for the granting of options to acquire common stock of the Company, direct granting of the common stock of the Company (Stock Awards), the granting of stock appreciation rights (SARs), or the granting of other cash awards (Cash Awards) (Stock Awards, SARs and Cash Awards are collectively referred to herein as Awards). At June 30, 1997, the maximum number of shares of common stock issuable under the 1992 Plan was 3,390,750. Options may be granted as incentive stock options or non-qualified stock options.

     Options and Awards may be granted only to persons who at the time of grant are either (i) key personnel (including officers) of the Company or (ii) consultants and independent contractors who provide valuable services to the Company. Options that are incentive stock options may be granted only to key personnel of the Company.

     The 1992 Plan, as amended, provides for the automatic grant of options to acquire the Company's common stock (the Automatic Grant Program), whereby each non-employee member of the Board of Directors will be granted an option to acquire 2,500 shares of common stock annually. Each non-employee member of the Board of Directors also will receive an annual automatic grant of options to acquire an additional number of shares equal to 1,000 shares for each $0.05 increase in the Company's earnings per share, subject to a maximum of 5,000 additional options. New non-employee members of the Board of Directors will receive options to acquire 10,000 shares of common stock on the date of their first appointment or election to the Board of Directors.

     The expiration date, maximum number of shares purchasable and the other provisions of the options will be established at the time of grant. Options may be granted for terms of up to ten years and become exercisable in whole or in one or more installments at such time as may be determined by the Plan Administrator upon grant of the options. Options granted to date vest over periods not exceeding five years. The exercise price of options will be determined by the Plan Administrator, but may not be less than 100%

                            RURAL/METRO CORPORATION

(110% if the option is granted to a stockholder who at the date the option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries) of the fair market value of the common stock at the date of the grant.

     Awards granted in the form of SARs would entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of common stock from the price stated in the award agreement to the market value of the common stock on the date first exercised or surrendered. The Plan Administrator may determine such terms, conditions, restrictions and/or limitations, if any, on any SARs.

     The 1992 Plan states that it is not intended to be the exclusive means by which the Company may issue options or warrants to acquire its common stock, Awards or any other type of award. To the extent permitted by applicable law, the Company may issue any other options, warrants or awards other than pursuant to the 1992 Plan without shareholder approval. The 1992 Plan will remain in force until November 5, 2002.

     The following summarizes the activity for the stock options:

                                                         YEAR ENDED JUNE 30, 1995
                                               ---------------------------------------------
                                                                                 WEIGHTED
                                               NUMBER OF    EXERCISE PRICE       AVERAGE
                                                SHARES         PER SHARE      EXERCISE PRICE
                                               ---------    ---------------   --------------
Options outstanding at beginning of year.....    842,880    $ 5.60 - $19.50       $10.52
  Granted....................................    425,825    $17.25 - $18.75       $17.45
  Canceled...................................    (49,750)   $ 8.04 - $17.25       $ 8.32
  Exercised..................................    (73,000)   $ 5.60 - $ 8.04       $ 5.95
                                               ---------
Options outstanding at end of year...........  1,145,955    $ 5.60 - $19.50       $12.74
                                               =========
Options exercisable at end of year...........    421,255    $ 5.60 - $19.50       $ 8.97
                                               =========
Options available for grant at end of year...  1,196,050
                                               =========

                                                       YEAR ENDED JUNE 30, 1996
                                            -----------------------------------------------
                                            NUMBER OF    EXERCISE PRICE    WEIGHTED AVERAGE
                                             SHARES         PER SHARE       EXERCISE PRICE
                                            ---------    ---------------   ----------------
Options outstanding at beginning of
  year....................................  1,145,955    $ 5.60 - $19.50        $12.74
  Granted.................................    841,750    $22.50 - $24.25        $24.00
  Canceled................................     (6,000)            $24.00        $24.00
  Exercised...............................   (155,330)   $ 5.60 - $17.25        $11.50
                                            ---------
Options outstanding at end of year........  1,826,375    $ 5.60 - $24.25        $18.37
                                            =========
Options exercisable at end of year........    495,205    $ 5.60 - $19.50        $12.05
                                            =========
Options available for grant at end of
  year....................................  1,573,820
                                            =========
Weighted average fair value per share of
  options granted.........................                                       $9.80
                                                                            ==========

                                                       YEAR ENDED JUNE 30, 1997
                                            -----------------------------------------------
                                            NUMBER OF    EXERCISE PRICE    WEIGHTED AVERAGE
                                             SHARES         PER SHARE       EXERCISE PRICE
                                            ---------    ---------------   ----------------
Options outstanding at beginning of
  year....................................  1,826,375    $ 5.60 - $24.25        $18.37
  Granted.................................    944,489    $31.25 - $36.00        $32.27
  Canceled................................   (137,875)   $ 8.04 - $32.25        $24.48
  Exercised...............................   (331,592)   $ 5.60 - $24.00        $13.97
                                            ---------
Options outstanding at end of year........  2,301,397    $ 5.60 - $36.00        $24.45
                                            =========
Options exercisable at end of year........    899,572    $ 5.60 - $32.25        $21.42
                                            =========
Options available for grant at end of
  year....................................    767,206
                                            =========
Weighted average fair value per share of
  options granted.........................                                      $10.25
                                                                           ===========

                            RURAL/METRO CORPORATION

                            OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
                 ------------------------------------------   ----------------------------
                                WEIGHTED
                                 AVERAGE
                                REMAINING       WEIGHTED                       WEIGHTED
   RANGE OF        OPTIONS     CONTRACTUAL      AVERAGE         OPTIONS        AVERAGE
EXERCISE PRICES  OUTSTANDING      LIFE       EXERCISE PRICE   EXERCISABLE   EXERCISE PRICE
---------------  -----------   -----------   --------------   -----------   --------------
       $ 5.60 -
  $ 8.04.......     116,783       5.00           $ 6.77         102,755         $ 6.59
       $13.00 -
  $18.75.......     564,875       6.72            16.61         271,203          16.42
       $24.00 -
  $24.50.......     744,625       8.19            23.99         331,875          23.98
       $31.25 -
  $36.00.......     875,114       9.16            32.27         193,739          31.89
                  ---------       ----           ------         -------         ------
                  2,301,397       8.04           $24.45         899,572         $21.42
                  =========       ====           ======         =======         ======

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 123

     During 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation", which defines a fair value based method of accounting for an employee stock option or similar equity instruments and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost related to stock options issued to employees under these plans using the method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees". Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share, as if the fair value based method of accounting defined in SFAS No. 123 had been applied.

     The Company has elected to account for its stock-based compensation plans under APB Opinion No. 25; therefore, no compensation cost is recognized in the accompanying financial statements for stock-based employee awards. However, the Company has computed, for pro forma disclosure purposes, the value of all options and ESPP shares granted during 1996 and 1997, using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                 YEAR ENDED JUNE 30,
                                      ------------------------------------------
                                             1996                    1997
                                      ------------------      ------------------
                                      OPTIONS      ESPP       OPTIONS      ESPP
                                      -------      -----      -------      -----
Risk free interest rate.............    6.14%       5.68%       6.23%       5.90%
Expected dividend yield.............    0.00%       0.00%       0.00%       0.00%
Expected lives in years (after
  vesting for options)..............    1.59         0.5        1.59         0.5
Expected volatility.................   33.41%      32.59%      36.50%      43.60%

     The total value of options and ESPP shares granted was computed to be the following approximate amounts, which would be amortized on the straight-line basis over the vesting period (in thousands):

                                             OPTIONS    ESPP
                                             -------    ----
For year ended June 30, 1996...............  $ 8,250    $212
For year ended June 30, 1997...............  $16,500    $306

     If the Company had accounted for its stock-based compensation plans using a fair value based method of accounting, the Company's year end net income and earnings per common stock and common stock equivalent would have been reported as follows:

                                                            YEAR ENDED JUNE 30,
                                                           ----------------------
                                                             1996         1997
                                                           ---------    ---------
                                                           (IN THOUSANDS, EXCEPT
                                                             PER SHARE AMOUNTS)
Net income:
  Historical.............................................   $11,512      $12,720
  Pro forma..............................................     8,352        8,013
Earnings per common stock and common stock equivalent:
  Historical.............................................   $  1.14      $  1.04
  Pro forma..............................................   $  0.85      $  0.65

                            RURAL/METRO CORPORATION

     The effects of applying SFAS 123 for providing pro forma disclosures for 1996 and 1997 are not likely to be representative of the effects on reported net income and earnings per common stock and common stock equivalent for future years, because options vest over several years and additional awards are made each year.

401(K) PLAN

     The Company has a contributory retirement plan (the 401(k) Plan) covering eligible employees with at least one month of service. The 401(k) Plan is designed to provide tax-deferred income to the Company's employees in accordance with the provisions of Section 401(k) of the Internal Revenue Code.

     The 401(k) Plan provides that each participant may contribute up to 12% of their respective salary, not to exceed the statutory limit. The Company may elect to make a fixed-matching contribution to each participant's account of up to 2% of total annual cash compensation received by respective participants and/or a discretionary-matching contribution in an amount equal to a percentage of the contribution made by participants as determined by the Board of Directors. Under the terms of the 401(k) Plan, the Company may also make discretionary profit sharing contributions. Profit sharing contributions are allocated among participants based on their annual compensation. Each participant has the right to direct the investment of his or her funds among certain named plans. The Company made fixed-matching contributions to the 401(k) Plan aggregating approximately $995,000 and $1,515,000 for the 401(k) Plan years ended December 31, 1995 and 1996, respectively.

(7) STOCKHOLDERS' EQUITY

PREFERRED STOCK

     In August 1995, the Company's Board of Directors adopted a shareholder rights plan, which authorized the distribution of one right to purchase one one-thousandth of a share of $0.01 par value Series A Junior Participating Preferred Stock (a Right) for each share of common stock of the Company. Rights will become exercisable following the tenth day (or such later date as may be determined by the Board of Directors) after a person or group (a) acquires beneficial ownership of 15% or more of the Company's common stock or (b) announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of the Company's common stock.

     Upon exercise, each Right will entitle the holder (other than the party seeking to acquire control of the Company) to acquire shares of the common stock of the Company or, in certain circumstances, such acquiring person at a 50% discount from market value. The Rights may be terminated by the Board of Directors at any time prior to the date they become exercisable at a price of $0.01 per Right; thereafter, they may be redeemed for a specified period of time at $0.01 per Right.

COMMON STOCK

     In April 1996, the Company issued 1,367,500 shares of common stock at $27.25 per share, generating $34.8 million. The proceeds were used to reduce the outstanding balance on the Company's revolving credit facility.

(8) RELATED PARTY TRANSACTIONS

     The Company incurred legal fees of approximately $158,000, $122,000 and $139,000 for the years ended June 30, 1995, 1996 and 1997, respectively, with a law firm in which a member of the Board of Directors is a partner.

                            RURAL/METRO CORPORATION

     The Company incurred rental expense of $635,000, $592,000 and $600,000 in each of the years ended June 30, 1995, 1996 and 1997, respectively, related to leases of fire and ambulance facilities with a director of the Company and with employees that were previously owners of businesses acquired by the Company.

     At June 30, 1996 and 1997, the Company had notes payable to employees that were previously owners of businesses acquired by the Company totaling $4,617,000 and $1,770,000, respectively.

(9) INCOME TAXES

     The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes are provided for differences between results of operations for financial reporting purposes and income tax purposes.

     The components of the provision for income taxes were as follows:

                                                      YEAR ENDED JUNE 30,
                                                   --------------------------
                                                    1995      1996      1997
                                                   ------    ------    ------
                                                         (IN THOUSANDS)
Current
  Federal......................................    $3,188    $4,219    $2,761
  State........................................     1,115       796       618
                                                   ------    ------    ------
                                                    4,303     5,015     3,379
Deferred.......................................       985     3,029     5,985
                                                   ------    ------    ------
                                                   $5,288    $8,044    $9,364
                                                   ======    ======    ======

     Deferred tax assets and liabilities are recorded based on differences between the financial statement and tax bases of amounts of assets and liabilities and the tax rates in effect when those differences are expected to reverse.

     The components of net deferred taxes were as follows:

                                                               JUNE 30,
                                                         --------------------
                                                           1996        1997
                                                         --------    --------
                                                            (IN THOUSANDS)
Deferred tax liabilities
  Amortization and accelerated depreciation............  $ (9,340)   $ (9,379)
  Allowance for doubtful accounts......................    (2,274)     (5,663)
  Cash to accrual adjustment...........................      (895)       (944)
                                                         --------    --------
                                                          (12,509)    (15,986)
                                                         --------    --------
Deferred tax assets
  Writedown of investment in real estate...............       608          --
  Installment gain from sale of real estate and
     property and equipment............................       196         158
  Compensation related deferrals.......................       794         499
  Self insurance reserve...............................       351         471
  Restructuring charge.................................        --       1,912
                                                         --------    --------
                                                            1,949       3,040
                                                         --------    --------
Net deferred tax liability.............................   (10,560)    (12,946)
Less current portion...................................     1,500       2,174
                                                         --------    --------
Net long-term deferred tax liability...................  $ (9,060)   $(10,772)
                                                         ========    ========

                            RURAL/METRO CORPORATION

     For the years ended June 30, 1996 and 1997 income tax benefits of $982,000 and $4,867,000, respectively, were allocated to additional paid-in capital for tax benefits associated with the exercise and vesting of nonqualified stock options and stock grants.

     The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before income taxes. The sources and tax effects of the differences were as follows:

                                                      YEAR ENDED JUNE 30,
                                                   --------------------------
                                                    1995      1996      1997
                                                   ------    ------    ------
                                                         (IN THOUSANDS)
Federal income tax provision at statutory rate...  $4,508    $6,845    $7,729
State taxes, net of federal benefit..............     606       491       967
Amortization of nondeductible goodwill...........     331       646       663
Utilization of tax credits.......................    (116)       --        --
Other, net.......................................     (41)       62         5
                                                   ------    ------    ------
Provision for income taxes.......................  $5,288    $8,044    $9,364
                                                   ======    ======    ======

     Cash payments for income taxes were approximately $3,381,000, $2,848,000 and $8,197,000 during the years ended June 30, 1995, 1996 and 1997, respectively.

(10) SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     Selected quarterly financial data for the years ended June 30, 1996 and 1997 is as follows:

                                                          1996
                                      --------------------------------------------
                                       FIRST       SECOND      THIRD       FOURTH
                                      QUARTER     QUARTER     QUARTER     QUARTER
                                      --------    --------    --------    --------
                                      (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue.............................  $55,763     $60,893     $64,984     $68,677
Operating income....................    4,814       5,339       6,775       7,736
Net income..........................    2,102       2,396       2,989       4,025
Earnings per share..................  $   .23     $   .25     $   .31     $   .35

                                                          1997
                                      --------------------------------------------
                                       FIRST       SECOND      THIRD       FOURTH
                                      QUARTER     QUARTER     QUARTER     QUARTER
                                      --------    --------    --------    --------
                                      (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue.............................  $73,994     $77,530     $84,921     $83,360
Operating income....................    6,592       7,474       9,500       4,238
Net income..........................    3,299       3,771       4,675         975
Earnings per share..................  $   .28     $   .31     $   .38     $   .08

                            RURAL/METRO CORPORATION

(11) SUBSEQUENT EVENT -- ISSUANCE OF NOTES PAYABLE (UNAUDITED)

     On March 16, 1998, the Company issued $150.0 million of 7 7/8% Senior Notes due 2008 (the Notes) effected under Rule 144A under the Securities Act of 1933 as amended (Securities Act). A portion of the net proceeds of the offering, sold through private placement transactions, was used to repay certain indebtedness. Interest under the Notes is payable semi-annually commencing September 15, 1998, and the Notes are not callable until March 2003 subject to the terms of the Note Agreement. The Company incurred expenses related to the offering of approximately $4.9 million and will amortize such costs over the life of the Notes. The Company has agreed to file under the Securities Act a registration statement relating to an exchange offer for the Notes. If this registration is not declared effective prior to the 90th day after the issue date of March 16, 1998 or certain other conditions are not met, the interest rate can increase up to a maximum of 9 3/8% per annum of the principal amount of such Notes. In connection with the issuance of the Notes, the Company modified its revolving credit facility whereby the total commitment has been increased to $200.0 million. The Notes are general unsecured obligations of the Company and are unconditionally guaranteed on a joint and several basis by substantially all of the Company's domestic wholly-owned current and future subsidiaries. The Notes contain certain covenants which, among other things, limit the Company's ability to incur any indebtedness, sell assets, or enter into certain mergers or consolidations.

                            RURAL/METRO CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                      JUNE 30, 1997 AND DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                              JUNE 30, 1997    DECEMBER 31, 1997
                                                              -------------    -----------------
                                                                               (UNAUDITED)
                                             ASSETS
CURRENT ASSETS
  Cash......................................................    $  3,398           $  2,261
  Accounts receivable, net..................................     106,978            149,926
  Inventories...............................................       8,645              9,757
  Prepaid expenses and other................................       7,162              9,651
                                                                --------           --------
          Total current assets..............................     126,183            171,595
PROPERTY AND EQUIPMENT, net.................................      70,645             82,634
INTANGIBLE ASSETS, net......................................     160,282            187,051
OTHER ASSETS................................................       6,956             10,542
                                                                --------           --------
                                                                $364,066           $451,822
                                                                ========           ========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable..........................................    $  4,359           $  7,015
  Accrued liabilities.......................................      17,244             31,227
  Current portion of long-term debt.........................       9,814             16,435
                                                                --------           --------
          Total current liabilities.........................      31,417             54,677
LONG-TERM DEBT, net of current portion......................     144,643            187,334
NON-REFUNDABLE SUBSCRIPTION INCOME..........................      13,367             13,248
DEFERRED INCOME TAXES.......................................      10,772             12,836
OTHER LIABILITIES...........................................       4,059              2,270
                                                                --------           --------
          Total liabilities.................................     204,258            270,365
                                                                --------           --------
MINORITY INTEREST...........................................          --              8,490
                                                                --------           --------
STOCKHOLDERS' EQUITY
  Common stock..............................................         130                139
  Additional paid-in capital................................     121,355            124,038
  Retained earnings.........................................      40,334             50,487
  Deferred compensation.....................................        (772)              (458)
  Treasury stock............................................      (1,239)            (1,239)
                                                                --------           --------
          Total stockholders' equity........................     159,808            172,967
                                                                --------           --------
                                                                $364,066           $451,822
                                                                ========           ========

   The accompanying notes are an integral part of these consolidated balance sheets.

                            RURAL/METRO CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

         FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 1996 AND 1997
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    THREE MONTHS ENDED      SIX MONTHS ENDED
                                                       DECEMBER 31,           DECEMBER 31,
                                                    ------------------    --------------------
                                                     1996       1997        1996        1997
                                                    -------    -------    --------    --------
REVENUE
  Ambulance services..............................  $62,465    $89,769    $121,493    $167,367
  Fire protection services........................   10,349     11,351      20,654      22,563
  Other...........................................    4,716     10,222       9,377      19,185
                                                    -------    -------    --------    --------
          Total revenue...........................   77,530    111,342     151,524     209,115
                                                    -------    -------    --------    --------
OPERATING EXPENSES
  Payroll and employee benefits...................   41,867     58,269      82,501     110,504
  Provision for doubtful accounts.................   10,404     15,612      20,159      28,826
  Depreciation....................................    2,918      4,712       5,651       8,813
  Amortization of intangibles.....................    1,110      1,681       2,200       3,145
  Other operating expenses........................   13,757     18,869      26,947      35,282
                                                    -------    -------    --------    --------
          Total expenses..........................   70,056     99,143     137,458     186,570
                                                    -------    -------    --------    --------
OPERATING INCOME..................................    7,474     12,199      14,066      22,545
Interest Expense, net.............................    1,072      2,958       2,082       5,409
Other.............................................       --        130          --         130
                                                    -------    -------    --------    --------
INCOME BEFORE INCOME TAXES........................    6,402      9,111      11,984      17,006
PROVISION FOR INCOME TAXES........................    2,631      3,687       4,914       6,924
                                                    -------    -------    --------    --------
NET INCOME........................................  $ 3,771    $ 5,424    $  7,070    $ 10,082
                                                    =======    =======    ========    ========
BASIC EARNINGS PER SHARE..........................  $  0.33    $  0.40    $   0.63    $   0.76
                                                    =======    =======    ========    ========
DILUTED EARNINGS PER SHARE........................  $  0.31    $  0.38    $   0.59    $   0.73
                                                    =======    =======    ========    ========
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING -- BASIC............................   11,296     13,482      11,213      13,196
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING -- DILUTED..........................   12,175     14,200      12,082      13,805

  The accompanying notes are an integral part of these consolidated financial statements.

                            RURAL/METRO CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE SIX MONTHS ENDED DECEMBER 31, 1996 AND 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                 SIX MONTHS ENDED
                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1996          1997
                                                              --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $  7,070      $ 10,082
  Adjustments to reconcile net income to cash used in
     operations --
     Depreciation and amortization..........................     7,851        11,958
     Amortization of deferred compensation..................       327           314
     Amortization of gain on sale of real estate............       (52)          (52)
     Provision for doubtful accounts........................    20,159        28,826
  Undistributed earnings of minority shareholder............        --           130
  Change in assets and liabilities, net of effect of
     businesses acquired --
     Increase in accounts receivable........................   (34,355)      (64,263)
     Increase in inventories................................      (746)         (997)
     Increase in prepaid expenses and other.................      (310)       (2,213)
     Increase (decrease) in accounts payable................      (838)          905
     Increase (decrease) in accrued liabilities and other...    (3,605)        8,905
     (Decrease) increase in nonrefundable subscription
      income................................................       149          (129)
     Increase in deferred income taxes......................       870           516
                                                              --------      --------
          Net cash used in operating activities.............    (3,480)       (6,018)
                                                              --------      --------
CASH FLOW FROM FINANCING ACTIVITIES
  Borrowings on revolving credit facilities, net............    19,600        45,300
  Repayment of debt and capital lease obligations...........    (6,488)      (14,416)
  Issuance of common stock..................................     6,371         2,317
                                                              --------      --------
          Net cash provided by financing activities.........    19,483        33,201
                                                              --------      --------
CASH FLOW FROM INVESTING ACTIVITIES
  Cash paid for businesses acquired.........................    (9,284)       (9,824)
  Capital expenditures......................................    (7,725)      (14,909)
  (Increase) decrease in other assets.......................        21        (3,587)
                                                              --------      --------
          Net cash used in investing activities.............   (16,988)      (28,320)
                                                              --------      --------
DECREASE IN CASH............................................      (985)       (1,137)
CASH, beginning of period...................................     1,388         3,398
                                                              --------      --------
CASH, end of period.........................................  $    403      $  2,261
                                                              ========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                            RURAL/METRO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements.

(1) Interim Results
    In the opinion of management, the consolidated financial statements for the three and six month periods ended December 31, 1996 and 1997 include all adjustments, consisting only of normal recurring adjustments necessary for a fair statement of the consolidated financial position and results of operations for that period.

    The results of operations for the three and six month periods ended December 31, 1996 and 1997 are not necessarily indicative of the results of operations for a full fiscal year.

(2) Acquisitions
    During the six months ended December 31, 1997, the Company purchased the stock of ambulance service providers operating in Arizona and Georgia and the assets of ambulance service providers operating in Alabama, Maryland, New Jersey and South Carolina.

    The acquisitions were accounted for as purchases in accordance with Accounting Principles Board Opinion No. 16 (APB 16) and, accordingly, the purchased assets and assumed liabilities were recorded at their estimated fair values at each respective acquisition date.

The aggregate purchase price consisted of the following:

                                                              (IN THOUSANDS)
                                                              --------------
Cash........................................................     $ 9,824
Rural/Metro common stock....................................         325
Notes payable to sellers....................................       6,470
Assumption of liabilities...................................      13,889
                                                                 -------
                                                                 $30,508
                                                                 =======

     During the six months ended December 31, 1997, subsidiaries of the Company merged with and into ambulance service providers operating in Mississippi, New Jersey, New York and Tennessee. The Company issued an aggregate of 641,009 shares of its common stock in exchange for all of the issued and outstanding stock of the acquired companies. The transactions were accounted for as poolings-of-interest in accordance with APB 16. The acquisitions were not considered significant; accordingly, prior year financial statements have not been restated.

     The unaudited pro forma combined condensed statements of income for the fiscal year ended June 30, 1997 and the six months ended December 31, 1997 give effect to the acquisitions as if each had been consummated as of the beginning of each respective period.

     The pro forma combined condensed financial statements do not purport to represent what the Company's actual results of operations or financial position would have been had such transactions in fact occurred on such dates. The pro forma combined condensed statements of income also do not purport to project the results of operations of the Company for the current year or for any future period.

                            RURAL/METRO CORPORATION

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1997
                 AND FOR THE SIX MONTHS ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                YEAR ENDED             SIX MONTHS ENDED
                                              JUNE 30, 1997           DECEMBER 31, 1997
                                          ----------------------    ----------------------
                                                        PROFORMA                  PROFORMA
                                          HISTORICAL    COMBINED    HISTORICAL    COMBINED
                                          ----------    --------    ----------    --------
Revenue.................................   $319,805     $427,067     $209,115     $223,958
Net income..............................   $ 12,720     $ 17,270     $ 10,082     $ 10,765
Earnings per share -- basic.............   $   1.10     $   1.30     $   0.76     $   0.80
Earnings per share -- diluted...........   $   1.04     $   1.23     $   0.73     $   0.76

     Pro forma adjustments include adjustments to: (i) reflect amortization of the cost in excess of the fair value of net assets acquired; (ii) adjust payroll and related expenses for the effect of certain former owners of the acquired businesses not being employed by the Company and to reflect the difference between the actual compensation paid to officers of the businesses acquired and the lower level of aggregate compensation such individuals would have received under the terms of employment agreements executed between the Company and such individuals; (iii) adjust other operating expenses to reflect the reduction of expenses related to certain real estate and buildings not acquired and sellers' costs incurred in connection with the sale of their respective businesses; (iv) adjust interest expense to reflect interest expense related to debt issued in connection with the acquisitions; and (v) adjust income taxes to reflect the tax effect of the adjustments and the tax effect of treating all of the acquisitions as if they had C corporation status.

     The pro-forma combined condensed statements of income do not include the effects of the pending acquisition of Emergencias Cardio Coronarias (ECCO), as more fully described in "Liquidity and Capital Resources" included in Management's Discussion and Analysis of Financial Condition and Results of Operations.

======================================================

     ALL TENDERED OUTSTANDING NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                       THE FIRST NATIONAL BANK OF CHICAGO
                             ONE NORTH STATE STREET
                            NINTH FLOOR, SUITE 0126
                          CHICAGO, ILLINOIS 60670-0126
                   ATTENTION: CORPORATE TRUST ADMINISTRATION

                          By Facsimile: (312) 407-1708

                      Confirm by Telephone: (312) 732-4000

(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight delivery, or registered or certified mail.)

     Until 25 days after the Expiration Date, all dealers effecting transactions in the Exchange Notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

     No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus and the accompanying Letter of Transmittal, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the Prospectus nor the accompanying Letter of Transmittal nor both together constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which the Prospectus relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus or the Letter of Transmittal or both together nor any exchange made hereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date herein or that there has been no change in the affairs of the Company since such date.

======================================================
======================================================

                                  $150,000,000
                         [RURAL/METRO CORPORATION LOGO]

                            RURAL/METRO CORPORATION
                              7 7/8% SENIOR NOTES
                                    DUE 2008
                                  ------------

                                   PROSPECTUS
                                  ------------
                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    1
Incorporation of Certain Documents by
  Reference...........................    1
Disclosure Regarding Forward-Looking
  Statements..........................    2
Prospectus Summary....................    3
Risk Factors..........................   12
The Exchange Offer....................   20
Use of Proceeds.......................   26
Capitalization........................
Unaudited Pro Forma Consolidated
  Financial Data......................   27
Selected Consolidated Financial
  Data................................   32
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   34
Business..............................   42
Management............................   57
Description of the New Credit
  Facility............................   59
Description of the Exchange Notes.....   60
Certain Federal Income Tax
  Consequences........................   91
Plan of Distribution..................   95
Legal Matters.........................   96
Experts...............................   96
Index to Consolidated Financial
  Statements..........................  F-1

                            DATED             , 1998

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's amended and restated Bylaws require the Company to indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law, including those circumstances in which indemnification would otherwise be discretionary, except that the Company will not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense; (ii) for any amounts paid in settlement of an action indemnified against by the Company without the proper written consent of the Company; or
(iii) in connection with any event in which the person did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. In addition, the Company has entered or will enter into Indemnity Agreements with each of its directors and officers providing for indemnification of and advancement of expenses to the directors and officers to the fullest extent permitted by law except (a) if and to the extent that payment is made to the indemnitee under an insurance policy or otherwise; (b) if and to the extent that a claim is decided adversely based on or attributable to the indemnitee gaining any personal profit or advantage to which the indemnitee was not legally entitled; (c) if and to the extent that the indemnifiable event constituted or arose out of the indemnitee's willful misconduct or gross negligence; or (d) if and to the extent that the proceeding is initiated by the indemnitee against the Company of any of its officers or directors, unless the Company has consented to or joined in the initiation of the proceeding. The Delaware General Corporation Law contains an extensive indemnification provision that permits a corporation to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The Company's Second Restated Certificate eliminates the personal liability of the directors of the Company to the Company or its stockholders for monetary damages for breach of their duty of care except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. The Delaware General Corporation Law prohibits a corporation from eliminating or limiting the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for liability under
Section 174 of the Delaware General Corporation Law (relating to certain unlawful dividends, stock purchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
    2         Plan and Agreement of Merger and Reorganization, dated as of
              April 26, 1993(1)
    4.1       Specimen Certificate representing shares of Common Stock,
              par value $.01 per share(1)
    4.2       Indenture dated as of March 16, 1998, by and among the
              Company, the Guarantors signatories thereto and The First
              National Bank of Chicago, as Trustee.
    4.3       Form of Global Note (included in Exhibit 4.2)

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
    4.4       Registration Rights Agreement dated March 11, 1998 by and
              among Bear Stearns & Co. Inc., Salomon Brothers Inc, SBC
              Warburg Dillon Read Inc., First Union Capital Markets, the
              Company, and certain subsidiaries of the Company, as
              Guarantors
   *4.5       Amended and Restated Credit Agreement dated as of March 16,
              1998, by and among the Company as borrower, certain of its subsidiaries as Guarantors, the lenders referred to therein, and First Union National Bank, as agent and as lender, and related Form of Amended and Restated Revolving Credit Note,
              Form of Subsidiary Guarantee Agreement, and Form of
              Intercompany Subordination Agreement
   *5         Opinion of O'Connor, Cavanagh, Anderson, Killingsworth &
              Beshears, P.A.
   12         Computation of Ratio of Earnings to Fixed Charges
   23.1       Consent of O'Connor, Cavanagh, Anderson, Killingsworth &
              Beshears, P.A. (to be included in its Opinion filed as
              Exhibit 5)
   23.2       Consent of Arthur Andersen LLP
   24.1       Powers of Attorney of Directors and Executive Officers
              (included on the Signature Page of this Registration
              Statement)
   24.2       Power of Attorney of Warren S. Rustand
   25         Statement of Eligibility of Trustee on Form T-1 of The First
              National Bank of Chicago
   99         Form of Letter of Transmittal and Notice of Guaranteed
              Delivery

---------------
  *  To be filed by amendment.

 (1) Incorporated by reference to the Registration Statement on Form S-1 of the Registrant (Registration No. 33-63448) filed May 27, 1993 and declared effective July 15, 1993.

 (b) Financial Statement Schedules

     Schedule II Valuation and Qualifying Accounts incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

     All other schedules have been omitted on the basis of immateriality or because such schedules are not otherwise applicable.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant, in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 30th day of April, 1998.

                                          RURAL/METRO CORPORATION

                                          By:     /s/ WARREN S. RUSTAND
                                            ------------------------------------
                                            Warren S. Rustand, Chief Executive
                                              Officer and President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Warren S. Rustand and Mark E. Liebner, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying, and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----

             By: /s/ WARREN S. RUSTAND               Chairman of the Board of Directors,  April 30, 1998
  ----------------------------------------------       Chief Executive Officer and
                 Warren S. Rustand                     President (Principal Executive
                                                       Officer)

             By: /s/ ROBERT T. EDWARDS               Executive Vice President and         April 30, 1998
  ----------------------------------------------       Director
                 Robert T. Edwards

              By: /s/ MARK E. LIEBNER                Senior Vice President, Chief         April 30, 1998
  ----------------------------------------------       Financial Officer and Treasurer
                  Mark E. Liebner                      (Principal Financial Officer)

             By: /s/ ROBERT E. RAMSEY                Senior Vice President and Director   April 30, 1998
  ----------------------------------------------
                 Robert E. Ramsey

              By: /s/ DEAN P. HOFFMAN                Vice President, Financial Services   April 30, 1998
  ----------------------------------------------       (Principal Accounting Officer)
                  Dean P. Hoffman

              By: /s/ JAMES H. BOLIN                 Director                             April 30, 1998
  ----------------------------------------------
                  James H. Bolin

                        By:                          Director
  ----------------------------------------------
                  Cor J. Clement

            By: /s/ MARY ANNE CARPENTER              Director                             April 30, 1998
  ----------------------------------------------
                Mary Anne Carpenter

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----

              By: /s/ LOUIS G. JEKEL                 Director                             April 30, 1998
  ----------------------------------------------
                  Louis G. Jekel

                        By:                          Director
  ----------------------------------------------
                 William C. Turner

                        By:                          Director
  ----------------------------------------------
                  Henry G. Walker

             By: /s/ LOUIS A. WITZEMAN               Director                             April 30, 1998
  ----------------------------------------------
                 Louis A. Witzeman

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          AID AMBULANCE AT VIGO COUNTY, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND*                       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          AMBULANCE TRANSPORT SYSTEMS, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          AMERICAN LIMOUSINE SERVICE, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND*                       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          ARROW AMBULANCE, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND*                       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          BEACON TRANSPORTATION, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND*                       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          CITY WIDE AMBULANCE SERVICE, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director (Principal
Director (Principal Executive Officer)           Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          CORNING AMBULANCE SERVICE INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          DONLOCK, LTD.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          E.M.S. VENTURES, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          EMS VENTURES OF SOUTH CAROLINA, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          EASTERN AMBULANCE SERVICE, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          EASTERN PARAMEDICS, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          GOLD CROSS AMBULANCE SERVICES, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          GOLD CROSS AMBULANCE SERVICE OF PA.,
                                          INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          KEEFE & KEEFE, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          KEEFE & KEEFE AMBULETTE LTD.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director (Principal
Director (Principal Executive Officer)           Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          LASALLE AMBULANCE INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          MEDI-CAB OF GEORGIA, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature
appears below hereby constitutes and appoints Mark E. Liebner, or             ,
as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director (Principal
Director (Principal Executive Officer)           Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          MEDICAL EMERGENCY DEVICES AND
                                          SERVICES, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer and           Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          MEDICAL TRANSPORTATION SERVICES, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          MEDSTAR EMERGENCY MEDICAL SERVICES,
                                          INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          MERCURY AMBULANCE SERVICE, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          METRO CARE CORP.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director (Principal
Director (Principal Executive Officer)           Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          MO-RO-KO, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director (Principal
Director (Principal Executive Officer)           Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          MULTI CAB INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          MULTI-CARE INTERNATIONAL, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          MULTI-CARE MEDICAL CAR SERVICE, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          MULTI-HEALTH CORP.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          MYERS AMBULANCE SERVICE, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          NATIONAL AMBULANCE & OXYGEN SERVICE,
                                          INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
As Attorney-in-Fact, pursuant to
a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          NORTH MISS. AMBULANCE SERVICE, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------      -------------------------------------------
Warren S. Rustand                                  Mark E. Liebner
President, Chief Executive Officer, and            Vice President and Director
Director                                           (Principal Financial and Accounting
(Principal Executive Officer)                      Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
As Attorney-in-Fact, pursuant to
a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          PHYSICIANS AMBULANCE SERVICE, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          PROFESSIONAL MEDICAL SERVICES, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RISC AMERICA ALABAMA FIRE SAFETY
                                          SERVICES, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          R/M MANAGEMENT CO., INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          R/M OF MISSISSIPPI, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          R/M OF TENNESSEE G.P., INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          R/M OF TENNESSEE L.P., INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND*                       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          R/M OF TEXAS G.P., INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          R/M PARTNERS, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RMC CORPORATE CENTER, L.L.C.
                                          By: Rural/Metro Corporation, an
                                              Arizona corporation
                                            Its Member

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)                    Rural/Metro Corporation, an Arizona
  Rural/Metro Corporation, an Arizona            corporation
corporation                                      Member
  Member

*By: /s/ MARK E. LIEBNER                         /s/ LOUIS G. JEKEL
---------------------------------------------    ---------------------------------------------
Mark E. Liebner                                  Louis G. Jekel
  As Attorney-in-Fact, pursuant to               Director
  a Power of Attorney filed herewith.            Rural/Metro Corporation, an Arizona
                                                 corporation
                                                 Member

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO ARGENTINA, L.L.C.
                                          By: Rural/Metro International, Inc.
                                            Its Member

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)                    Rural/Metro International, Inc.
  Rural/Metro International, Inc.                Member
  Member

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO BRASIL, L.L.C.
                                          By: Rural/Metro International, Inc.
                                            Its Member

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner, as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)                    Rural/Metro International, Inc.
  Rural/Metro International, Inc.                Member
  Member

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO CANADIAN HOLDINGS, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner, as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO COMMUNICATIONS SERVICES,
                                          INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner, as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO CORPORATION, AN ARIZONA
                                          CORPORATION

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER                         /s/ LOUIS G. JEKEL
---------------------------------------------    ---------------------------------------------
Mark E. Liebner                                  Louis G. Jekel
  As Attorney-in-Fact, pursuant to               Director
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO CORPORATION OF FLORIDA

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner, as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO CORPORATION OF TENNESSEE

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO FIRE DEPT., INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO INTERNATIONAL, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO MID-ATLANTIC, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF ALABAMA, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director (Principal
Director (Principal Executive Officer)           Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF ARGENTINA, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF ARKANSAS, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director (Principal
Director (Principal Executive Officer)           Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF ARLINGTON, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF BRASIL, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director (Principal
Director (Principal Executive Officer)           Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF CALIFORNIA, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director (Principal
Director (Principal Executive Officer)           Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF CENTRAL ALABAMA, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director (Principal
Director (Principal Executive Officer)           Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF CENTRAL OHIO, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.



By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF GEORGIA, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF INDIANA, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.



By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF INDIANA, L.P.
                                          By: The Aid Ambulance Company, Inc.
                                               Its General Partner

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)
  The Aid Ambulance Company, Inc.                  The Aid Ambulance Company, Inc.
  General Partner                                  General Partner

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF INDIANA II, L.P.
                                          By: The Aid Ambulance Company, Inc.,
                                               Its General Partner

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)
  The Aid Ambulance Company, Inc.                  The Aid Ambulance Company, Inc.
  General Partner                                  General Partner

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF KENTUCKY, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF MISSISSIPPI, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND*                       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF NEBRASKA, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF NEW YORK, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF NORTH FLORIDA, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director (Principal
Director (Principal Executive Officer)           Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF OHIO, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF OREGON, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF ROCHESTER, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF SAN DIEGO, INC.

                                          By: /s/ WILLIAM R. CROWELL

                                            ------------------------------------
                                            William R. Crowell
                                            Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Director
  Director
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER                         /s/ WILLIAM R. CROWELL
---------------------------------------------    ---------------------------------------------
Mark E. Liebner                                  William R. Crowell
As Attorney-in-Fact, pursuant to                 Chief Financial Officer
a Power of Attorney filed herewith.              (Principal Financial and
                                                 Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF SOUTH CAROLINA, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF SOUTH DAKOTA, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF TENNESSEE, L.P.
                                          By: Rural/Metro of Tennessee, G.P.,
                                          Inc.
                                            Its General Partner

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)
Rural/Metro of Tennessee, G.P., Inc.             Rural/Metro of Tennessee, G.P., Inc.
  General Partner                                  General Partner

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF TEXAS, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO OF TEXAS, L.P.
                                          By: R/M of Texas G.P., Inc.
                                            Its General Partner

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)                    R/M of Tennessee, G.P., Inc.
  R/M of Tennessee, G.P., Inc.                   General Partner
  General Partner

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO PROTECTION SERVICES, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          RURAL/METRO TEXAS HOLDINGS, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          SW GENERAL, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          SIOUX FALLS AMBULANCE, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          SOUTH GEORGIA EMERGENCY MEDICAL
                                          SERVICES, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          SOUTHWEST AMBULANCE OF CASA GRANDE,
                                          INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          SOUTHWEST AMBULANCE OF SOUTHEASTERN
                                          ARIZONA, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          SOUTHWEST AMBULANCE OF TUCSON, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
Director                                         (Principal Financial and Accounting Officer)
(Principal Executive Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          SOUTHWEST GENERAL SERVICES, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          THE AID AMBULANCE COMPANY, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          THE AID COMPANY, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director (Principal
Director (Principal Executive Officer)           Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          THE WESTERN NEW YORK EMERGENCY MEDICAL
                                          SERVICES TRAINING INSTITUTE INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          TOWNS AMBULANCE SERVICE, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director (Principal
  Director (Principal Executive Officer)         Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          UNITED MEDICAL SERVICES, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          VALLEY FIRE SERVICE, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and          Vice President and Director
  Director
(Principal Executive Officer)                    (Principal Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, on this 30th day of April, 1998.

                                          W & W LEASING COMPANY, INC.

                                          By: /s/ MARK E. LIEBNER

                                            ------------------------------------
                                            Mark E. Liebner
                                            Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Liebner as such signatory's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

By: /s/ WARREN S. RUSTAND                *       /s/ MARK E. LIEBNER
---------------------------------------------    ---------------------------------------------
Warren S. Rustand                                Mark E. Liebner
President, Chief Executive Officer, and
  Director
(Principal Executive Officer)                    Vice President and Director (Principal
                                                 Financial and Accounting Officer)

*By: /s/ MARK E. LIEBNER
---------------------------------------------
Mark E. Liebner
  As Attorney-in-Fact, pursuant to
  a Power of Attorney filed herewith.